                                             SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                              (Amendment No. _______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to & 240.14a-12

                                               ACXIOM CORPORATION
                                  ----------------------------------------------
                                 (Name of Registrant as Specified in Its Charter)

                      ----------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         filing for which the  offsetting fee was paid  previously.  Identify the previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

         1)                Amount previously Paid:

         2)                Form Schedule or Registration Statement No.:

         3)                Filing Party:

         4)                Date Filed:

                                                                                        [ACXIOM LOGO]

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ACXIOM CORPORATION

Notice of Annual Meeting

of Shareholders,

Proxy Statement and

Financial Information

Annual Meeting of Shareholders:
Wednesday, August 7, 2002, at 10:00 a.m.
DoubleTree Hotel
424 West Markham Street
Little Rock, Arkansas

----------------------------------------------------------------------------------------------------------------------

 Whether or not you will be able to attend the annual meeting, please sign and return the accompanying proxy or vote by telephone or through the web site listed in the voting instructions promptly so that you may be represented at the meeting.

----------------------------------------------------------------------------------------------------------------------

                                                ACXIOM CORPORATION
                                                 1 Information Way
                                            Little Rock, Arkansas 72202
                                                   501.342.1000
                                                  www.acxiom.com

                                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                              To Be Held August 7, 2002

                                                   [ACXIOM LOGO]

         Please join us for the 2002 Annual Meeting of Stockholders of Acxiom Corporation.  The meeting will be held on Wednesday, August 7, 2002, at 10:00 a.m., local time at the DoubleTree Hotel, 424 West Markham Street,
Little Rock, Arkansas.

         We are holding this meeting to:

         1.       Elect four directors to serve until the 2005 Annual Meeting of Stockholders;

         2.       Approve an increase in the number of shares available to be issued under our stock option plan by 2 million shares;

         3.       Act on a stockholder proposal regarding the independence of the Board of Directors' nominating committee described on pp. 24-26 of the Proxy Statement; and

         4.       Transact any other business that properly comes before the meeting.

         Appendix A to this Proxy Statement contains audited financial statements and other financial information required by the rules and regulations of the Securities and Exchange Commission.  A copy of our 2002 Annual
Report accompanies this Proxy Statement.

         To vote at the meeting, you must be a stockholder of record at the close of business on June 14, 2002.

                                                     By Order of the Board of Directors

                                                                Catherine L. Hughes
                                                                    Secretary
Little Rock, Arkansas
June 21, 2002

                                               YOUR VOTE IS IMPORTANT!

                        PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE BY TELEPHONE
                            OR THROUGH THE WEB SITE LISTED IN THE VOTING INSTRUCTIONS.

                                                  PROXY STATEMENT

         This Proxy Statement is being mailed beginning June 21, 2002, in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation, for use at the 2002 Annual
Meeting of Stockholders.  The Meeting will be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock,
Arkansas on Wednesday, August 7, 2002, at 10:00 a.m., local time.

                                                 TABLE OF CONTENTS

                                                               i

Appendix A - Consolidated Financial Statements and Other Annual Report Information:

   Management's Discussion and Analysis of Financial Condition and Results of Operations  . . . . . . A-1 - A-21

   Reports of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . A-22 - A-23

   Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . A-24

   Annual Financial Statements:

      Consolidated Balance Sheets as of March 31, 2002 and 2001  . . . . . . . . . . . .  . . . . . . A-25

      Consolidated Statements of Operations for the years ended March 31, 2002, 2001 and 2000 . . . . A-26

      Consolidated Statements of Stockholders' Equity for the years ended March 31, 2002,
      2001 and 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-27

      Consolidated Statements of Cash Flows for the years ended March 31, 2002, 2001 and 2000 . . . . A-28 - A-29

      Notes to the Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . A-30 - A-60

Appendix B - 2000 Associate Stock Option Plan of Acxiom Corporation . . . . . . . . . . . . . . . . . B-1

                                                                ii

QUESTIONS AND ANSWERS

Q:       Who can vote?

A:       If you owned any shares of Acxiom at the close of business on June 14, 2002, you are entitled to vote.

Q:       How many shares can vote?

A:       Every stockholder is entitled to one vote for each share held.  As of June 14, 2002, our record date,
         87,976,133 shares of common stock were issued and outstanding and are eligible to vote.  A list of our stockholders will be available for examination at our principal offices, 1 Information Way, Little Rock,
         Arkansas 72202, for at least 10 days prior to the 2002 annual meeting.

Q:       What may I vote on?

A:       The election of General Wesley K. Clark, William T. Dillard II, Harry C. Gambill and Thomas F. (Mack)
         McLarty, III to the Board of Directors; the approval of a 2 million share increase in the number of shares available for issuance under our stock option plan, and a stockholder proposal regarding the independence of the Board of Directors' nominating committee.

Q:       How does the Board recommend I vote on the proposals?

A:       The Board recommends a vote FOR each of the directors nominated for election; FOR the increase in the number of shares available for issuance under the stock option plan; and AGAINST the stockholder proposal regarding the independence of the Board's nominating committee.

Q:       How do I vote?

A:       You can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf.  There are three ways for you to send in your proxy:

         o        Sign and mail the proxy voting card in the enclosed return envelope;

         o        Call the 800 number listed in your proxy voting instructions to vote by telephone; or

         o        Log on to the Internet at the web site listed in your proxy voting instructions and follow the instructions at that site.

         You may also vote in person at the annual meeting, even if you have already sent in your proxy.

Q:       Who will count the votes?

A:       A representative of EquiServe, our transfer agent, will count the votes and act as the inspector of election.

Q:       What does it mean if I get more than one proxy card?

A:       If your shares are registered differently, or if they are in more than one account, you may receive more than one proxy card.  Follow the voting instructions on each proxy card to ensure that all of your shares are voted.

Q:       What vote is required to pass an item of business?

A:       A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the meeting is required to elect any director, to approve the increase in the number of shares available for issuance under our stock option plan, and to approve the stockholder proposal.

                                                                1

         Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares for all of the nominees for director, for the increase in the number of shares available under our stock option plan, and against the stockholder proposal.

Q:       Can I revoke my proxy?

A:       Yes.  There are three ways for you to revoke your proxy before your proxy holder votes your shares:

         o        File a written revocation with Acxiom's Secretary before the meeting;

         o        Sign and deliver before the meeting a proxy bearing a later date; or

         o        Vote in person at the meeting.

                                             PROPOSALS YOU MAY VOTE ON

1.       Election of Directors

         There are four nominees for election this year.  General Wesley K. Clark, William T. Dillard II, Harry
         C. Gambill and Thomas F. (Mack) McLarty, III currently are members of the Acxiom Board of Directors with terms that expire at the meeting.

2.       Increase in the Number of Shares Available Under the Stock Option Plan

         The Board of Directors has approved a 2 million share increase of the number of shares available for issuance under the 2000 Associate Stock Option Plan.  The purpose of the plan is to align the Acxiom associates' interests with the stockholders' and investors' interests; to motivate associates to achieve the highest level of performance; to retain key associates by linking executive compensation to Acxiom performance; and to attract the best candidates through competitive, growth-oriented plans.  The Board has determined that up to 2 million additional shares will be needed in order to meet the compensation needs anticipated for fiscal 2003.

3.       Stockholder Proposal

         We have received a proposal from a stockholder which would require that all members of the nominating committee of the Board of Directors be "independent," as defined by the stockholder and as more fully described below on pages 24-26 under "Stockholder Proposal."

         With respect to Proposal 1 - election of directors - the enclosed form of proxy provides a method for you to (1) vote for all nominees as a group, (2) vote only for certain nominees while withholding authority to vote for the other nominees, or (3) withhold authority for all nominees.  Please read the voting instructions contained in the attached proxy for information on how to withhold authority for any or all nominees.  If you withhold authority for a nominee, your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against the nominee, but they will be counted for quorum purposes. A majority of the votes cast at the meeting is required to elect any director.

         With respect to Proposal 2 - approval of an increase in the number of shares available for issuance under the stock option plan - the enclosed form of proxy provides a method for you to (1) vote for the proposal,
(2) vote against the proposal, or (3) abstain from voting.  By abstaining, your shares will not be voted either for or against the proposal, but will be counted for quorum purposes.  While there may be instances in which you will wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.  Provided a quorum is present, a majority of the votes cast at the meeting is required to approve the proposal to increase the number of shares available under the stock option plan.

                                                                2

         With respect to Proposal 3 - the stockholder proposal relating to the independence of the Board of
Directors' nominating committee, the enclosed form of proxy provides a method for you to (1) vote for the proposal, (2) vote against the proposal, or (3) abstain from voting.  By abstaining, your shares will not be voted either for or against the proposal, but will be counted for quorum purposes.  While there may be instances in which you will wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.  Provided a quorum is present, a majority of the votes cast at the meeting is required to approve the stockholder proposal

         Your Board unanimously recommends a vote FOR Proposals 1 and 2.  Detailed information on the Board of
         Directors, including the nominees for election, and the proposed increase in the number of shares available for issuance under the stock option plan is provided below.

         Your Board unanimously recommends a vote AGAINST Proposal 3 for the reasons stated below.

         Brokers who hold shares in street name for customers who are beneficial owners of the shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from their customers.  This is commonly referred to as a "broker non-vote."  Broker non-votes will be treated in the same manner as abstentions for quorum and voting purposes (i.e., counted for quorum purposes, but neither being voted for nor against the proposals and, therefore, having no effect on the outcome of the votes).

                                     INFORMATION ABOUT THE BOARD OF DIRECTORS

         General Wesley K. Clark, William T. Dillard II, Harry C. Gambill and Thomas F. (Mack) McLarty, III
currently are members of the Acxiom Board of Directors with terms that expire at the 2002 annual meeting.  If elected, Messrs. Clark, Dillard, Gambill and McLarty will serve for a three-year term. The names of the other six
Board members are: Dr. Ann Hayes Die, William J. Henderson and Charles D. Morgan, whose terms will expire at the
2003 annual meeting, and Rodger S. Kline, Stephen M. Patterson and James T. Womble, whose term will expire at the
2004 annual meeting.  In December 2001, the Board created a new board position and appointed General Clark to fill the position.

         Your proxy holder will vote your shares for the nominees unless you instruct otherwise.  If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority.  In the event of any director's resignation, death, disqualification or inability to serve, the Board will fill the vacancy.

Nominees For Director

         The Board nominates the following candidates for election at the 2002 annual meeting.
                                                                                                                Director
Name                                    Age     Business Experience                                             Since

General Wesley K. Clark                 57      General Clark (U.S. Army, Retired) is currently associated      2001
                                                with Stephens Group, Inc. of Little Rock, AR, working in high technology venture capital as Managing Director - Merchant
                                                Banking.  He is also a noted speaker presenting key insights on strategic leadership, foreign and military policy and high technology to corporate leaders and other audiences. General
                                                Clark also serves as a military analyst for Cable News
                                                Network. He serves on the Board of Directors of Entrust
                                                Corporation, Allied Worldwide Inc./North American Van Lines,
                                                Inc. and Messer Griesheim GmbH.  He serves pro bono as a
                                                distinguished senior advisor for the Center for Strategic &
                                                International Studies, a director of the Atlantic Council and a member of the board of the International Crisis Group.  He also serves on the boards of the American Academy of
                                                Achievement, National Endowment for Democracy, and United
                                                States-New Zealand Council.  General Clark began his military

                                                                3

                                                career by graduating first in his class at the U.S. Military
                                                Academy at West Point in 1966. Upon becoming the Supreme
                                                Allied Commander, Europe, in 1997, he was in overall command of NATO's military forces in Europe. He also served as the
                                                Commander in Chief of the U.S. European Command. In 1999,
                                                General Clark commanded the alliance's military response to the Kosovo crisis. He retired in 2000 after a highly
                                                distinguished and decorated 34-year military career. In that same year, he was awarded the Presidential Medal of Freedom, the nation's highest civilian honor.  In addition to his
                                                degree from West Point, General Clark received a master's
                                                degree in philosophy, politics and economics from Oxford
                                                University, where he studied as a Rhodes Scholar.

William T. Dillard II                   57      Mr. Dillard has served since 1968 as a member of the            1988
                                                Dillard's, Inc. Board of Directors and is Chief Executive
                                                Officer of Dillard's, Inc. of Little Rock, Arkansas, a chain of traditional department stores with over 300 retail outlets in 29 states.  In addition to Dillard's, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. and serves on the
                                                J.P. Morgan Chase & Co., National Advisory Board.  He holds a master's degree in business administration from Harvard
                                                University and a bachelor's degree in the same field from the
                                                University of Arkansas.

Harry C. Gambill                        56      Mr. Gambill is a director and has held the position of Chief    1992
                                                Executive Officer/President of Trans Union LLC of Chicago,
                                                IL, a company engaged in the business of providing consumer credit reporting services, since April 1992.  Mr. Gambill
                                                joined Trans Union in 1985 as Vice President/General Manager of the Chicago Division.  Mr. Gambill is also the Chairman of the Consumer Data Industry Association, and a director of
                                                Damian Services Corp., a temporary staffing technology
                                                company.   He holds degrees in business administration and
                                                economics from Arkansas State University and is a member of that institution's Business School Advisory Board.

Thomas F. (Mack) McLarty, III           56      Mr. McLarty is Vice Chairman and serves on the Board of         1999
                                                Directors of Asbury Automotive Group, Inc., which is one of the largest automotive retailers in the United States.  He is also Chairman and CEO of McLarty Companies, Inc., and McLarty
                                                Management Company, Inc., of Little Rock, Arkansas, and is
                                                Vice Chairman of Kissinger McLarty Associates of Washington
                                                D.C.  He is a board member of the Financial Times Advisory
                                                Board of London, England, the Americas Society of New York
                                                City, the Inter-American Dialogue of Washington, D.C., and
                                                the M.D. Anderson Cancer Center in Houston, TX. In 1983 he
                                                became chairman and chief executive officer of Arkla, a
                                                Fortune 500 natural gas company. He was appointed by
                                                President George Bush to the National Petroleum Council and
                                                the National Council on Environmental Quality, and he was a
                                                member of the St. Louis Federal Reserve Board from 1989
                                                through 1992.  Beginning in 1992, he served President Clinton in several key positions: Chief of Staff, Counselor to the
                                                President, and Special Envoy for the Americas, with over five years of service in the President's Cabinet and on the
                                                National Economic Council.  He holds a degree in business
                                                administration from the University of Arkansas.

                                                                        4

Other Directors
                                                                                                                Director
Name                                    Age     Business Experience                                             Since

Dr. Ann Hayes Die                       57      Dr. Die is Managing Director of Academic Search Consultation    1993
                                                Service in Washington, D.C., the oldest and largest higher education consultation and academic search firm in the United
                                                States focused on college and university presidencies.  Prior to accepting this position, Dr. Die was Vice President and
                                                Partner in A. T. Kearney, Inc.'s higher education practice.
                                                From 1992 - 2001, she served as President of Hendrix College in Conway, Arkansas.  She is a member of the Board of
                                                Directors of the National Merit Scholarship Corporation and
                                                Air University of the U. S. Air Force.  She is currently
                                                Chair of the Board for Educational and Institutional
                                                Insurance Administrators.  She is Past Chair of the Board of
                                                Directors of the National Association of Independent Colleges
                                                and Universities, the National Collegiate Athletic
                                                Association (NCAA) Division III Presidents Council, and the
                                                American Council on Education's Council of Fellows.  Her
                                                memberships have included the American Council on Education
                                                Board, the Arkansas Repertory Theatre Board, and the NCAA
                                                Executive Committee.  She formerly served as Dean of the H.
                                                Sophie Newcomb Memorial College and Associate Provost at
                                                Tulane University.  Dr. Die graduated summa cum laude from
                                                Lamar University, earned a master's degree from the
                                                University of Houston, and a Ph.D. in counseling psychology from Texas A&M University.

William J. Henderson                    55      Mr. Henderson was the 71st Postmaster General of the United     2001
                                                States and the fifth career employee to lead the world's
                                                largest postal system.  He served in that position from May
                                                1998 until his retirement in May 2001.  From 1994 until his appointment as Postmaster General and Chief Executive
                                                Officer, Mr. Henderson served as Chief Operating Officer of the USPS.  From 1992-1994, he served as Vice President of
                                                employee relations, then became Chief Marketing Officer and
                                                Senior Vice President.  In addition to his service in
                                                Washington, D.C., he has served in postal management
                                                positions in Chicago, Greensboro, Memphis and Stockton, among other locations.  In 1997, Mr. Henderson received the Postal
                                                Service's John Wanamaker Award, and in 1998 he received
                                                American University's Roger W. Jones Award for Executive
                                                Leadership.  In 1998, Mr. Henderson also received an honorary
                                                Mailing Excellence Award from the National Postal Forum for his work with the nation's professional mailing industry.  He is a graduate of the University of North Carolina at Chapel
                                                Hill and served in the U.S. Army.

Rodger S. Kline                         59      Mr. Kline serves as Acxiom's Operations Leader.  He joined      1975
                                                Acxiom in 1973 and has served as a director of the Company since 1975.  Mr. Kline holds a degree in electrical
                                                engineering from the University of Arkansas at Fayetteville, where for the past ten years he has served as Chairman of the
                                                College of Engineering Advisory Council.  Prior to joining
                                                Acxiom, Mr. Kline spent seven years with IBM Corporation and two years as an officer in the U.S. Army.

                                                                        5

Charles D. Morgan                       59      Mr. Morgan joined Acxiom in 1972.  He has been Chairman of      1975
                                                the Board of Directors since 1975, and serves as Acxiom's
                                                Company Leader.  He is also a director and past Chairman of the Board of the Direct Marketing Association.  In addition, he serves as a member and is the past Chairman of the Board of Trustees of Hendrix College.  He was employed by IBM
                                                Corporation prior to joining Acxiom. Mr. Morgan holds a
                                                mechanical engineering degree from the University of Arkansas.

Stephen M. Patterson                    51      Mr. Patterson is the former President, CEO, and major           2000
                                                shareholder of Leisure Arts, a publishing and direct mail
                                                company.  Leisure Arts was acquired by Time Warner in 1992.
                                                Mr. Patterson is currently an investor in Patterson
                                                Enterprises for which he served as President from 1994-2000.
                                                He currently is serving as Vice Chairman of the Board of
                                                Trustees of Hendrix College.  Mr. Patterson served on the
                                                Board of Directors of Worthen Bank and its successor, Bank of
                                                America-Arkansas, for 12 years.  Mr. Patterson has a bachelor of arts degree from Hendrix College, an electrical
                                                engineering degree from Columbia University, and a master's of business administration degree, also from Columbia
                                                University.

James T. Womble                         59      Mr. Womble joined Acxiom in 1974 and serves as a director of    1975
                                                the Company as well as one of Acxiom's Client Services
                                                Leaders.  Mr. Womble is also a director of Sedona
                                                Corporation.  Prior to joining Acxiom, he was employed by IBM
                                                Corporation.  He holds a degree in civil engineering from the
                                                University of Arkansas.

Board Meetings and Committees

         The Board holds quarterly meetings to review significant developments affecting Acxiom and to act on matters requiring Board approval.  The Board currently has four standing committees to assist it in the discharge of its responsibilities.  The committees are:

Audit Committee

         Reviews Acxiom's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the financial statements, the internal audit function (when applicable), and the legal compliance and ethics programs as may be established by Acxiom's management and the Board, and has the authority to investigate the financial and business affairs of Acxiom.

         The members of this Committee are Dr. Die and Messrs. Clark, Dillard, Henderson, McLarty and Patterson
         (Committee Chairman).

Compensation Committee

         Approves certain of Acxiom's compensation plans, administers Acxiom's stock option plans, and approves the compensation paid to Acxiom's senior leaders.

         The members of this Committee are Dr. Die and Messrs. Dillard and McLarty.

Executive Committee

         Implements the policy decisions of the Board and handles routine matters which have been delegated to the Executive Committee by the Board.

         The members of this Committee are Messrs. Kline, Morgan and Womble.

                                                                        6

Nominating Committee

         Makes recommendations to the Board regarding the selection of potential candidates for vacant director positions.  All nominations or appointments to the Board are approved by the full Board of Directors.

         The members of this Committee are Dr. Die and Messrs. Henderson and Patterson.

         During the past fiscal year, the Board met six times, the Audit Committee met four times, and the
Compensation Committee met one time.  Because there were no vacancies on the Board, the nominating committee had no meetings during the past fiscal year.  Action pursuant to unanimous written consent in lieu of a meeting was taken three times by the Board, ten times by the Compensation Committee and fourteen times by the Executive
Committee.  All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year except for Mr. Gambill, who attended two-thirds of the meetings.

                              PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES
                                       AVAILABLE UNDER THE STOCK OPTION PLAN

         In 2000, the Board of Directors and the stockholders approved the 2000 Associate Stock Option Plan of
Acxiom Corporation, with 6.5 million shares available for grant.  In 2001, the Board and the stockholders approved an increase in the number of shares available for issuance by 2.9 million (from an aggregate of 6.5 million to 9.4 million).  There are currently approximately 600,000 shares available for issuance under this plan and our previously approved stock option plans, which is not enough to provide for the option grants we anticipate needing for the next year.

         The majority - approximately 5 million shares - of the 9.4 million shares previously approved by the stockholders under this plan have been issued in lieu of cash compensation, in an effort to reduce our expenses during the past two years.  In June 2000, we instituted a pilot program whereby all associates were given the choice of selecting stock options in lieu of cash for all or part of their at-risk compensation for fiscal 2001.
A portion of all our associates' compensation is "at-risk," i.e., this part of their compensation is paid only upon the ultimate attainment of certain financial targets established at the beginning of each fiscal year.  (See the discussion in the Report of Compensation Committee under the heading "At-Risk Base Pay.")  Under the pilot program, approximately 1.6 million stock options were issued in response to the associates' elections.  These options vest over a six-year period, with 20% of the options becoming vested on each of the second through the sixth anniversaries of the grant date.

         In April 2001, as part of a major expense savings initiative, we required all of our associates (except for those making less than $25,000 per year and most non-U.S. associates) to take a 5% cut in base pay.  In exchange, stock options were granted to each affected associate on a $1 for $1 basis, (i.e., one dollar's worth of stock options, using the Black-Scholes valuation methodology, for each dollar's worth of salary reduction).
In addition to the mandatory pay cuts, in April 2001 we allowed our associates to take further, voluntary base pay reductions (up to a total of 20%), in exchange for additional stock options to be granted on a $2 for $1 basis.  Approximately 38% of the eligible associates accepted this offer and voluntarily agreed to reduce their base pay by more than 5%.  In June 2001, all company leaders who had not previously volunteered to take additional pay cuts up to 15% were required to do so.  Options were granted to these associates on a $1 for $1 basis in lieu of these pay cuts.  All of the options granted in April and June, 2001 in lieu of base salary became fully vested on April 1, 2002. A total of approximately 3.4 million options were issued for both the mandatory and voluntary base pay reductions.

         An additional 1.4 million stock options were issued to approximately 270 of our key associates in
October 2001 in an effort to retain those individuals and provide them with an incentive to remain employed with us, and as an expression of gratitude for their exceptional work under very difficult economic circumstances.
Fifty percent of those options vest over six years from the date of grant, while 25% became vested on the date of grant, and the other 25% will become vested in July 2002.

                                                                7

         For the current fiscal year, we intend to issue options primarily in connection with our standard long-term incentive compensation programs and for recruiting and retention purposes.  While we do not presently intend to issue any options in lieu of cash compensation during the current fiscal year, in the event that we did elect to do so later in the year, we believe that it would be to a significantly lesser extent than last year's issuances.  We have estimated that we will need a maximum of approximately 2 million shares in addition to the approximately 600,000 shares which still remain available for grant under our existing plans in order to fulfill this year's anticipated long-term incentive grants.  We therefore are requesting the stockholders to approve the proposal to increase the number of shares available under the stock option plan by 2 million shares.

         We believe that our use of stock options has served all of our stockholders well in the past.  In particular, the strategy we have utilized since 1993 for our long-term incentive grants has motivated our key associates to remain with the company and to focus on business initiatives that enhance the growth of our stock
price.   Under the Board's current guidelines for the issuance of long-term incentive options, only 50% of these options are issued at the fair market value of our stock on the date of grant.  The remainder are issued at above-market, premium prices up to a maximum of 150% of the fair market value on the date of grant.  When we first began issuing premium priced options in 1993 and for several years thereafter, we issued half of them at a premium of 200% of the fair market value.  In a recent survey performed by the National Association of Stock Plan
Professionals, only 3.8% of the 345 companies surveyed issue options at premium prices.

         In addition to the utilization of premium pricing, the current vesting schedule of six years for our long-term incentive options is longer than the vesting schedule typically used by other companies in our market space.  From 1983 when we initially went public until 1999, our vesting schedule was nine years, substantially
longer than the average.   Under the present six-year schedule, no options vest for the first two years;
thereafter, the options vest 20% per year from the second through the sixth anniversaries of the grant date.  Per the NASPP survey referenced above, approximately 95% of responding companies apply vesting schedules that will vest 100% of all options granted in five years or less.

         While the term of our stock options is currently 15 years, which is longer than average, we believe that the other conservative features of our long-term incentive program more than offset the longer term of the
options.   Strategies such as premium pricing and the utilization of a longer vesting schedule encourage our associates to think like long-term stockholders and bind them to Acxiom in ways that cash compensation cannot accomplish.  It is our belief that the use of stock options as a significant component of compensation is in the best interests of both our associates and our stockholders.  (See additional discussion of our leaders'
compensation in the Report of Compensation Committee below.)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                      INFORMATION ABOUT THE STOCK OPTION PLAN

Background

         In 2000, the stockholders approved the 2000 Associate Stock Option Plan of Acxiom Corporation.  The
purpose of the stock option plan is to further the growth and development of Acxiom by offering associates options to purchase shares of common stock.  We believe that providing our associates with a proprietary interest in Acxiom's business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders.

Description of the Stock Option Plan

         The following summary is a brief description of the stock option plan. A copy of the amended and restated plan is attached to this Proxy Statement as Appendix B, and stockholders are encouraged to read the plan for a complete statement of its provisions.

         Grant of Stock Options.  Under the stock option plan, Acxiom may grant both incentive stock options and stock options that do not qualify as incentive options (non-qualified stock options). See the discussion below

                                                                8

under "Federal Income Tax Treatment of Options."  We issue each option grant under a separate grant document which includes the following terms:

o        whether the option is an incentive option or a non-qualified option;
o        the number of shares of stock which may be purchased upon exercise of the option;
o        the exercise price to be paid for the shares;
o        the accepted form of payment for the shares purchased upon exercise;
o        the required period of continuous service, if any, by the participant; and
o        any other conditions to be satisfied before the option will vest and become exercisable.

         Shares Reserved for Issuance.  6.5 million shares of Acxiom common stock were initially reserved for issuance under the stock option plan.  In 2001, stockholders approved a 2.9 million share increase raising the total number of shares reserved for issuance to 9.4 million.  If the stockholders vote this year to approve the 2 million share increase, the total number of shares reserved for issuance will be 11.4 million.  Any shares of
Acxiom stock subject to an option that are canceled or unexercised within the exercise period will again be available for re-issuance under the Plan.  In the event there is any change in the number of shares of Acxiom stock subject to the stock option plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which options may be granted to any one participant, and the number of shares and the price per share subject to outstanding options will be proportionally adjusted.

         Acxiom has two other stock option plans - an Amended and Restated Key Associate Stock Option Plan as
well as a U.K. Share Option Scheme - both of which were originally adopted in 1987.  There are currently approximately 280,000 shares of common stock available for re-issuance under those plans. Acxiom will continue to use these shares for future grants until there are none left. We intend to use the 2000 Stock Option Plan, which currently has a total of approximately 320,000 shares available, for all other grants.  The total number of shares remaining available for grant under all of our plans is approximately 600,000.

         Administration.  The Acxiom Board of Directors or a committee of the Board comprised solely of outside directors administers the stock option plan.  The committee or the Board has full authority and discretion to administer the stock option plan, including the ability to determine:

o        to whom (within the class of eligible persons), and when awards will be granted;
o        whether to grant incentive options, non-qualified options or stock appreciation rights (described below);
o        the number of shares of stock subject to each grant;
o        the duration and exercise price of each grant, provided that the exercise price is no less than the fair market value of the stock on the date of grant;
o        any restriction, limitation, procedure or deferral related to a grant;
o        any other terms and conditions of the grants, including any acceleration or forfeiture of the options upon the occurrence of certain events; and
o        the extent to which grants will be made and operate with other benefits provided to associates.

Section 157 of the Delaware General Corporation Law was amended in 2001 so as to permit corporate officers to grant stock options and other rights to purchase stock.  In accordance with this amendment, the compensation committee of the Board has delegated to Company Leader Charles Morgan and Operations Leader Rodger Kline the
authority to grant stock options under our stock option plans, and to make corrections to stock option grants;
provided that:  (1) the number of stock options to be granted by these officers under the initial delegation may not exceed 500,000; (2) the exercise price for all stock options may not be lower than the fair market value of
Acxiom's stock on the date of grant, and may not be higher than 150% of the fair market value on the date of grant; (3) all grants made by the officers must be made pursuant to the Acxiom's standard form grant agreements;
and (4) the officers may not make any grants to themselves or to any other person who is required to file stock ownership reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange
Act of 1934.

                                                                9

The committee or the Board may establish any rules and regulations it considers necessary to administer the stock option plan.  All determinations of the committee or the Board will be final and conclusive for all purposes.

         Eligible Participants.  Participation in the stock option plan is limited to employees, officers, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company of Acxiom.
Any Acxiom executive officer named in the Summary Compensation Table of Acxiom's then current proxy statement for any year is not eligible to receive more than 600,000 stock options or stock appreciation rights in any three-year period.

         Exercise Price.  The committee or the Board determines the exercise price of all options granted under the stock option plan.  The exercise price of all options granted under the plan may not be less than 100% of the fair market value of Acxiom common stock on the date of the grant.  In the case of an incentive option granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock, the exercise price may not be less than 110% of the fair market value of Acxiom common stock on the date of the grant.  The aggregate fair market value of Acxiom common stock with respect to which incentive options are exercisable for the first time by a participant during any calendar year (determined at the date of grant) may not exceed $100,000.

         As described above in the Proposal and below in the Report of Compensation Committee, since 1993, Acxiom has routinely granted options with exercise prices ranging from 25% to 100% above current fair market value as part of its long-term incentive compensation program.  By granting options which are significantly under water at the time of grant, the recipients are motivated to increase stockholder value, and their interests are even more aligned with those of all other stockholders.

         Option Repricing.  Without the further approval of the stockholders of Acxiom, no outstanding stock option may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price.  This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom.

         Vesting.  Options granted under the stock option plan vest and become exercisable by a participant as determined by the committee or the Board, in its sole discretion, as specified in each grant document.

         Exercise Period.  The duration of options granted under the stock option plan, including the duration of options following a participant's termination of employment, death or disability, is determined by the committee or the Board in its sole discretion. Non-qualified options granted under the stock option plan may not be exercised more than fifteen years after the date of grant, and incentive options may not be exercised more than ten years after the date of the grant, although each may be granted for a lesser duration.  Incentive options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

         Payment for shares.  At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer.  Additionally, if approved by the committee or the Board (or its authorized designee), a participant may pay the exercise price by one of the following additional forms of payment:

o        via a "broker's cashless exercise" (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);
o        by delivering previously-owned shares of Acxiom common stock owned by the participant for at least six months and having a fair market value equal to the exercise price;
o        by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price;
         or
o        by any combination of the above.

         Stock Appreciation Rights.  Under the stock option plan, the committee or the Board may grant stock appreciation rights to participants who have been granted, or who are being granted options under the stock

                                                                10

option plan or as a stand-alone award.  When exercised, a stock appreciation right entitles the participant to receive (in cash or shares of Acxiom common stock as specified in the grant document) the excess of (1) the fair market value of a share of Acxiom common stock on the date of the exercise over (2) the price specified in the stock appreciation right.  If stock appreciation rights are identified with shares subject to a stock option, then, unless otherwise stated in the grant document, the participant's associated stock appreciation rights will become exercisable and will terminate upon the same terms as the option.  Stock appreciation rights not identified with an option will become exercisable by a participant and will terminate as determined by the committee or the Board, in its sole discretion, as specified in each grant.  The exercise price of any stock appreciation right will equal (1) for any stock appreciation right identified with a stock option, the exercise price of the option, or (2) for any other stock appreciation right, any price determined by the committee or the
Board in its sole discretion.  The provisions of the plan regarding administration of options, adjustments to grants upon certain events (i.e. reorganization or merger), transferability, conditions to exercise, and alteration, termination or waiver also apply to stock appreciation rights.

         Amendment and Termination.  The Board of Directors may amend the stock option plan at any time as it deems advisable, and the committee or the Board may amend the terms of outstanding grants; provided, however, that, any amendment that would impair the rights of a participant may not be made without the participant's consent.  To the extent necessary to comply with applicable laws and regulations, including federal tax laws and regulations of the Nasdaq Stock Market, certain amendments to the plan or any outstanding grant will require stockholder approval. The stock option plan may be terminated at any time by the Board.  No termination, however, will adversely affect the terms of any outstanding options.

         Merger or Sale of Acxiom.  In connection with a "change of control" of Acxiom (as defined by the committee or the Board in its discretion, but which may include a merger or consolidation of Acxiom, a sale of all or substantially all of its assets, the acquisition of a significant percentage of the voting power of
Acxiom, or a similar occurrence), the committee or the Board may determine that:  (1) outstanding options are immediately exercisable, and/or (2) outstanding options will terminate within a specified number of days after notice to the participant, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change of control over the exercise price of the option.

         Transferability.  Stock options (other than incentive options) and stock appreciation rights may be transferred (1) by gift or pursuant to a domestic relations order to members of the participant's immediate family, (2) to certain family-controlled entities, or (3) to other entities approved by the committee or the
Board.  Grants made under the stock option plan may provide that any shares of stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

         Federal Income Tax Treatment.  The following summary of certain federal income tax consequences of the grant and exercise of options and stock appreciation rights under the stock option plan is based on current U.S.
laws and regulations, all of which are subject to change.  This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or stock appreciation right, or any of the underlying shares of common stock.

                  Non-Qualified Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option.  Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Acxiom generally will be entitled to a federal income tax deduction in the same amount.

                  Incentive Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option.  The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant.  Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss)
measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom.  If a participant disposes of shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market

                                                                11

value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares.  Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

                  Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Acxiom receives no deduction.  The participant recognizes ordinary income and
Acxiom receives a deduction at the time of exercise equal to the cash and fair market value of Acxiom common stock payable upon exercise.

                                                  STOCK OWNERSHIP

         The following tables show the ownership of Acxiom common stock by major stockholders, directors and executive officers.

Ownership of Major Stockholders

         The following table lists the persons known by Acxiom to be the beneficial owners of 5% or more of our common stock.  The percentages of outstanding shares listed below are calculated based upon 87,800,901 shares of
Acxiom common stock issued and outstanding as of May 10, 2002.

                                                             Number of Shares
                                                             of Common Stock                        Percent of
Name and Address of Beneficial Owner                        Beneficially Owned                Outstanding Shares

Legg Mason, Inc.  . . . . . . . . . . . . . . . . . . . .       9,138,775(1)                        10.4%
   100 Light Street
   Baltimore, MD  21202

Mellon Financial Corporation  . . . . . . . . . . . . . .       5,105,778(1)                         5.8%
   One Mellon Center
   Pittsburgh, PA  15258

     (1) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

                                                                12

Holdings of Officers and Directors

         This table shows the amount of Acxiom common stock held by each director and the named executive officers on May 10, 2002.  It also shows the common stock held by all of Acxiom's directors and executive officers as a group on that date.

                                                                          Number of Shares
                                                                           of Common Stock          Percent of
Name of Beneficial Owner                                                 Beneficially Owned     Outstanding Shares

General Wesley K. Clark  . . . . . . . . . . . . . . . . . . . . . . . .        2,000                   *
Dr. Ann Hayes Die  . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,821                   *
William T. Dillard II  . . . . . . . . . . . . . . . . . . . . . . . . .       26,010                   *
Harry C. Gambill   . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,585                   *
William J. Henderson . . . . . . . . . . . . . . . . . . . . . . . . . .        4,538                   *
L. Lee Hodges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      153,114(1)                *
Jerry C. Jones . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      148,134(2)                *
Rodger S. Kline  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,217,240(3)               2.5%
Thomas F. (Mack) McLarty, III  . . . . . . . . . . . . . . . . . . . . .        6,005                   *
Charles D. Morgan    . . . . . . . . . . . . . . . . . . . . . . . . . .    4,090,982(4)               4.7%
Stephen M. Patterson   . . . . . . . . . . . . . . . . . . . . . . . . .       37,909                   *
James T. Womble    . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,762,725(5)               2.0%
All directors, nominees and executive officers, as a
     group (21 persons)    . . . . . . . . . . . . . . . . . . . . . . .    9,852,248(6)              11.2%

     *   Denotes less than 1%.

     (1) Includes 141,683 shares subject to currently exercisable options, of which 25,404 are in the money.

     (2) Includes 143,031 shares subject to currently exercisable options, of which 20,616 are in the money.

     (3) Includes 288,486 shares subject to currently exercisable options, of which 75,416 are in the money.

     (4) Includes 307,135 shares subject to currently exercisable options, of which 75,304 are in the money.

     (5) Includes 454,716 shares subject to currently exercisable options, of which 264,433 are in the money.

     (6) Includes 2,330,714 shares subject to currently exercisable options, of which 1,035,057 are in the money.

                                                                13

                                              EXECUTIVE COMPENSATION

         This table shows the compensation during each of Acxiom's last three fiscal years paid to Charles D.
Morgan, the Company Leader, and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended March 31, 2002.

Summary Compensation Table

                                                                               Long Term
                                                 Annual Compensation         Compensation
                                      ------------ -------- --------------- ----------------

                                                                              Securities
         Name and                                            Other Annual     Underlying       All Other
         Principal            Year      Salary      Bonus    Compensation     Options(#)      Compensation
         Position                         ($)        ($)        ($)(1)                           ($)(3)

---------------------------- -------- ------------ -------- --------------- ---------------- ---------------

Charles D. Morgan             2002     $564,000      ___       $73,018          81,639(2)       $19,167
  Chairman of the Board       2001      705,000      ___             0          72,803           24,403
  and Company Leader          2000      595,000      ___             0         208,500           19,699

Rodger S. Kline               2002      372,800      ___        48,264          53,962(2)        12,675
  Company Operations          2001      466,000      ___             0          48,157           17,350
  Leader                      2000      394,000      ___             0         138,066           12,180

James T. Womble               2002      310,400      ___        40,186          44,930(2)        11,484
  Client Services             2001      388,000      ___             0          45,658           14,753
  Organization Leader         2000      326,000      ___             0         114,237           10,797

L. Lee Hodges                 2002      288,400      ___        32,670          38,114(2)         9,684
  Outsourcing and IT          2001      360,500      ___             0          26,941           13,750
  Organization Leader         2000      307,500      ___             0          33,022           14,069

Jerry C. Jones                2002      289,000      ___        30,813          32,603(2)             0
  Business Development/       2001      340,000      ___             0          27,697            5,544
  Legal Leader                2000      307,000      ___             0          86,628            5,181

     (1) This amount represents the named individuals' at-risk pay for each fiscal year.  See discussion of
         "At-Risk Base Pay" below under "Report of Compensation Committee."  In August 2000, each of the named executive officers received stock options in lieu of cash at-risk payments for fiscal year 2001.

     (2) See footnotes to "Option Grants For Last Fiscal Year" below.

     (3) This amount represents Acxiom's contribution on behalf of each named executive officer to Acxiom's
         401(k) and supplemental executive retirement plans.

                                                                14

Option Grants For Last Fiscal Year

         This table contains information concerning options to acquire shares of Acxiom stock granted during the past fiscal year to the named executive officers.

                                                Individual Grants

                                                             Percent of
                                                               Total
                                             Number of        Options
                                            Securities        Granted
                                            Underlying           to
                                              Options        Employees      Exercise or                    Grant Date
                                              Granted        in Fiscal      Base Price     Expiration     Present Value
                  Name                          (#)             Year          ($/Sh)          Date           ($)(4)

Charles D. Morgan . . . . . . . . . . .       4,028(1)           .05           $11.50         4/01/16       $35,245
                                             20,796(2)           .28           13.33          4/10/16       211,495
                                             56,815(3)           .77           11.14         10/01/16       484,064

Rodger S. Kline . . . . . . . . . . . .       2,662(1)           .04           11.50          4/01/16        23,293
                                             13,746(2)           .19           13.33          4/10/16       139,797
                                             37,554(3)           .51           11.14         10/01/16       319,960

James T. Womble . . . . . . . . . . . .       2,217(1)           .03           11.50          4/01/16        19,399
                                             11,445(2)           .15           13.33          4/10/16       116,396
                                             31,268(3)           .42           11.14         10/01/16       266,403

L. Lee Hodges . . . . . . . . . . . . .       2,060(1)           .03           11.50          4/01/16        18,025
                                             10,634(2)           .14           13.33          4/10/16       108,148
                                             25,420(3)           .34           11.14         10/01/16       216,578

Jerry C. Jones  . . . . . . . . . . . .       1,942(1)           .03           11.50          4/01/16        16,993
                                              6,686(2)           .09           13.33          4/10/16        67,997
                                             23,975(3)           .32           11.14         10/01/16       204,267

     (1) These options were granted on April 2, 2001 in exchange for a mandatory 5% pay reduction.

     (2) These options were granted on April 11, 2001 in exchange for the executive officer's having voluntarily taken a further pay reduction over and above the mandatory 5% reduction.

     (3) These options were granted on October 2, 2001.

     (4) The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options.  The following underlying assumptions were used to derive the present value of these options:  expected volatility of Acxiom's common stock of 64% to 66%, based upon the actual monthly volatility as represented by the standard deviation in the stock price variance for the two years prior to the grant date; a risk-free rate of return of 4.50% to 5.12%, based on the yield of the two-year U.S. treasury notes as of the grant date; and exercise of the option ten years after the grant date.  The actual value, if any, the named individuals may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; consequently, there is no assurance the value realized by the named individuals will be at or near the value estimated by the
         Black-Scholes Option Valuation Model.

                                                                15

Option Exercises and Fiscal Year End Option Values

         This table shows all stock options exercised by the named executives during the fiscal year ended March
31, 2002, and the number and value of the options they held at fiscal year end.

                                                            Number of
                                                            Securities                    Value of
                                                            Underlying                   Unexercised
                                                           Unexercised                  In-the-Money
                                                             Options                       Options
                            Shares         Value        at Fiscal Year-End           at Fiscal Year-End
                          Acquired on    Realized              (#)                           ($)
         Name            Exercise (#)       ($)     Exercisable Unexercisable     Exercisable Unexercisable

Charles D. Morgan               0             $0      640,819     195,230      $4,681,499       $410,147
Rodger S. Kline           196,008        322,463      244,748     209,271         463,971        270,802
James T. Womble                 0              0      418,391     174,064       2,788,280        226,465
L. Lee Hodges                   0              0      122,634     125,242          38,130        166,577
Jerry C. Jones                  0              0      117,688     126,241          35,964        144,346

Equity Compensation Plan Information

The following table contains information about the Acxiom common stock which may be issued upon the exercise of options under our existing equity compensation plans, as well as pursuant to certain outstanding warrants, as of
March 31, 2002:

                                              (a)                     (b)                      (c)
             Plan category            Number of securities     Weighted-average       Number of securities
                                       to be issued upon       exercise price of      available for future
                                          exercise of        outstanding options,     issuance under equity
                                      outstanding options,    warrants and rights      compensation plans
                                      warrants and rights                             (excluding securities
                                                                                    reflected in column (a))

     ------------------------------- ----------------------- ---------------------- --------------------------
     Equity compensation plans           19,907,697(1)              $16.83                   602,983
     approved by stock holders

     ------------------------------- ----------------------- ---------------------- --------------------------
     Equity compensation plans not         411,683(2)                21.20                     N/A
     approved by stock holders

     ------------------------------- ----------------------- ---------------------- --------------------------
     Total                                 20,319,380                16.92                   602,983

     (1) This figure represents stock options issued under approved stock option plans, 2,260,254 of which options were assumed in connection with our acquisitions of May & Speh, Inc., DataQuick Information
         Systems and ProCD, Inc. in 1998, 1996 and 1995, respectively.

     (2) Under the terms of a 1999 data management outsourcing agreement between Acxiom and Allstate Insurance
         Company, one of our customers, an aggregate of 204,910 warrants were issued in 1999, 2000 and 2001 to
         Allstate in connection with annual incremental net revenue increases under the agreement.  The weighted
         average exercise price of these warrants is $24.93.   This figure includes an additional 206,773
         outstanding warrants at an exercise price of $17.50 per share which were issued in connection with the acquisition of a business by May & Speh, which options were assumed by us as part of our acquisition of
         May & Speh in 1998.

                                                                16

Compensation of Directors

          In February 2002, each outside director received 2,000 shares of unregistered Acxiom common stock as an annual retainer.  In addition, each outside director receives a $2,000 fee for each Board meeting he or she attends and $1,000 per Committee meeting.  The Audit Committee Chairman receives an additional $4,000 per quarter for his services as Chairman.  The outside directors may elect to receive their meeting fees in Acxiom stock, cash or a combination of each.  Outside Board members are also reimbursed for expenses reasonably incurred in connection with their service on the Board.  Inside directors do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Dr. Die and Messrs. Dillard and McLarty.  No compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of Acxiom serve on the Compensation Committee.

Report of Compensation Committee

         The Compensation Committee of the Board of Directors makes decisions on the compensation of Acxiom's leadership team.  The Compensation Committee members are non-employee, outside directors pursuant to Securities
and Exchange Commission rules and applicable Treasury regulations.   Set forth below is a report submitted by Ann
Hayes Die, William T. Dillard II and Thomas F. (Mack) McLarty, III, in their capacity as members of the Board's
Compensation Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

Compensation Policies

         Compensation for Acxiom's leadership is based upon principles designed to align leadership compensation with business strategy, Acxiom values and management initiatives.  The plan is designed to:

                o  align the leaders' interests with the stockholders' and investors' interests,
                o  motivate the leaders to achieve the highest level of performance,
                o  retain key leaders by linking executive compensation to Acxiom performance, and
                o  attract the best candidates through competitive, growth-oriented plans.

         The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity.  Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance.
The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when external, internal and/or individual circumstances warrant it.  Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.  See "Components of Compensation" below.

         The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests and the enhancement of stockholder value.  Thus, the Committee has also increasingly utilized these elements in Acxiom's compensation program for its leadership team.

Components of Compensation

         Compensation paid to Acxiom's leaders in the last fiscal year, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive compensation ("LTI") granted under Acxiom's stock option plans. Not-at-risk base pay is targeted at the 75th percentile of the market for senior leaders and the 50th percentile for all other leaders.  The compensation system contains varying compensation levels for determining at-risk base pay and LTI, which provides flexibility in establishing appropriate compensation packages for Acxiom's leadership.  The plan provides for increasingly

                                                                17

large percentages of total compensation being weighted towards at-risk pay and, to an even greater degree, toward
LTI. The higher the compensation level, the greater the overall percentage of at-risk and LTI.  Under the plan, the compensation for Acxiom's senior leaders, who participate in the top three levels of the plan, is as follows:
not-at-risk base pay (30-45%); at-risk base pay (25%); and LTI (30-40%).

         Not-At-Risk Base Pay - Base pay levels are largely determined through market comparisons.  Actual salaries are based on individual performance contributions and the use of market surveys for comparable companies and positions.  Base salaries for Acxiom's senior leadership were targeted in the last fiscal year to represent
35-40% of total compensation, which includes the annual at-risk base pay and LTI compensation.  For other corporate, group and business unit level leaders, base salaries were targeted at 40-70% of total compensation.

         At-Risk Base Pay - In the past fiscal year, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders.
Attainment of targeted at-risk base pay is largely determined by using the EVA(R)(Economic Value Added) model.
(EVA is a registered trademark of Stern Stewart & Co.) EVA measures a company's performance by taking its after-tax operating profit and subtracting the cost of capital.  For fiscal 2002, the cash at-risk base pay for all of Acxiom's leaders was funded at the end of the fiscal year based upon a comparison of our actual performance to the earnings per share targets which had been established at the beginning of the fiscal year, resulting in a cash at-risk payment amounting to 14.5% of the total opportunity.

         Long-Term Incentive Compensation - The Committee's LTI plan is composed of awards of stock options designed to align the long-range interests of Acxiom's leadership team and its stockholders and to assist in the retention of key associates.  Currently, the long-term incentives are targeted to represent 35-40% of total compensation for senior leadership and 15-35% for other corporate, group and business unit leaders.  Once every three years, senior leadership members are granted the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders.  Their most recent three-year grant occurred in May, 1999.  They will not be eligible for new grants of LTI options until August, 2002, assuming that the proposal relating to the increase in the number of available shares under our 2000 Stock Option Plan is adopted by the stockholders.

         Under the Committee's current guidelines, the terms of LTI non-statutory options are 15 years, and the exercise prices are: one-half at the fair market value on the date of grant, one-fourth at a 25% premium over market, and one-fourth at a 50% premium over market.  When we first began issuing premium priced options in 1993,
LTI options were granted one-fourth at fair market value, one-fourth at a 50% premium over market, and one-half at a 100% premium over market. The LTI vesting period for options granted in and after 1999 was changed from nine to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries.
These changes were made to make Acxiom more competitive with other companies in the information technology industry.

         Incentive Bank - One of the features of Acxiom's leadership incentive plans is the  "incentive bank,"
which permits the retention of half of any amounts achieved over and above the annual EVA targets.  The EVA attainment above the company target for the year is divided equally between Acxiom's stockholders (in the form of additional earnings) and Acxiom associates (in the form of over-attainment bank credits).  The associates' half is split among all of Acxiom's EVA-based incentive plans. Each year's over-attainment amount is added to the associates' existing bank balances. Up to one-third of the resulting bank balances may be paid out each year, in cash or stock options, subject to the discretion of the Acxiom internal compensation committee.  In the event of under-attainment, negative adjustments are likewise made to the affected associates' bank balances.  In fiscal
2002, a cash payment was made to eligible associates, equaling one-third of the fiscal 2001 ending bank balance.

         Supplemental Executive Retirement Plan - All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 100% of their pretax income into the plan.  Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the leadership team members' combined contributions under both the SERP and Acxiom's 401K
Retirement Plan.  The Acxiom matching portion is paid in Acxiom common stock.

                                                                18

         Other Compensation Plans -  Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

         With respect to fiscal 2002, which began April 1, 2001, Mr. Morgan's base pay was decreased by 20%.
Five percent of Mr. Morgan's total decrease was mandated by Acxiom, due to the need to reduce expenses following
Acxiom's failure to meet its revenue and income targets for fiscal 2001.  The other 15% was voluntary.   In a
plan approved by this Committee, substantially all of Acxiom associates' base salaries were cut 5% in April 2001, and all were given the choice of taking additional voluntary cuts in base pay, up to a maximum of 20%, in exchange for stock options.  Options were granted on a $1-for-$1 basis for the 5% cuts, and were granted on a
$2-for-$1 basis for the voluntary cuts over and above 5%.   On April 1, 2002, the voluntary pay reductions for
all associates, including Mr. Morgan, were reinstated, but the mandatory reductions still remain in place.

         For fiscal 2002, the Company's earnings per share results and the Company's EVA attained were the primary bases for determining the at-risk base pay earned by Mr. Morgan.  Mr. Morgan's fiscal 2002 at-risk payment was made in cash in the amount of $73,018, representing 14.5% of his total fiscal 2002 opportunity.

         On May 3, 2001 Mr. Morgan received a cash payment of $70,189 from the incentive bank maintained under the leadership compensation plan.  This payment was for performance in fiscal 2000.  As noted above under the heading "Incentive Bank," this plan permits the retention of half of any amounts achieved over and above the annual EVA targets.  Up to one-third of any over-attainment balance may be paid out annually in cash or stock options.

         On October 2, 2001 Mr. Morgan was granted 56,815 stock options as part of a special grant made to approximately 270 of Acxiom's key associates. The stock options issued to Mr. Morgan were granted at an exercise price of $11.14, the fair market value on the date of grant. The vesting schedule for this grant provided for
14,204 of the options to be fully vested as of the date of grant, 14,204 to become vested as of July 2, 2002 and the remaining options to become vested over six years. The actual value, if any, Mr. Morgan may ultimately realize will depend on the excess of the stock price over the exercise price on the date he exercises the options. In any event, until the price of the Company's stock reaches $19.66, Mr. Morgan will be unable to realize the full value of this grant.

         All of the stock option grants described above were intended to further encourage Mr. Morgan's long-term performance while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom's common stock.

Section 162(m), "Limit on Deductibility of Compensation Expense"

         Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the
Summary Compensation Table that exceeds $1,000,000.  However, this deduction limit does not apply to
"performance-based compensation" paid pursuant to plans approved by stockholders.  The Board has administered its compensation plans so as to comply with Section 162(m) and to thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with Section
162(m) in the future.

Submitted by the Compensation Committee:

         Dr. Ann Hayes Die          William T. Dillard II              Thomas F. (Mack) McLarty, III

                                                                19

Change in Control Arrangements / Agreements with Management

         In August 2001, the Board of Directors approved of the execution of Executive Security Agreements between Acxiom and its leaders (listed in the Organizational Chart on pages 10 - 11 of the Annual Report which accompanies this Proxy Statement), including the named executive officers listed in the compensation tables above.  A summary of the purpose and terms of these agreements is set forth below:

Purpose of Executive Security Agreements

         The purposes of the Executive Security Agreements (also known as "parachute" agreements) are:

         *    To allow us to attract and retain senior leaders, while also allowing our management to act in a disinterested manner during any takeover negotiations by eliminating many of the personal
              uncertainties created by an actual or threatened change of control.   These agreements are even
              more important if an attempted change of control is defeated.  In that situation, a company needs to keep its leadership focused on running the company during such an attempt.  In the event of a failed takeover attempt, a company needs its leaders to remain actively engaged in fully focusing on the company's business before, during and after the contest.

         *    To allow our stockholders to have the benefit of stable leadership during a takeover attempt, thereby minimizing the disruptive effects of a takeover attempt.

         *    To provide our leaders with the assurance that any implicitly deferred compensation that they have been foregoing will be paid in the event of a change of control.  For example, we have recently been heavily investing in our technology products, and as a result, a portion of our executives'
              compensation which otherwise would have been paid in cash has been paid in stock options (many of which are now under water).

         *    To prevent our key executives from being recruited away by other companies.

Events Triggering Payment

         Payments under the Executive Security Agreements will be triggered if a leader is terminated (other than for cause) within the three-year period following a change of control, or if he or she resigns for good reason,
e.g., a demotion, reduction in salary, relocation, significant change in responsibilities, etc.  "Termination for cause" is a termination based on a leader's willful and continued failure to substantially perform his or her duties, or acting in bad faith against the best interests of Acxiom.  No payments are paid upon death or disability of a leader.

"Change of Control"

     A "change of control" is defined as any situation in which one of the following events has occurred:

     (a)      A third party acquires 50% or more of the Acxiom's stock.

     (b)      A third party acquires more than 20% but less than 50% of our stock and the acquisition was not approved by the Board of Directors which is in place immediately prior to the acquisition.

     (c)      Acxiom makes a filing with the SEC declaring that a change of control has occurred.

     (d)      The make-up of the Board of Directors has changed so that the individuals who comprised the Board immediately before the change of control no longer constitute a majority of the Board.

     (e)      Acxiom is merged, consolidated, combined or reorganized with or into another entity, or we sell all or substantially all of our assets to a third party, and as a result, less than a majority of the combined voting power of the then outstanding stock of the acquirer are held by the Acxiom stockholders.

     (f)      Acxiom is dissolved or liquidated.

                                                                20

Amount Payable

         The amount payable to a leader under the Agreement is:

         o        2.99 times annual compensation if terminated in Year 1 after a change of control;
         o        2 times annual compensation if terminated in Year 2 after a change of control; or
         o        1 times annual compensation if terminated in Year 3 after a change of control.

         The base annual compensation amount is calculated in accordance with IRS Section 280G, which generally is the average annual compensation reflected on an individual's W-2 form (including income realized from the exercise of stock options) for the five tax years preceding the year in which the change of control occurs.  In addition, the agreement provides for a "Gross-Up Payment" to the leaders in the event that the parachute payment triggers any excise tax payments.

                                           Report of the Audit Committee

           The Audit Committee of the Board of Directors consists of General Wesley K. Clark, Dr. Ann Hayes Die,
William T. Dillard II, William J. Henderson, Thomas F. (Mack) McLarty, III, and Stephen M. Patterson, Chairman.
The Audit Committee reviews our financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Board of Directors has adopted a written charter for the Audit Committee, and the Committee has satisfied its responsibilities under the charter for the fiscal year ended on March 31, 2002.

           The Audit Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2002, as well as any material financial or non-financial arrangements of Acxiom which do not appear on the financial statements; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (as amended by Statement on
Auditing Standards No. 90), Communication with Audit Committee; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence
Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence; and (5) discussed with the auditors their independence.

           Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2002 be included in this Proxy Statement as
Appendix A and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee:

           General Wesley K. Clark                     William J. Henderson
           Dr. Ann Hayes Die                           Thomas F. (Mack) McLarty, III
           William T. Dillard II                       Stephen M. Patterson, Chairman

                                                                21

                             Fees Billed for Services Rendered by Independent Auditor

           Arthur Andersen LLP was our independent auditor during the past fiscal year and also provided certain consulting services for us.  For the fiscal year ended March 31, 2002, Arthur Andersen billed us in the approximate amounts set forth below:

Audit fees (including quarterly reviews)                                               $   385,000

Financial information systems design and implementation fees                           $ 1,125,331

All other fees
     Audit related                                                                     $   121,134
     All other (includes tax services, review of data center controls, and
     operational consulting)                                                           $ 1,283,980

                      Total                                                            $ 2,915,445

                                              Stock Performance Graph

         The graph below compares for each of the last five fiscal years the cumulative total return on Acxiom's common stock, the Nasdaq Stock Market - U.S. Index, and the Nasdaq Stock Market - Computer and Data Processing
Index.  The cumulative total return on Acxiom's common stock assumes $100 invested on March 31, 1997 in Acxiom's common stock.

        YEAR                            1997      1998      1999      2000      2001      2002

Acxiom Corporation                      $100      $178      $184      $231      $145      $119
NASDAQ - US Index                        100       152       205       381       152       153
NASDAQ - Computer & Data Processing  100       175       285       513       174       178

*    $100 INVESTED ON 03/31/97 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING
     MARCH 31.

                                                                22

                                               CERTAIN TRANSACTIONS

         1.       Acxiom is a corporate sponsor of RM Promotions, LLC in the 2002 NASCAR truck racing series.
Rob Morgan, an employee and majority owner of RM Promotions, is the son of Company Leader Charles D. Morgan, who
has a minority interest in RM Promotions.  Under the agreement, RM Promotions will support Acxiom customers and promote Acxiom products and services at the NASCAR events.  RM Promotions will also assist Acxiom in providing hospitality facilities for Acxiom customers at selected racing events.  The sponsorship fee paid by Acxiom to RM
Promotions in the prior fiscal year was $1,500,000, and the fee to be paid in the current fiscal year is
$1,000,000.

         2.       Acxiom leases an aircraft from MorAir, Inc., a corporation controlled by Charles D. Morgan, for approximately $75,000 per month, plus maintenance and insurance.  The term of this aircraft lease expires in
August 2006.  The terms of the lease have been found by the Board of Directors to be as good or better than those which could have been obtained from an unrelated third party.

         3.       We have a consulting agreement with McLarty Management Company, Inc., of which one of our directors, Thomas F. (Mack) McLarty, III, is Chairman and CEO.  As of the end of our most recent fiscal year
(March 31, 2002), we had paid a total of $84,000 under the contract.  McLarty Management provides consulting services to assist us with the development of clients in the travel and entertainment industry.  We anticipate minimum base payments in the 2003 fiscal year to be $120,000, and if customer contracts are signed as a result of
McLarty Management's efforts on our behalf, commissions on resulting revenues may also be payable.

         4.       We have an agreement with an affiliate of Stephens Group, Inc, General Wesley K. Clark's employer, whereby we have retained the consulting services of the Stephens Group affiliate and General Clark in connection with our pursuit of contracts with various agencies within the government.  Under the agreement, commissions are payable to the Stephens Group affiliate on revenue from government contracts attributable to their efforts, which commissions are offset against an annual consulting fee of $300,000.

         5.       In accordance with a data center management agreement dated July 27, 1992 between Acxiom and
Trans Union LLC, Acxiom (through its subsidiary, Acxiom CDC, Inc.) acquired all of Trans Union's interest in its
Chicago data center and agreed to provide Trans Union with various data center management services.  The current term of the agreement expires in 2005.  In the past fiscal year, Acxiom recognized approximately $50.6 million in revenue from Trans Union.  In a 1992 letter agreement, Acxiom agreed to use its best efforts to cause one person designated by Trans Union to be elected to Acxiom's Board of Directors.  Trans Union designated its CEO and
President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected by the stockholders at the 1993 annual meeting to serve a three-year term.  He was elected to serve additional three-year terms at the 1996 and 1999 annual meetings, and is a nominee for director at the 2002 annual meeting.
Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement which continued the then-current term through 2002, Acxiom agreed to use its best efforts to cause two people designated by Trans Union to be elected to Acxiom's Board of Directors.  In addition to Mr. Gambill, Trans Union designated Robert A. Pritzker, an executive officer of Marmon Industrial Corporation, who was appointed to fill a newly created position on Acxiom's Board of Directors in October 1994.  Mr. Pritzker was elected by the stockholders to serve a three-year term at the 1995 annual meeting and was elected to serve a second three-year term at the 1998 annual meeting.  Mr. Pritzker resigned from the Board in May 2000 to attend to other business obligations. While these undertakings by Acxiom are in effect until the end of the current term of the agreement
(2005), Acxiom has been notified that Trans Union does not presently intend to designate another individual to serve as director.

                                                                23

                                       SECTION 16(a) REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom's executive officers, directors, and the owners of more than ten percent (10%) of Acxiom's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These reports are also filed with the National
Association of Securities Dealers, Inc.  A copy of each report is furnished to Acxiom.

         SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2002, we believe that all Section 16(a) filing requirements were met.

                                STATEMENT REGARDING CHANGE IN INDEPENDENT AUDITORS

         On May 15, 2002, the Audit Committee of the Board of Directors approved the engagement of KPMG LLP as the independent auditors for Acxiom.  On May 16, 2002, KPMG LLP replaced Acxiom's former independent auditors,
Arthur Andersen LLP.

         During the two fiscal years ended March 31, 2002 and 2001 and the subsequent interim period through May
16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement.  The independent auditors' report of Arthur Andersen LLP on the consolidated financial statements of Acxiom Corporation and subsidiaries as of and for the years ended March 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two fiscal years ended March 31, 2002 and 2001, and the subsequent interim period through May
16, 2002, KPMG LLP was not consulted by Acxiom, or by anyone on Acxiom's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acxiom's financial statements.

                                            INDEPENDENT PUBLIC AUDITORS

         During the past fiscal year, Arthur Andersen LLP served as Acxiom's independent auditor.  As noted
above, KPMG LLP was named as our independent auditor effective May 16, 2002.  Both auditors will have the opportunity to make a statement at the 2002 annual meeting if they desire to do so and to respond to appropriate questions.  We anticipate that a representative of KPMG will be present at the meeting, but do not expect any representatives from Arthur Andersen to be present.

                                               STOCKHOLDER PROPOSAL

         Stockholders who intend to present proposals at the 2003 Annual Meeting, and who wish to have those proposals included in Acxiom's Proxy Statement for the 2003 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 1 Information Way, Little Rock, Arkansas 72202, prior to February 22,
2003.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for Acxiom's 2003 Annual Meeting.

                                                                24

The following stockholder proposal and supporting statement has been received by Acxiom.

                                 "CREATION OF AN INDEPENDENT NOMINATING COMMITTEE"

         "Submitted on behalf of the New York City Police Department Pension Fund by the Comptroller of the City
of New York.

         WHEREAS, the board of directors is meant to be an independent body elected by stockholders and charged by law and stockholders with the duty, authority and responsibility to formulate and direct corporate policies,
and

         WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

         WHEREAS, we believe that directors, who are independent of management, are best qualified to act in the interest of stockholders and can take steps necessary to recruit, nominate and present new directors to stockholders, and

         WHEREAS, we believe in the selection of new directors is an area in which inside directors may have a conflict of interest with stockholders, and

         WHEREAS, we believe that an increased role for the independent directors would help our company to improve its long-term financial condition, stock performance and ability to compete,

         NOW THEREFORE, BE IT RESOLVED:  the stockholders request that the company establish a nominating committee to recommend candidates to stand for election to the board of directors.  The Committee shall be composed solely of independent directors.  For these purposes, an independent director is one who: (1) has not been employed by the company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is, or has been within the last five years, one of this company's paid advisors or consultants; (3) is not employed, nor has been employed with the last five years, by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services), whether or not as an employee for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of any person who is, or has been in the past five years, a member of the company's management; and (7) is not part of an interlocking directorate in which the CEO or other executive officers of this company serves on the board of a corporation that employs the director.

                                               STATEMENT OF SUPPORT

         As long-term investors we are concerned about our company's prospects for profitable growth.  This proposal is intended to strengthen the process by which nominees are selected for election to the board of directors.  We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

         We urge you to vote FOR this proposal."

                            BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE PROPOSAL

         The Board of Directors urges a vote against the stockholder proposal in that the members do not believe that Acxiom's stockholders as a whole would significantly benefit from perpetually having a nominating committee
comprised solely of independent directors, as "independence" is defined in the proposal.   The Board has
acknowledged that the recruiting efforts of its inside directors have led to the addition of several extremely qualified outside directors to the Board, such as former Postmaster General William Henderson, former White House
Chief of Staff Thomas F. (Mack) McLarty, III, and General Wesley K. Clark, former Supreme Allied Commander of
NATO.  Without the efforts of the inside directors, those outside directors would likely not have been submitted as candidates for the Board.  The Board therefore believes that it is in the stockholders' best interests that

                                                                25

the Board be allowed to remain flexible with respect to the make-up of its nominating committee, as well as its process of identifying and recommending candidates for election to the Board.

         For the reasons set forth above, the Board of Directors urges Acxiom's stockholders to reject this proposal.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER
PROPOSAL.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS
SPECIFY A CONTRARY VOTE.

                                             EXPENSES OF SOLICITATION

         Acxiom will bear the expense of preparing and mailing the proxy materials and may use regular employees and associates, without additional compensation, to request, by telephone or otherwise, the return of proxies or attendance at the annual meeting.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock, and Acxiom will provide reimbursement for reasonable out-of-pocket expenses incurred by them in connection with the forwarding of such materials. In the event the management of Acxiom deems it advisable, Acxiom may also engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.  The fees paid by Acxiom, in the event of such an engagement, likely would not exceed $25,000.

                                         ADDITIONAL INFORMATION AVAILABLE

         Acxiom will furnish, without charge, a copy of our most recent Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission, including any financial statements and schedules.  Your written request should be sent to Catherine L. Hughes, Acxiom Corporation, 1 Information Way, Little Rock,
Arkansas  72202.

                                                   OTHER MATTERS

         The Board does not intend to present any items of business other than those stated in the Notice of
Annual Meeting of Stockholders.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.
Discretionary authority to vote on other matters is included in the Proxy.  The materials referred to in this proxy statement under the captions "Report of Audit Committee," "Report of Compensation Committee," and "Stock
Performance Graph" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                       By Order of the Board of Directors

                                                              Catherine L. Hughes
                                                                   Secretary

Little Rock, Arkansas
June 21, 2002

                                                                26

                                                                                                APPENDIX A

                                                ACXIOM CORPORATION

                                         CONSOLIDATED FINANCIAL STATEMENTS
                                        AND OTHER ANNUAL REPORT INFORMATION

                                                ACXIOM CORPORATION

                                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                        AND OTHER ANNUAL REPORT INFORMATION

Management's Discussion and Analysis of Financial Condition and
Results of Operations                                                      A-1 - A-21

Reports of Independent Auditors                                            A-22 - A-23

Selected Financial Data                                                    A-24

Annual Financial Statements:

   Consolidated Balance Sheets
    as of March 31, 2002 and 2001                                          A-25

   Consolidated Statements of Operations
    for the years ended March 31, 2002, 2001 and 2000                      A-26

   Consolidated Statements of Stockholders' Equity
    for the years ended March 31, 2002, 2001 and 2000                      A-27

   Consolidated Statements of Cash Flows
    for the years ended March 31, 2002, 2001 and 2000                      A-28 - A-29

   Notes to the Consolidated Financial Statements                          A-30 - A-60

                                                                i

Management's Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Acxiom Corporation ("Acxiom" or "the Company") integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world.
The core components of Acxiom's innovative solutions are Customer Data Integration ("CDI") technology, data content, database services, Information Technology ("IT") outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the
United States and in the United Kingdom ("U.K."), France and Australia.

Critical Accounting Policies

Financial Reporting Release No. 60 ("FRR 60") was released by the Securities and Exchange Commission ("SEC")
during December 2001. FRR 60 requires that all registrants include a discussion of critical accounting policies used in the preparation of financial statements. Note 1 to the audited consolidated financial statements includes a summary of significant accounting policies used in the preparation of Acxiom's consolidated financial statements. Of those policies, we have identified the following as the most critical because they require management's use of complex and/or significant judgments:

Revenue Recognition - Revenues from services, including consulting, list processing and data warehousing, and from information technology outsourcing services, including facilities management contracts and hardware and certain other equipment, are recognized ratably over the service term of the contract. In certain multiple element arrangements, revenue is recognized on each element based on the objective evidence of the fair values of each element. If evidence of fair value does not exist for all elements of the arrangement, then all revenue for the multiple element arrangement is recognized ratably over the term of the agreement. In the case of certain long-term contracts, up-front fees earned are deferred and capital expenditures and start-up costs that are direct and incremental to obtaining the contract are capitalized and amortized on a straight-line basis over the service term of the contract, in accordance with SEC Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition in Financial Statements."
Whenever it is determined that such costs will not be recovered under a contract, the costs are written off. In certain outsourcing contracts, additional revenue is recognized based upon attaining certain annual margin improvements or cost savings over performance benchmarks as specified in the contracts. Such additional revenue is recognized when such benchmarks have been met. Additionally, if third party software, hardware and certain other equipment are sold along with services, the Company records such sales over the service period unless fair value of the undelivered service element can be determined. The
Company evaluates revenue from the sale of hardware and equipment in accordance with the provisions of
Emerging Issues Task Force ("EITF") Abstract 99-19, "Reporting Revenue Gross as a Principal versus net as an Agent," to determine whether such revenues should be recognized on a gross or a net basis over the term of the related service agreement.

Revenues from the licensing of data are recognized upon delivery of the data to the customer in circumstances where no update or other obligations exist. Revenue from the licensing of data in which the
Company is obligated to provide future updates on a monthly, quarterly or annual basis is recognized on a straight-line basis over the license term.

Revenues from the licensing of software are recognized in accordance with the American Institute of
Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to

                                                                A-1

Certain Transactions." SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. If evidence of fair value does not exist for all elements of a license arrangement, then all revenue for the license arrangement is recognized ratably over the term of the agreement. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Generally, prior to April 1, 2001, revenue from the licensing of
AbiliTec software was recognized up front in accordance with SOP 97-2, as amended. Effective April 1,
2001, the Company made certain modifications to its standard software license agreements such that vendor-specific objective evidence is not attainable on many of its software license transactions entered into subsequent to that date. Accordingly, the Company now recognizes revenue from the licensing of its
AbiliTec software ratably over the term of the agreement unless the license is sold without support or other services.

Additionally, the Company earns revenue for the maintenance of its software, which provides for the Company to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

Effective January 1, 2001, the Company changed its method of accounting for certain transactions, retroactive to April 1, 2000, in accordance with SAB 101. Previously, the Company had recognized revenue from the licensing of data when the data was delivered using a percentage of completion method of accounting, based on the percentage of unique records delivered to the customer. Additionally, revenue from services and from information technology outsourcing services was recognized as such services were performed. The Company is now recognizing revenue in accordance with the policies stated above. The cumulative effect of the change on prior years resulted in a charge to earnings of $37.5 million, which is included in the Company's consolidated earnings for the year ended March 31, 2001. The effect of the change on the year ended March 31, 2001 was to decrease earnings before the cumulative effect of the change in accounting principle by $18.2 million ($.20 per diluted share). The Company recognized revenue of approximately $19 million in 2002 and approximately $29 million in 2001 that was included in the cumulative effect adjustment.

Software, Purchased Software Licenses and Research and Development Costs - The Company capitalizes software development costs incurred in connection with software development projects upon reaching technological feasibility in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No.
86, "Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed." Once
technological feasibility is established, costs are capitalized until the software is available for general release. Research and development costs incurred prior to establishing technological feasibility of software products are charged to operations as incurred. Costs of internally developed software, upon its general release, are amortized on a straight-line basis over the estimated economic life of the product, generally two to five years, or the amortization that would be recorded by using the ratio of gross revenues for a product to total current and anticipated future gross revenues for that product, whichever is greater. The Company recorded amortization expense related to internally developed computer software of
$23.6 million in 2002, $19.9 million in 2001 and $10.3 million in 2000. Additionally, research and development costs associated with internally developed software of $17.8 million in 2002, $22.3 million in
2001 and $26.4 million in 2000 were charged to operations during those years.

Purchased software licenses include both capitalized future software obligations for which the liability is included in long-term debt and prepaid software. Costs of purchased software licenses are amortized using a units-of-production basis over the estimated economic life of the license, generally not to exceed ten

                                                                A-2

years. The Company recorded amortization of purchased software licenses of $19.5 million in 2002, $17.4 million in 2001 and $9.6 million in 2000.

Capitalized software, including both purchased and internally developed, are reviewed each period and, if necessary, the Company reduces the carrying value of each product to its net realizable value. During
2002, the Company recorded a charge of $10.3 million for the write-down of certain of its purchased and internally developed software to net realizable value. (See further discussion of this write-down in note
2 to the consolidated financial statements.) At March 31, 2002, the Company's most recent impairment analysis of its purchased and internally developed software indicates that no further impairment exists.
However, no assurance can be given that future analysis of the Company's capitalized software will not result in an impairment charge.

Valuation of Long-Lived Assets and Goodwill - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net operating cash flows expected to be generated by the asset.
If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the year ended March
31, 2002, in connection with the restructuring plan discussed in note 2 to the consolidated financial statements, the Company recorded a charge to earnings of $33.6 million for the loss associated with the sale and leaseback of certain computer equipment and the impairment of certain other equipment. At March
31, 2002, the Company believes that no further impairment exists with respect to its long-lived assets.
However, no assurance can be given by Company management that future impairment charges to its long-lived assets will not be required as a result of changes in events and/or circumstances.

Goodwill represents the excess of acquisition costs over the fair values of net assets acquired in business combinations treated as purchase transactions (see notes 3 and 5 to the consolidated financial statements). Under the provisions of SFAS No. 142, "Goodwill and other Intangible Assets," goodwill is no longer amortized, but is reviewed annually for impairment under a two-part test. In the event that part one of the impairment test indicates potential impairment of goodwill, performance of part two of the impairment test is required. Any impairment that results from the completion of the two-part test is recorded as a charge to operations during the period in which the impairment test is completed. As required by SFAS No. 142, the Company has completed part one of an annual, two-part impairment analysis of its goodwill and has determined that no impairment of its goodwill existed as of April 1, 2001.
Accordingly, step two of the goodwill impairment test was not required. The Company is required under the provisions of SFAS No. 142 to perform an annual impairment test of its goodwill balances, which is expected to be performed as of the beginning of the Company's fiscal year. No assurance can be given by the Company that these additional impairment tests will not require an impairment charge during future periods should circumstances indicate that the Company's goodwill balances are impaired.

                                                                A-3

Assets Under Operating Lease - The Company leases a substantial portion of its furniture and data processing equipment under third party leases. The Company evaluates these leases under SFAS No. 13,
"Accounting for Leases," as amended. The evaluation process includes making judgments regarding matters such as estimated useful life, fair market value of assets, and cost to remove assets at the end of the lease term. The majority of leases the Company has entered into in recent years have been accounted for as operating leases under SFAS No. 13. There can be no assurance that all future leases will meet the criteria for operating lease treatment. Leases that do not meet the criteria for operating lease treatment are required to be accounted for as capital leases, with the obligation and the underlying asset recorded on the balance sheet.

Allowance for Doubtful Accounts - The Company maintains its allowance for doubtful accounts at a balance adequate to reduce accounts receivable to the amount of cash expected to be realized upon collection. The methodology used by the Company to determine the appropriate balance of its allowance for doubtful accounts is based on the accounts receivable aging categories. Balances that are deemed to be uncollectable are written off in the period in which the determination is made. The Company recorded bad debt expense of
$8.3 million in 2002, $3.6 million in 2001 and $2.3 million in 2000. While credit losses have historically been within management's expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same credit loss rates as in the past, or that additional allowances might not be required during future periods.

Results of Operations

For the fiscal year ended March 31, 2002, the Company's revenue was $866.1 million. This represents a decrease of 14% compared to revenue of $1,009.9 million in fiscal 2001. Adjusting both years for divested operations, and adjusting 2001 for AbiliTec software revenue and the loss of Wards discussed below, the decrease in revenue was
2%. The decrease in revenue is principally due to the economic slowdown and its impact on the business this year. For 2001, the revenue increased 5% over fiscal 2000. Again adjusting for divested operations, AbiliTec software revenue, Wards and the retroactive application of SAB 101 in 2000, the increase would have been 14%.

The following table shows the Company's revenue by business segment for each of the years in the three-year period ended March 31, 2002 (dollars in millions):

                                                                                2002 to         2001 to
                                        2002            2001       2000         2001            2000
                                        -----           -----      -----        --------        --------
Services                                $633.4          $732.6     $675.1       - 14%          + 9%
Data and Software
 Products                                162.5           228.7      168.5       - 29            + 36
Information Technology
 Management                              220.4           223.4      194.9       - 1             + 15
Intercompany
 eliminations                           (150.2)         (174.8)     (74.0)      - 14            + 136
                                        ------          --------   -------      ---------       ----------
                                        $866.1          $1,009.9   $964.5       - 14%          + 5%
                                        ======          ========   =======      =========       ==========

The Services segment, the Company's largest segment, provides data warehousing, list processing and consulting services to large corporations in a number of vertical industries. Revenue for fiscal 2002 decreased for this segment by 14% from fiscal 2001. Fiscal year 2001 grew by 9% over fiscal 2000. Excluding divested operations and adjusting the prior years for the impact of the change in AbiliTec software revenue and the impact of SAB
101, the decrease for 2002 was 1% from 2001 and the increase for 2001 was 10% over 2000.

                                                                A-4

The Data and Software Products segment provides data content and software primarily in support of their customers' direct marketing activities. Data and Software Products segment revenue decreased 29% in 2002 from
2001 after increasing 36% between 2000 and 2001. Adjusting for divestitures, AbiliTec software revenue and the effect of SAB 101, 2002 increased 12% over 2001 and 2001 increased 60% from 2000. The increase in revenue as compared to the prior year amounts is primarily attributable to increased data and data license sales.
Additionally, the Data and Software Products segment provides a significant portion of its data content and software activities to customers of the Services and IT Management segments. For internal reporting purposes, these revenues are included in both segments and then adjusted through the intercompany elimination. As evidenced by the table above, Data and Software Products revenues from the Services and IT Management segments'
customers decreased 14% in 2002 after increasing 136% in 2001. Again adjusting on the same basis as described above, the intercompany elimination increased 60% in 2002 after increasing 85% in 2001.

The IT Management segment reflects outsourcing services primarily in the areas of data center, client server and network management. This segment's revenue decreased 1% in 2002 and grew 15% in 2001. Adjusting for divestitures, the loss of Wards as discussed below, AbiliTec software revenue and the retroactive impact of SAB
101, the increases were 11% in 2002 and 21% in 2001.

The following table presents the Company's operating expenses for each of the years in the three-year period ended March 31, 2002 (dollars in millions):

                                                                                  2002 to        2001 to
                                          2002         2001           2000          2001           2000
                                        ---------    ----------    ----------     ---------     -----------
                                        ---------    ----------    ----------     ---------     -----------

      Salaries and benefits              $ 325.1       $ 363.5       $ 361.8       -  11%         +  1%
      Computer, communications and
          other equipment                  245.2         186.0         151.8       +  32           + 22
      Data costs                           115.4         112.0         113.1       +   3           -  1
      Other operating costs and
          expenses                         153.6         211.5         173.9       -  27           + 22
      Gains, losses and nonrecurring
          items, net                        45.5          35.3            -        +  29             -
                                        ---------    ----------    ----------     ---------     -----------

             Total operating expenses    $ 884.8       $ 908.3       $ 800.6        -  3%         + 13%
                                        =========    ==========    ==========     =========     ===========

Salaries and benefits for the Company decreased by 11% from 2001 to 2002 after increasing 1% from 2000 to 2001.
After adjusting for divestitures, nonrecurring expenses, the loss of Wards and the impact of SAB 101, the decrease for 2002 was 6% after increasing 19% in 2001. The decrease during fiscal 2002 is primarily attributable to the work force reductions that were a component of the restructuring plan discussed below and certain mandatory and voluntary salary reductions effective April 2001. The Company's associates received stock options to offset these mandatory and voluntary salary reductions. The voluntary portion of the salary reduction was reinstated on April 1, 2002, and the involuntary portion of the salary reductions is currently scheduled to be reinstated during the second and third quarters of fiscal 2003, contingent upon the Company achieving certain performance targets. The net impact of reinstatement of the voluntary and involuntary salary reductions is expected to be approximately $16 million during fiscal 2003. The increase in 2001 over 2000 was generally due to headcount and normal salary increases to support the Company's revenue growth.

Computer, communications and other equipment costs increased 32% for 2002 and 22% for 2001. After adjusting for divestitures, nonrecurring items, the loss of Wards, and the impact of SAB 101, the increase for 2002 would have been 20% and the increase for 2001 would have been 27%. The increase for 2002 reflects increases in leased data

                                                                A-5

processing equipment and software amortization, while the increase in 2001 reflects depreciation on capital expenditures and amortization of software costs made to accommodate business growth, in particular the outsourcing business in the IT Management segment. Capitalized software, including purchased and internally developed, and data processing equipment is evaluated for impairment on an annual basis, or whenever events or changes in circumstances indicate the carrying amount of the asset might not be recoverable. At March 31, 2002, the Company's most recent impairment analysis of its software and its data processing equipment indicates that no impairment exists. However, no assurance can be given that future analysis of the Company's capitalized software or its data processing equipment might not result in an impairment charge.

Data costs increased 3% from the prior year in 2002 and decreased 1% in 2001. Revenue from Allstate Insurance
Company ("Allstate"), historically the single largest driver of data costs, decreased 4% in 2002 compared to
2001, and increased 8% in 2001 from the previous year. The decrease in 2002 is more than offset by increases in data costs attributed to Infobase sales and other data products. The increase in Allstate revenue in 2001 is offset by decreases in other data costs incurred by the Company. As a result of changes in data requirements for
Allstate, the Company expects both its data revenues and the associated data costs for Allstate to decline in fiscal 2003.

Other operating costs and expenses decreased by 27% in 2002 after increasing 22% in 2001. After adjusting for divestitures, nonrecurring expenses, the loss of Wards, the impact of SAB 101, and the elimination of goodwill amortization in prior years, the decrease for 2002 was 24% after increasing 34% in 2001. The decrease in the current year is a result of lower hardware sales (down 43%). Other factors included lower travel and entertainment expenses (down 59%), office supplies (down 53%) and advertising (down 47%). The decline in these expenses during 2002 reflects initiatives taken during the current year to reduce the Company's cost structure.
These decreases were partially offset by an increase in bad debt expense of approximately $4.7 million, primarily in response to customer bankruptcies. The increase in other operating expenses in 2001 over 2000 is primarily the result of increased cost of sales associated with hardware (up 15%), along with increases in advertising (up
66%), travel and entertainment (up 25%), consulting (up 35%), and other facility costs (up 45%).

During 2002, the Company recorded gains, losses and nonrecurring items, net totaling $45.5 million as compared to a charge of $35.3 million during the prior year and none during 2000. The charge for fiscal 2002 consists of a
$45.3 million charge during the first quarter related to the restructuring plan discussed below, a net loss on the disposal of certain operations of $0.9 million discussed below, and an adjustment during the fourth quarter to certain of the restructuring accruals recorded earlier in fiscal 2002.

On June 25, 2001, the Company announced a restructuring plan ("Restructuring Plan") in reaction to the continued
economic slowdown and the related revenue impact. The Restructuring Plan included a seven percent workforce reduction; the sale-leaseback of certain computer equipment; and certain other asset impairments, adjustments and accruals (see note 2 to the consolidated financial statements). The aggregate amount of these Restructuring Plan charges recorded by the Company totaled $45.3 million (included in gains, losses and nonrecurring items, net for the year ended March 31, 2002) and consisted of a $31.2 million loss on the sale-leaseback of computer equipment;
$8.3 million in associate-related reserves, principally employment contract termination and severance costs; $3.6 million for lease and contract termination costs and $2.2 million for abandoned or otherwise impaired assets and transaction costs to be paid to accountants and attorneys. In addition, the Company recorded accelerated depreciation and amortization and other charges of $25.8 million on certain other assets that are no longer in service or were otherwise deemed impaired. The Company also incurred $18.4 million of expenses in the quarter that are not expected to recur.

                                                                A-6

The associate-related charges include payments to be made under existing employment agreements with four terminated associates and involuntary termination benefits to 450 associates whose positions were eliminated.
The contract termination costs consist primarily of lease terminations that occurred during the quarter-ended
June 30, 2001 in an effort to consolidate portions of the Company's operations and the termination of certain other contracts on or prior to June 30, 2001 for services no longer utilized by the Company. The transaction costs are fees that were incurred as a direct result of the workforce reductions, the sale-leaseback transaction, and certain other restructuring and cost-cutting measures put in place during the quarter ended June 30, 2001.
Total amounts accrued in connection with this Restructuring Plan were $12.2 million, of which $10.3 million were paid out during the current year. During the fourth quarter of 2002, the Company revised certain estimates about the remaining Restructuring Plan obligations and, accordingly, reduced the remaining impairment accrual by $0.7 million.

During 2002, the Company completed the sale of three of its business operations (see note 4 to the consolidated financial statements for more detail). The gross proceeds from the sale of these operations were $15.1 million, consisting of cash of $6.8 million and notes receivable of $8.3 million. The Company recorded a net loss of $0.9 million, including an adjustment during the fourth quarter to reduce the previously recorded gain on the dispositions by $2.0 million. This net loss is included in gains, losses and nonrecurring items, net in the accompanying consolidated statements of operations. The net loss recorded by the Company reflects the write-off of $1.9 million of goodwill in accordance with SFAS No. 142.

During 2001, the Company recorded gains, losses and nonrecurring items, net totaling $35.3 million. Included in these charges were $34.6 million related to the bankruptcy of Wards. These charges consisted of approximately
$8.1 million for the write-down of property and equipment; $13.7 million of deferred contract costs; $5.3 million of pre-petition receivables; $3.5 million for the write-down of software; $2.3 million in ongoing contract costs and $1.7 million of other accruals. See note 2 to the consolidated financial statements for more information regarding the Wards write-downs.

Also included in the gains, losses and nonrecurring items, net for 2001 were a $39.7 million gain on the sale of the DataQuick operation in April 2000, a $3.2 million loss on the sale of the CIMS business unit, a $20.4 million write-down of the Company's remaining interest in the DMI operation, a $7.6 million write-down of campaign management software, a $6.3 million accrual to fund over-attainment incentives and $2.9 million in additional write-offs. See note 2 to the consolidated financial statements for additional information regarding these write-offs.

Total spending on capitalized software and research and development expense was $41.9 million in 2002 compared to
$58.9 million in 2001 and $63.7 million in 2000. Research and development expense was $17.8 million, $22.3 million and $26.4 million for 2002, 2001 and 2000, respectively. The Company's operations for fiscal 2001 were heavily impacted by investment in the AbiliTec software. The investment totaled approximately $79 million for
2001, including $25 million of capitalized software development, with the remaining $54 million being expensed as advertising, training, sales and marketing, research and development and the AbiliTec infrastructure.

The Company's income (loss) from operations for the year was a loss of $18.7 million as compared to income of
$101.6 million a year ago and $163.9 million in 2000. The operating margin was a negative 2% for 2002, 10% for
2001 and 17% for 2000. Adjusting for divestitures, AbiliTec software revenue, the loss of Wards, the retroactive impact of SAB 101, the nonrecurring expenses, and the elimination of goodwill amortization in the prior years, income from operations would have been $68.6 million for 2002, $60.6 million for 2001 and $101.2 million for
2000. The operating margins would have been 8%, 7% and 13% for 2002, 2001 and 2000, respectively.

                                                                A-7

Interest expense for the year of $28.5 million increased from $26.5 million last year reflecting higher average debt levels this year including increases in the revolving credit facility during the first and second quarters, the conversion of the equity forward contracts to a term note, and the issuance of $175 million of new convertible notes during the fourth quarter of 2002. The increase in interest expense as a result of the higher average debt level is partially offset by declines in the weighted average interest rates. Interest expense in
2001 increased $3.0 million over 2000 due to increased average debt level, including increases on the Company's revolving credit facility and increases in enterprise software license liabilities.

Other, net for 2002 includes write-downs on marketable and nonmarketable investments of $1.1 million. Other, net for 2001 includes a $6.2 million gain on the sale of the Company's investment in Ceres and a write-down on marketable and nonmarketable investments of $12.7 million, net of realized gains (see note 1 to the consolidated financial statements). The remainder of this category consists primarily of interest income on unbilled and notes receivable together with equity pickup on joint ventures. Other, net decreased from a loss of $3.8 million in 2001 to a loss of $3.3 million in 2002. Other, net for 2000 was income of $4.2 million, primarily comprised of interest income and equity pickup.

Earnings (loss) before income taxes were a loss of $50.5 million for the current year, compared to income of
$71.3 million in 2001 and $144.6 million in 2000. Adjusting for divestitures, AbiliTec software revenue, the loss of Wards, the retroactive impact of SAB 101, the nonrecurring expenses, and the elimination of goodwill amortization in the prior years, earnings before income taxes would have been $38.7 million for 2002, $36.8 million for 2001 and $80.7 million for 2000.

The Company's effective tax rate was 39.3% in 2002 compared to 38.5% in 2001 and 37.5% in 2000. In each year, the effective rate exceeded the U.S. statutory rate because of state income taxes, partially offset by research, experimentation and other tax credits. An adjustment was made in the fourth quarter of 2002 to increase the tax benefit related to certain losses recorded in the first quarter. The Company expects the tax rate to be in the
36% to 39% range in 2003.

In connection with the retirement of certain debt facilities from the proceeds of the convertible note offering in 2002, the Company recorded a charge for previously deferred debt issuance costs and for certain premiums paid in connection with this retirement of $1.3 million, net of related income tax benefit. This charge is reflected as an extraordinary item in the accompanying consolidated statement of operations in accordance with SFAS No. 4,
"Reporting Gains and Losses from the Extinguishment of Debt." Additionally, the Company implemented SAB 101 during 2001, retroactive to April 1, 2000. The cumulative effect of this change in accounting principle, net of related income tax benefit, was $37.5 million in that year.

Net income (loss) was a loss of $32.0 million for 2002, as compared to income of $6.4 million in 2001 and $90.4 million in 2000. Adjusting for divestitures, AbiliTec software revenue, the loss of Wards, the extraordinary item, the retroactive impact of SAB 101, the nonrecurring expenses, and the elimination of goodwill amortization in the prior years, net income was $23.5 million for both 2002 and 2001, as compared to $50.7 million for 2000.

During April 2001, the Company initiated a series of expense reduction and control measures. The most significant of these was a mandatory 5% pay reduction for most U.S. associates with the offer to take additional pay reductions of up to an additional 15%. Approximately 38% of associates volunteered for some amount of additional reduction. The Company's associates received stock options on a one-for-one basis for the 5%
mandatory pay reduction and on a two-for-one basis for any additional voluntary pay reductions. Share dilution as a result of these additional options was approximately 3%, which the Company believes will be more than offset by the cost savings and increased productivity of virtually every Acxiom associate having a financial stake in the future of the Company.

                                                                A-8

Capital Resources and Liquidity

Working capital at March 31, 2002 totaled $182.6 million, compared to $138.1 million a year previously. At March
31, 2002, the Company had available credit lines of $175 million of which none was outstanding. The Company's debt-to-capital ratio (capital defined as long-term debt plus stockholders' equity) was 44% at March 31, 2002 compared to 37% at March 31, 2001. Also included in long-term debt are software license liabilities representing the present value of software license obligations payable over terms of up to seven years with several vendors.
These liabilities will be satisfied with scheduled payments that generally increase each year as the Company uses additional capacity. Excluding these software license liabilities, the Company's debt-to-capital ratio was 39%
at March 31, 2002. The increase for 2002 largely relates to the new $64.2 million term loan entered into in settlement of the pre-existing equity forward agreements and the $175 million of convertible debt issued during
February 2002. Included in long-term debt is $62.6 million and $115.0 million at March 31, 2002 and 2001, respectively, of 5.25% convertible debt for which the conversion price is $19.89 per share. The remainder of these notes were redeemed on April 1, 2002. Additionally, included in long-term debt at March 31, 2002 is $175 million of 3.75% convertible debt for which the conversion price is $18.25 per share. If the Company's common stock price increases above the conversion price of the 3.75% notes, this debt may be converted to equity. Total stockholders' equity has decreased to $510.9 million at March 31, 2002. The components of this decrease are detailed in the consolidated statement of stockholders' equity.

Cash provided by operating activities was $150.6 million for 2002, compared to $48.1 million for 2001 and $104.6 million for 2000. Earnings before interest expense, taxes, depreciation and amortization ("EBITDA") of $127.2 million, excluding the impact of the gains, losses and nonrecurring items, net and excluding other non-cash write-offs and nonrecurring items, which are reported elsewhere in the consolidated statements of operations, decreased by 54% in 2002 after increasing by 3% in 2001 (after adjusting 2000 for the impact of the adoption of
SAB 101). EBITDA is not intended to represent cash flows for the period, is not presented as an alternative to operating income as an indicator of operating performance, may not be comparable to other similarly titled measures of other companies, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. However, EBITDA is a relevant measure of the Company's operations and cash flows and is used internally as a surrogate measure of cash provided by operating activities.

Operating cash flow was reduced by $19.1 million in 2002, $146.2 million in 2001 and $110.3 million in 2000, due to the net change in operating assets and liabilities. The decrease in 2002 primarily reflects a decrease in accounts payable and other liabilities. The decreases in 2001 and 2000 are primarily the result of increases in accounts and unbilled and notes receivable. Accounts receivable days sales outstanding ("DSO") was 63 days at
March 31, 2002, and 70 days at March 31, 2001.

Investing activities used $85.0 million in 2002, compared to $115.6 million in 2001 and $157.8 million in 2000.
Investing activities in 2002 included capitalized software development costs of $24.1, compared to $36.6 million in 2001 and $37.3 million in 2000. Capital expenditures were $14.9 million in 2002, compared to $61.9 million in
2001 and $99.2 in 2000. Cost deferrals were $48.1 million in 2002, compared to $49.6 million and $21.5 million in
2001 and 2000, respectively. Capitalized software development costs decreased in 2002 compared to the previous years due to leveraging investments made during recent years to develop the AbiliTec infrastructure. Capitalized software costs in 2002, 2001 and 2000 included approximately $9 million, $25 million and $19 million, respectively, related to the Acxiom Data Network and AbiliTec products. The remainder of the capitalized software includes software tools and databases developed for customers in all three segments of the business.
Capital expenditures, which are principally purchases of data center equipment to support the Company's

                                                                A-9

outsourcing agreements, together with additional data center equipment in the Company's core data centers, have decreased each year due to measures the Company has put into place to control costs, as well as the Company's decision to generally lease equipment which is needed to support customers to better match cash inflows from customer contracts and cash outflows. Additionally, the Company has invested heavily in prior years to create the AbiliTec infrastructure now in place. Deferral of costs, which are primarily salaries and benefits and other third party costs incurred in connection with servicing customer contracts, decreased slightly from 2001 to 2002, but increased by $28.1 million from 2000 to 2001 as a result of increases in the number of customer service contracts entered into by the Company. These cost deferrals are being recognized in expense over the life of the related customer service agreement.

The Company has entered into certain synthetic operating lease facilities for computer equipment, furniture and an aircraft. These synthetic operating lease facilities are accounted for as operating leases under generally accepted accounting principles and are treated as capital leases for income tax reporting purposes. These synthetic operating lease arrangements provide the Company with a more cost-effective way to acquire equipment than alternative financing arrangements. Lease terms under the computer equipment and furniture facility range from three to seven years, with the Company having the option at expiration of the initial term to return, or purchase at a fixed price, or extend or renew the term of the leased equipment. These synthetic operating leases better match inflows of cash from customer contracts to outflows related to lease payments. The Company's potential future purchase commitments, should it elect to purchase the equipment upon expiration of the initial term, are as follows: 2003, $10.2 million; 2004, $22.2 million; 2005, $5.5 million; 2006, $1.5 million and 2007,
$1.6 million.

The lease term under the aircraft facility expires in January 2010, with the Company having the option at expiration to either purchase the aircraft at a fixed price, renew the lease for an additional twelve month period (with a nominal purchase price being paid at the expiration of the renewal period) or return the aircraft in the condition and manner required by the lease.

At March 31, 2002, the total amount drawn under these synthetic operating lease facilities was $177.5 million and the remaining capacity for additional funding (for computer equipment and furniture only) was $76.0 million.

The Company has also entered into a real estate synthetic lease arrangement with respect to a facility under construction in Little Rock, Arkansas and land in Phoenix, Arizona. This synthetic lease arrangement provides the Company with more desirable pricing terms than other alternative construction financing options. Under the arrangement, the Company has agreed to lease each property for an initial term of five years with an option to renew for an additional two years, subject to certain conditions. The lessors have committed to fund up to a maximum of $45.8 million for the construction of the Little Rock building and acquisition of the land at both sites. At March 31, 2002, the remaining amount of the commitment available from the lessors was approximately
$13.1 million. The Little Rock building is expected to cost approximately $30 to $35 million, including interest during construction, and is expected to be completed in October 2002. The impact of the leasing arrangement is expected to reduce operating cash flow by approximately $3 million per year over the term of the lease, which will be offset by reductions in temporary leased facilities. At any time during the term of the lease, Acxiom may, at its option, purchase the land and building for a price approximately equal to the amount expended by the lessors. If the Company does not purchase the land and building, the Company has guaranteed a residual value of 87% of the land and construction costs or approximately $40 million at the end of the lease term.

The Financial Accounting Standards Board ("FASB") is considering the issuance of a proposed interpretation of
SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries." Under the provisions of the proposed interpretation, the Company may be required to record on its consolidated balance sheet the underlying real estate asset and the related debt associated with the real estate synthetic lease arrangement discussed above.

                                                                A-10

However, there would be no material impact on the Company's statement of operations or its net equity in the period of adoption under the proposed interpretation in its current form. No final interpretation has been released and the proposal may change prior to issuance in its final form. The Company will continue to monitor this proposed interpretation and the expected impact on its consolidated financial statements.

Investing activities also reflect cash paid for acquisitions of $5.3 million in 2002, $16.0 million in 2001 and
$33.0 million in 2000. Dispositions of assets in 2002 included cash proceeds from the sale of three of the
Company's business operations of $6.8 million, while 2001 includes cash proceeds of $55.5 million from the sale of DataQuick. Notes 3 and 4 to the consolidated financial statements discuss the acquisitions and dispositions in more detail. Investing activities also reflect cash payments of $7.9 million in 2002, $20.5 million in 2001 and $5.8 million in 2000 by the Company to fund its investments in joint ventures and other companies.
Investments made in the current year primarily include an additional advance of $4.4 million to the Company's joint venture in Australia and $1.7 million investment in USADATA.com, Inc. Investing activities in 2001 also include proceeds from the sale of certain marketable securities of $8.9 million that had been received in exchange for one of the Company's previous investments. The Company also received proceeds of $6.0 million in
2002 from the sale and leaseback transaction entered into in connection with the Restructuring Plan previously discussed (see note 2 to the consolidated financial statements for additional information). Proceeds received from sale and leaseback transactions in 2000 were $ 34.8 million.

Over the last three quarters of 2002, the Company has generated positive cash flows from operating activities totaling $190.0 million. Additionally, the Company had positive free cash flow (defined as cash flow from operating activities less cash used by investing activities) of $131.9 million, including approximately $9 million from the disposition of assets. Additionally, as a result of losses during 2002, the Company expects to recover during 2003 approximately $40 million of income tax payments previously made upon the filing of its March
31, 2002 income tax returns. The Company also expects to file amended tax returns for certain years prior to
2002. Estimated refunds to be received in 2003 from the filing of these amended tax returns should be approximately $1 million. The Company does not expect to pay any significant amounts of income taxes in 2003 due to the net operating loss and income tax credit carryforwards.

With respect to its joint venture investments in Australia and HealthCareProConnect, LLC, Acxiom has provided cash advances to fund losses and cash flow deficits of $4.8 million during 2002. Although the Company has no commitment to continue to do so, it expects to continue funding such losses and deficits until such time as these joint ventures become profitable. Acxiom may, at its discretion, discontinue providing financing to these joint ventures during future periods. In the event that Acxiom ceases to provide funding and these joint ventures have not achieved profitable operations, the Company may be required to record an impairment charge up to the amount of the carrying value of these joint venture investments. Additionally, in the event that either of Acxiom's joint venture partners cease financial support of the joint venture, Acxiom may be required to either fund all future losses of the joint venture or to discontinue its financial support and record an impairment charge for the carrying amount of the joint venture investment ($8.8 million at March 31, 2002). The Company has also recorded an impairment charge on certain of its investments of $1.1 million, and it has recorded temporary impairment of certain of its investments as a component of other comprehensive income (loss) in the amount of
$1.1 million, net of the related income tax benefit of $0.7 million. In the event that further declines in the value of its investments continue, the Company may be required to record further temporary and/or "other than temporary" impairment charges of its investments. Moreover, the temporary impairment charge mentioned above may become "other than temporary" in the future, requiring the charge to be recorded in earnings.

                                                                A-11

On June 29, 2001, in connection with the Restructuring Plan, the Company entered into an agreement whereby it sold equipment to Technology Investment Partners, LLC ("TIP") (see note 2 to the consolidated financial statements). Simultaneous with the sale of this equipment, the Company also agreed to lease the equipment back from TIP for a period of thirty-six months. The Company received $2.0 million of the sale proceeds from TIP during July 2001 and received an additional $4.0 million of the sales proceeds during December 2001 as discussed above. The remaining $13.5 million of the sales proceeds has been applied as a prepayment of the lease.
Included in property and equipment at March 31, 2002 is equipment of $14.7 million, net of accumulated depreciation and amortization, related to the assets under this leaseback arrangement. Additionally, the Company recorded a capital lease obligation in the amount of $5.6 million, representing the sales proceeds that must be repaid to TIP under the leaseback provision of this agreement.

Financing activities in the current year used $74.1 million, a large portion of which relates to net repayments of the Company's revolving credit facility, along with the retirement of $52.4 million of convertible debt, and
$25.7 million of senior notes. These repayments and retirements were made from the proceeds of the new convertible bond offering during February 2002 discussed below. The Company also paid $23.5 million in aggregate payments on certain equity forward contracts during the current year prior to the settlement of those contracts during September 2001 through a term note, payable in 2005. The equity forward contracts are discussed in further detail below. Proceeds from the sale of common stock through stock options and the employee stock purchase plan were $11.4 million during 2002.

On February 6, 2002, the Company completed an offering of $160 million of 3.75% convertible subordinated notes due 2009. The initial purchasers had an option to purchase a maximum of $15 million additional principal amount of notes to cover over-allotments. This over-allotment was subsequently exercised so the Company had $175 million of notes outstanding at March 31, 2002 in connection with this debt issuance. The notes are convertible at the option of the holder into shares of the Company's common stock at a conversion price of $18.25 per share.
The notes are also redeemable, in whole or in part, at the option of the Company at any time on or after February
17, 2005 at a redemption premium. The holders of the notes also have the option to require the Company to repurchase the notes, at 100% of the principal amount, on February 15, 2007. The net proceeds to the Company of approximately $169.2 million (after deducting underwriting discounts and commissions and estimated offering expenses) were used to repay $25.7 million of the 6.92% senior notes payable ("6.92% Notes") and to redeem the
$115 million of existing 5.25% convertible subordinated notes due in 2003 ("5.25% Notes"). During February and
March 2002, the Company repurchased $52.4 million of the 5.25% Notes in the open market. The remaining $62.6 million of the 5.25% Notes were retired on April 1, 2002. The Company also recorded an extraordinary item, net of tax, of $1.3 million associated with the redemption of the 5.25% Notes and the 6.92% Notes (see note 8 to the consolidated financial statements).

Simultaneous with the offering of the convertible subordinated notes discussed above, the Company entered into an agreement to amend and restate its revolving credit facility whereby the committed amount available under the revolver was reduced from $265 million to $175 million. Borrowings under the revolving credit facility bear interest at LIBOR plus 2.25%, or at an alternative base rate plus 0.75% or at the Federal funds rate plus 1.75%, depending upon the type of borrowing. At March 31, 2002, there were no borrowings outstanding under this revolving credit facility. All subsequent borrowings under this credit facility are secured by substantially all of the Company's assets and are due January 2005. As a result of the payment of the remaining $62.6 million of the 5.25% Notes on April 1, 2002, as discussed above, the Company's revolving credit facility balance was $54.4 million as of May 10, 2002.

Financing activities in 2001 provided $58.0 million, the majority of which related to proceeds received from advances on the Company's revolving credit facility. The Company also paid $6.7 million on equity forward

                                                                A-12

contracts and repurchased $7.5 million of its common stock in the open market. Proceeds from the sale of common stock through stock options and the employee stock purchase plan were $26.1 million during 2001.

Financing activities in 2000 provided $64.6 million, including the sale of stock by the Company in a secondary offering which generated approximately $51.3 million in cash, along with sales of stock through the Company's stock option and employee stock purchase plans of $33.7 million. The Company also repaid approximately $20.4 million of long-term debt during 2000.

During 2000 and 2001, the Company had entered into three equity forward purchase agreements with a commercial bank under which the Company would purchase 3.7 million shares of its common stock for a total notional amount of
$83.8 million. The Company had accounted for these forward contracts as permanent equity under the consensus of
EITF Abstract 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock." During April 2001, prior to the settlement of the equity forward contracts discussed below, the Company paid $22.5 million to reduce the notional amounts under the contracts to $64.2 million. On
September 21, 2001, the Company executed an agreement for the settlement of the equity forward contracts through borrowings of $64.2 million from a bank under a term loan facility. The borrowings under this term loan bear interest, payable semiannually, at LIBOR plus 3.75% or an alternative base rate depending upon the type of borrowing. At March 31, 2002, the interest rate under this facility was 5.61%. These borrowings under this facility are secured by substantially all of the Company's assets. The entire principal amount outstanding under this term loan is due November 30, 2005. The funds from the term loan were used to pay the notional amount under the equity forward contracts and have been recorded as a reduction of stockholders' equity in the accompanying consolidated financial statements. The Company has taken delivery of and retired the shares of common stock subject to the contracts and is no longer obligated under any equity forward contracts as of March 31, 2002.

In connection with the construction of certain of the Company's other buildings and facilities, the Company has entered into 50/50 joint ventures with local real estate developers. In each case, the Company is guaranteeing portions of the loans for the buildings. In addition, in connection with the disposal of certain assets, the
Company has guaranteed loans for the buyers of the assets. The aggregate amount of the guarantees at March 31,
2002 was $5.7 million. The Company has not recorded any of the guarantee obligations or the underlying assets in the accompanying consolidated financial statements.

                                                                A-13

The following table presents Acxiom's contractual cash obligations and purchase commitments at March 31, 2002
(dollars in thousands):

                                                     For the years ending March 31,
                       -------------------------------------------------------------------------------------------
                         2003         2004          2005         2006         2007       Thereafter      Total
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Long-term debt (1)     $ 23,274      $ 82,894     $ 18,617     $ 75,263     $ 13,281     $ 206,795     $ 420,124

                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Synthetic airplane        1,378         1,378        1,378        1,378        1,378         5,167        12,057
  lease
Synthetic equipment
  and furniture          41,572        25,008        7,279        1,293          607           304        76,063
  leases
Synthetic real
  estate lease            1,500         3,000        3,000        1,500            -             -         9,000
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Total synthetic          44,450        29,386       11,657        4,171        1,985         5,471        97,120
     leases

Equipment operating
  leases                  8,927         6,991        4,348        1,124          174             -        21,564
Building operating
  leases                 11,046         9,717        8,084        7,690        7,690        45,967        90,194
Partnerships
  building leases         2,414         2,389        2,140        2,084        2,084         4,382        15,493
Related party
  airplane lease            902           902          902          902          902         2,707         7,217
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Total lease payments     67,739        49,385       27,131       15,971       12,835        58,527       231,588

Operating software
  license obligations    16,353        11,389        4,415        4,235            -             -        36,392
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Total operating
  lease and software
  license obligations    84,092        60,774       31,546       20,206       12,835        58,527       267,980
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Total contractual
  cash obligations     $107,366      $143,668     $ 50,163     $ 95,469     $ 26,116     $ 265,322     $ 688,104
                       =========     ========     =========    =========    =========    ==========    ===========

Purchase commitment
  on synthetic
  airplane lease             -            -             -            -            -          4,398         4,398
Purchase commitments
  on synthetic
  equipment and
  furniture leases       10,243        22,246        5,489        1,515        1,626            -          41,119
Purchase commitment
  on synthetic real
  estate lease               -            -             -        45,800           -             -          45,800
                       ---------     --------     ---------    ---------    ---------    ----------    -----------

Total purchase
  commitments           $10,243       $22,246       $5,489      $47,315       $1,626        $4,398        $91,317
                       =========     ========     =========    =========    =========    ==========    ===========

(1)   The scheduled  payments of long-term  debt for 2004 includes the remaining  amount of the 5.25% Notes.  These
      5.25% Notes were repaid April 1, 2002, and refinanced on a long-term basis through the revolving credit facility.

The synthetic lease term for the aircraft expires in January 2010, with the company having the option at expiration to either purchase the aircraft at a fixed price, renew the lease for an additional twelve month period (with a nominal purchase price paid at the expiration of the renewal period), or return the aircraft in the condition and manner required by the lease. The purchase commitment on the synthetic airplane lease assumes the lease terminates and is not renewed, and the Company elects to purchase the aircraft.

The related party airplane lease relates to an aircraft leased from a business partially owned by an officer.
See note 13 to the consolidated financial statements. The Company has also agreed to pay the difference, if any, between the sales price of the aircraft and 70% of the related loan balance (approximately $6.4 million at March
31, 2002) should the Company elect to exercise its early termination rights or not extend the lease beyond its initial term and the lessor sells the equipment as a result.

                                                                A-14

The purchase commitments on the synthetic equipment and furniture leases assume the leases terminate and are not renewed, and the Company elects to purchase the assets. The purchase commitment on the synthetic real estate lease assumes the Company elects to purchase the building from the lessor at the end of the original lease term.
The Company also has the option to renew the lease for two one-year periods, or to allow the lessor to sell the building.

The following table shows certain other contingencies or guarantees under which the Company could be required, in certain circumstances, to make cash payments as of March 31, 2002 (dollars in thousands):

             Residual value guarantee on the synthetic
                 real estate lease                                           $  40,000
             Guarantees on certain partnership and
                 other loans                                                     5,733
             Outstanding letters of credit                                      10,658
                                                                           ===============

The total loans of the partnerships and other loans, of which the Company guarantees the portion noted above, are
$14.3 million.

While the Company does not have any other material contractual commitments for capital expenditures, minimum levels of investments in facilities and computer equipment continue to be necessary to support the growth of the business. It should be noted, however, that the Company has spent considerable capital over the last two years building the AbiliTec infrastructure. It is the Company's current intention generally to lease any new required equipment to better match cash outflows with customer inflows. In some cases, the Company also sells software and hardware to customers. In the current year, the Company changed its policy of charging for these sales under extended payment terms or notes receivable collectible generally over three years to up-front payment by the customer. Subsequently, the up-front expenditures of cash, which were repaid over the life of the agreement, are being matched by up-front cash receivable from the customer. In addition, new outsourcing or facilities management contracts frequently require substantial up-front capital expenditures in order to acquire or replace existing assets. We believe that our existing available debt and cash flow from operations will be sufficient to meet our working capital and capital expenditure requirements for the foreseeable future. The Company also evaluates acquisitions from time to time, which may require up-front payments of cash. Depending on the size of the acquisition it may be necessary to raise additional capital. If additional capital becomes necessary as a result of any material variance of our operating results from our projections or from potential future acquisitions, the Company would first use available borrowing capacity under its revolving credit agreement, followed by the issuance of other debt or equity securities. However, no assurance can be given that the Company would be able to obtain funding through the issuance of other debt or equity securities at terms favorable to the
Company, or that such funding would be available.

The Company has never paid cash dividends on its common stock. The Company presently intends to retain its earnings to provide funds for its business and for the expansion of its business. Thus, it does not anticipate paying cash dividends in the foreseeable future.

Seasonality and Inflation

Although the Company cannot accurately determine the amounts attributable thereto, the Company has been affected by inflation during recent years through increased costs of compensation and other operating expenses. Generally, the effects of inflation are offset by technological advances, economies of scale, certain cost cutting measures put in place during the current year, and other operational efficiencies. The Company has established a pricing policy for long-term contracts, which provides for the effects of expected increases resulting from inflation.

                                                                A-15

The Company's operations have not proven to be significantly seasonal, although the Company's traditional direct marketing operations experience slightly higher revenues in the Company's second and third quarters. In order to minimize the impact of these fluctuations, the Company continues to move toward long-term strategic partnerships with more predictable revenues. Revenues under long-term contract (defined as two years or longer) were 80%, 70%
and 62% of consolidated revenues for 2002, 2001 and 2000, respectively.

Acquisitions

In fiscal 2000, the Company acquired Horizon Systems, Inc., Computer Graphics of Arizona, Inc. ("Computer
Graphics"), Access Communication Systems, Inc. and Litton Enterprise Solutions. Computer Graphics was accounted for as a pooling-of-interests and the remaining acquisitions were accounted for as purchases. In fiscal 2001, the Company acquired MCRB Service Bureau, Inc. and Data Dimension Information Services, Inc., both of which were accounted for as purchases. In fiscal 2002, the Company acquired certain customer relationship management operations of TransUnion, LLC ("TransUnion"), which was accounted for as a purchase. See note 3 to the consolidated financial statements for more information regarding these acquisitions.

Dispositions

As discussed more fully in note 4 to the consolidated financial statements, during 2002, the Company completed the sale of three of its business operations. Gross proceeds from the sale of these operations were $15.1 million, consisting of cash of $6.8 million and notes receivable of $8.3 million. The Company recorded a net loss of $0.9 million, including an adjustment during the fourth quarter to reduce the previously recorded gain on the dispositions by $2.0 million. This net loss is included in gains, losses and nonrecurring items, net in the accompanying consolidated statements of operations. The net loss recorded by the Company reflects the write-off of $1.9 million of goodwill (see note 5 to the consolidated financial statements) as required under the provisions of SFAS No. 142.

Also, effective February 1, 2000, the Company sold certain assets and a 51% interest in a newly formed Limited
Liability Company ("LLC") to certain management of its Acxiom/Direct Media, Inc. business unit ("DMI"). During fiscal 2001, the Company completed the sale of its remaining interest in DMI. As consideration, the Company received a 6% note of approximately $22.5 million payable over 7 years for the initial portion of its ownership interest and received an additional note in the amount of $1.0 million for its remaining ownership interest. The
Company also committed to complete the development of a computer system for the DMI business unit.

At March 31, 2002 notes receivable associated with these dispositions of $17.9 million are included in unbilled and notes receivable in the accompanying consolidated financial statements.

Other Information

During the year ended March 31, 2002, the Company had one customer, Allstate Insurance Company, which accounted for $87.8 million (10.1%) of revenue. No single customer accounted for more than 10% of revenue during the years ended March 31, 2001 and 2000.

In accordance with a data center management agreement dated July 27, 1992 between Acxiom and TransUnion, Acxiom
(through its subsidiary, Acxiom CDC, Inc.) acquired all of TransUnion's interest in its Chicago data center and agreed to provide TransUnion with various data center management services. The current term of the agreement expires in 2005. In a 1992 letter agreement, Acxiom agreed to use its best efforts to cause one person

                                                                A-16

designated by TransUnion to be elected to Acxiom's board of directors. TransUnion designated its CEO and
President, Harry C. Gambill, who was appointed to fill a vacancy on the board in November 1992 and was elected at the 1993 annual meeting of stockholders to serve a three-year term. He was elected to serve additional three-year terms at the 1996 and 1999 annual stockholders meetings, and is a nominee for director at the 2002 annual meeting. Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement, which continued the then-current term through 2002, Acxiom agreed to use its best efforts to cause two people designated by TransUnion to be elected to Acxiom's board of directors. In addition to Mr. Gambill,
TransUnion designated Robert A. Pritzker, an executive officer of Marmon Industrial Corporation, who was appointed to fill a newly created position on Acxiom's board of directors in October 1994. Mr. Pritzker was elected to serve a three-year term at the 1995 annual meeting and was elected to serve a second three-year term at the 1998 annual meeting. Mr. Pritzker resigned from the board in May 2000, to attend to other business obligations. While these undertakings by Acxiom are in effect until the end of the current term of the agreement
(2005), Acxiom has been notified that TransUnion does not presently intend to designate another individual to serve as director. During the years ended March 31, 2002, 2001 and 2000, Acxiom received approximately $50.6 million, $58.2 million and $84.5 million, respectively, in revenue from TransUnion. All revenues received from
TransUnion have been in accordance with the pricing terms established under the agreement.

Effective April 1, 2002, Acxiom and TransUnion entered into a marketing joint venture that will serve as a sales agent for both parties for certain existing mutual clients. The purpose of the joint venture is to provide these joint clients with leading-edge solutions that leverage the strengths of both parties. Expected to serve a small number of financial service clients, the joint venture will market substantially all of the products and services currently offered by Acxiom and TransUnion, as well as any new products and services that may be agreed upon. The parties have agreed to share equally the aggregate incremental increase (or decrease) in revenue and direct expenses generated from any client supported by the joint venture. If either party determines that its participation in the joint venture is economically disadvantageous, it may terminate the arrangement after certain negotiation procedures specified in the agreement have occurred. We do not expect any material incremental impact to our operating results from this joint venture in fiscal 2003.

See Item 13 of the Company's annual report on Form 10-K for additional information on certain relationships and related transactions.

Acxiom, Ltd., the Company's U.K. business, provides services primarily to the U.K. market, which are similar to the traditional direct marketing industry services the Company provides in the United States ("U.S."). In addition, Acxiom, Ltd. also provides promotional materials handling and response services to its U.K. customers.
Most of the Company's exposure to exchange rate fluctuation is due to translation gains and losses as there are no material transactions that cause exchange rate impact. The U.K. operation generally funds its own operations and capital expenditures, although the Company occasionally advances funds from the U.S. to the U.K. These advances are considered to be long-term investments, and any gain or loss resulting from changes in exchange rates as well as gains or losses resulting from translating the U.K. financial statements into U.S. dollars are included in accumulated other comprehensive income (loss). There are no restrictions on transfers of funds from the U.K.

Efforts are continuing to expand the services of Acxiom to customers in Europe and the Pacific region.
Management believes that the market for the Company's services in such locations is largely untapped. To date the Company has had no significant revenues or operations outside of the U.S. and the U.K., although the Company has offices in France and Japan, and is involved in a joint venture in Australia. The Company's U.K. operations had a net loss of $2.1 million in fiscal 2002, compared to a loss of $0.5 million in fiscal 2001 and profits of

                                                                A-17

$5.1 million in fiscal 2000. The losses primarily reflect investments made in the U.K. to build their AbiliTec and InfoBase infrastructure.

New Accounting Pronouncements

During June 2001, the FASB issued SFAS No. 141, "Business Combinations," which replaces Accounting Principles
Board ("APB") Opinion No. 16, and issued SFAS No. 142, which replaces APB Opinion No. 17 and amends SFAS No.
121. Under the provisions of SFAS No. 141, all business combinations initiated after June 30, 2001 must be accounted for by the purchase method of accounting. The use of the pooling-of-interest method of accounting for business combinations is prohibited.

Under the provisions of SFAS No. 142, amortization of goodwill and other intangible assets that have an indeterminate life is discontinued. However, an impairment analysis must be performed for these intangible assets, at least annually, with any impairment recorded as a charge to earnings during the period in which the impairment test is completed. The Company has elected to early adopt the provisions of SFAS No. 142 and has discontinued the amortization of its goodwill balances effective April 1, 2001, resulting in a decrease in the net loss of $7 million ($0.08 per diluted share) for the year ended March 31, 2002. Other acquired intangible assets, including the amortization thereof, was not material for any of the periods presented. As required by
SFAS No. 142, the Company has completed part one of a two-part impairment analysis of its goodwill and has determined that no potential impairment of its goodwill exists as of April 1, 2001. Accordingly, step two of the goodwill impairment test associated with the initial implementation of SFAS No. 142 is not applicable. However, additional impairment testing of the Company's goodwill may be required during future periods should circumstances indicate that the Company's goodwill balances might be impaired. Additionally, the Company will have to complete annual testing of its goodwill balance in accordance with SFAS No. 142 to determine whether any possible impairment exists. Such annual impairment testing is expected to be performed at the beginning of the
Company's fiscal year.

Also, during June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This
statement establishes the accounting and reporting requirements for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, it requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Additionally, it requires certain disclosures including descriptions of asset retirement obligations and reconciliations of changes in the components of those obligations. SFAS No. 143 is effective for the Company's 2004 fiscal year. The Company expects the adoption of this statement will not have a material impact on its financial position, results of operations or cash flows.

During August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived
Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets by superceding SFAS No. 121 and APB Opinion No. 30. SFAS No. 144 establishes a single accounting model for measuring the impairment of long-lived assets to be disposed of by sale and expands the scope of asset disposals that can be reported as discontinued operations. This Statement also resolves significant implementation issues related to SFAS No. 121 regarding the measurement and the reporting of impairment losses associated with long-lived assets. The provisions of SFAS No. 144 are effective for financial statements for the
Company's 2003 fiscal year. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

The FASB currently has outstanding in exposure draft format, a proposed SFAS, "Accounting for Financial
Instruments with Characteristics of Liabilities, Equity or Both." This exposure draft, in its current form,

                                                                A-18

could have a significant impact on the Company's accounting for its convertible debt obligations by requiring some amount of those convertible debt obligations to be classified as equity. The issuance of a final SFAS is expected during fiscal 2003. The Company will continue to monitor the progress of this exposure draft and its potential impact on the Company's financial position and/or results of operations.

In November 2001, the FASB issued a staff announcement regarding expense reimbursements that was codified as
Topic D-103, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses
Incurred." The provisions of Topic D-103 require that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement and should be applied in financial reporting periods beginning after December 15, 2001, with reclassification of prior periods. Acxiom adopted the accounting guidance of Topic D-103 during the fourth quarter of its fiscal year ended March 31, 2002. The impact of adoption of Topic D-103 was not material to the Company's statement of operations for the current quarter or for the current fiscal year. Accordingly, prior years have not been restated, as the impact on such prior periods was not material.

In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB
Statement No. 13, and Technical Corrections." Under the provisions of SFAS No. 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS No. 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings.

Forward-looking Statements

This document and other written reports and oral statements made from time to time by us and our representatives contain forward-looking statements. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding our financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. We generally indicate these statements by words or phrases such as "anticipate,"
"estimate," "plan," "expect," "believe," "intend," "foresee," and similar words or phrases. These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements.

The factors and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include but are not limited to the following:

o        the complexity and uncertainty regarding the development of new high technologies;

o        the possible loss of market share through  competition  or the acceptance of our  technological  offerings on a less rapid basis than expected;

o        the  possibility  that economic or other  conditions  might lead to a reduction in demand for our products and services;

o        the possibility that the current economic  slowdown may worsen and/or persist for an unpredictable  period of time;

                                                                A-19

o        the possibility that economic conditions will not improve as rapidly as expected;

o        the possibility that significant customers may experience extreme, severe economic difficulty;

o        the possibility that sales cycles may lengthen;

o        the  continued  ability to attract  and retain  qualified  technical  and  leadership  associates  and the possible loss of associates to other organizations;

o        the ability to properly motivate our sales force and other associates;

o        the ability to achieve cost reductions and avoid unanticipated costs;

o        the continued availability of credit upon satisfactory terms and conditions;

o        the introduction of competent, competitive products, technologies or services by other companies;

o        changes in consumer or business information industries and markets;

o        our  ability  to protect  proprietary  information  and  technology  or to obtain  necessary  licenses  on commercially reasonable terms;

o        the difficulties encountered when entering new markets or industries;

o        changes in the  legislative,  accounting,  regulatory  and consumer  environments  affecting our business, including but not limited to litigation,  legislation,  regulations and customs relating to our ability to collect, manage, aggregate and use data;

o        the  possibility  that data  suppliers  might  withdraw data from us,  leading to our inability to provide certain products and services;

o        the effect of our  short-term  contracts on the  predictability  of our revenues or the  possibility  that customers may cancel or modify their agreements with us;

o        the possibility that the amount of ad hoc project work will not be as expected;

o        the potential loss of data center capacity or interruption of telecommunication links or power sources;

o        postal rate increases that could lead to reduced volumes of business;

o        the potential disruption of the services of the United States Postal Service;

o        the successful integration of acquired businesses and strategic alliances;

o        with  respect to the  providing  of products or services  outside our primary  base of  operations  in the
         United  States,  all of the above  factors and the  difficulty  of doing  business  in numerous  sovereign jurisdictions due to differences in culture, laws and regulations; and

o        other competitive factors.

                                                                A-20

In light of these risks, uncertainties and assumptions, we caution readers not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

                                                                A-21

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Acxiom Corporation:

We have audited the accompanying consolidated balance sheet of Acxiom Corporation and subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of
Acxiom Corporation and subsidiaries as of March 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the two-year period ended March 31, 2002, in conformity with accounting principles generally accepted in the
United States.
As stated in note 1 to the consolidated financial statements, effective April 1, 2001, the Company adopted Statement of Financial
Accounting Standard No. 142, "Goodwill and Other Intangible Assets" and ceased amortization of its goodwill.

As stated in note 1 to the consolidated financial statements, effective April 1, 2000, the Company changed certain of its accounting principles for revenue recognition as a result of the adoption of Staff Accounting Bulletin No. 101, "Revenue
Recognition in Financial Statements."

/s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
May 6, 2002

                                                                A-22

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders Acxiom Corporation:

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Acxiom Corporation and subsidiaries for the year ended March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management,
s well  as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Acxiom Corporation and subsidiaries for the year ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Dallas, Texas
May 2, 2000, except as to note 20
which is as of June 7, 2001

                                                                A-23

SELECTED FINANCIAL DATA

Years ended March 31,                                     2002           2001         2000         1999          1998

Earnings Statement Data:

Revenue                                           $      866,110      1,009,887       964,460     754,057       592,329

Net earnings (loss) before extraordinary
  item and cumulative
  effect of change in accounting
  principle                                       $      (30,693)        43,867        90,363     (15,142)       47,155

Extraordinary item                                $       (1,271)          -             -           -             -

Cumulative effect of change in accounting
  principle
                                                  $         -           (37,488)         -           -             -

Net earnings (loss)                               $      (31,964)         6,379        90,363     (15,142)       47,155

Basic earnings (loss) per share:
  Before extraordinary item and cumulative
  effect of change in accounting principle        $        (0.35)          0.50         1.06       (0.19)         0.64

  Extraordinary item                              $        (0.01)           -             -            -            -

  Cumulative effect of change in accounting
    principle                                     $          -            (0.43)          -            -            -

  Net earnings (loss)                             $        (0.36)          0.07          1.06       (0.19)         0.64

Diluted earnings (loss) per share:
  Before extraordinary item and cumulative
  effect of change in accounting principle        $        (0.35)          0.47          1.00       (0.19)         0.58

  Extraordinary item                              $        (0.01)            -            -           -             -

  Cumulative effect of change in accounting
  principle                                       $          -            (0.40)          -           -             -

  Net earnings (loss)                             $        (0.36)          0.07          1.00       (0.19)         0.58

Pro forma Earnings Statement Data, assuming
  accounting change is applied retroactively:

Revenue                                           $      866,110      1,009,887        901,925     741,124      592,329

Net earnings (loss) before extraordinary item     $      (30,693)        43,867         60,038     (22,305)      47,155

Basic earnings (loss) per share                   $        (0.36)          0.50           0.71       (0.29)        0.64

Diluted earnings (loss) per share                 $        (0.36)          0.47           0.67       (0.29)        0.58

March 31,                                                  2002          2001         2000         1999          1998
Balance Sheet Data:

Current assets                                    $      360,225        352,447        340,046     301,999      294,704

Current liabilities                               $      177,670        214,320        180,008     167,915       84,201

Total assets                                      $    1,156,834      1,232,725      1,105,296     889,800      681,634

Long-term debt, excluding
  current installments                            $      396,850        369,172        289,234     325,223      254,240

Stockholders' equity                              $      510,931        616,448        587,730     357,773      308,225

(In thousands, except per share data.)

                                                                A-24

                                               ACXIOM CORPORATION AND SUBSIDIARIES

                                                  CONSOLIDATED BALANCE SHEETS

                                                   MARCH 31, 2002 AND 2001

                                                   (Dollars in thousands)

ASSETS                                                                                          2002                   2001
Current assets:                                                                              -------                --------
  Cash and cash equivalents                                                                   $5,676                $14,176
  Trade accounts receivable, net (note 9)                                                    185,579                196,107
  Deferred income taxes (note 12)                                                             48,716                 36,211
  Refundable income taxes                                                                     41,652                   -
  Other current assets                                                                        78,602                105,953
                                                                                             -------                --------
     Total current assets                                                                    360,225                352,447
Property and equipment, net of accumulated depreciation and amortization (note 7)
                                                                                             181,775                245,340

Software, net of accumulated amortization of $35,793 in 2002 and $37,988 in 2001
(note 6)                                                                                      61,437                63,906

Goodwill (note 5)                                                                            174,655               172,741

Purchased software licenses, net of accumulated amortization of $85,152 in 2002 and
$65,662 in 2001 (note 6)                                                                     169,854               168,673

Unbilled and notes receivable, excluding current portions                                     40,358                71,735

Deferred costs                                                                               125,843               108,928

Other assets, net                                                                             42,687                48,955
                                                                                             -------               --------

                                                                                          $1,156,834            $1,232,725
                                                                                          ==========            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 8)                                            $23,274               $31,031
  Trade accounts payable                                                                      29,472                68,882
  Accrued expenses:
    Merger, integration and impairment costs (note 2)                                          3,022                 3,215
    Payroll                                                                                   17,612                18,467
    Other                                                                                     43,176                49,767
  Deferred revenue                                                                            61,114                31,273
  Income taxes                                                                                   -                  11,685
                                                                                             -------                ------

    Total current liabilities                                                                177,670               214,320
Long-term debt, excluding current installments (note 8)                                      396,850               369,172
Deferred income taxes (note 12)                                                               71,383                32,785
Commitments and contingencies (notes 2, 8, 10, 13 and 17)
Stockholders' equity (note 11)
  Common stock                                                                                 8,734                 9,055
  Additional paid-in capital                                                                 281,355               351,921
  Retained earnings                                                                          231,791               263,755
  Accumulated other comprehensive loss                                                       (8,609)               (5,996)
  Treasury stock, at cost                                                                    (2,340)               (2,287)
                                                                                             -------                ------

      Total stockholders' equity                                                             510,931               616,448
                                                                                             -------                ------

                                                                                          $1,156,834            $1,232,725
                                                                                          ==========            ==========
See accompanying notes to consolidated financial statements.

                                                                A-25

                                                ACXIOM CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  MARCH 31, 2002, 2001 AND 2000

                                          (Dollars in thousands except per share amounts)

                                                                                 2002               2001         2000
                                                                              -------            --------       -------
Revenue (notes 13 and 14)                                                     $866,110          $1,009,887     $964,460
                                                                              --------           ---------     --------

Operating costs and expenses (notes 6, 13 and 15):
  Salaries and benefits                                                        325,135             363,463      361,768
  Computer, communications and other equipment                                 245,114             185,950      151,816
  Data costs                                                                   115,426             112,019      113,083
  Other operating costs and expenses                                           153,620             211,500      173,909
  Gains, losses and nonrecurring items, net (note 2)
                                                                                45,534              35,330         -
                                                                               --------           ---------     --------

    Total operating costs and expenses                                         884,829             908,262       800,576
                                                                               --------           ---------     --------

    Income (loss) from operations                                              (18,719)            101,625       163,884
                                                                               --------           ---------     --------

Other income (expense):
  Interest expense                                                             (28,532)            (26,513)     (23,532)
  Other, net (note 4)                                                           (3,275)             (3,780)       4,225
                                                                               --------           ---------     --------
                                                                               (31,807)             (30,293)     (19,307)
                                                                               --------           ---------     --------

Earnings (loss) before income taxes, extraordinary item and
  cumulative effect of change in accounting principle                          (50,526)              71,332      144,577

Income taxes (note 12)                                                         (19,833)              27,465       54,214
                                                                               --------           ---------     --------
                                                                               --------           ---------     --------

Earnings (loss) before extraordinary item and cumulative
  effect of change in accounting principle                                     (30,693)              43,867        90,363

Extraordinary item, net of income tax benefit of $821 (note 8)                  (1,271)                -             -

Cumulative effect of change in accounting principle, net of
   income tax benefit of $21,548                                                   -                (37,488)         -
                                                                                --------           ---------     --------
   Net earnings (loss)                                                        $(31,964)               6,379        90,363
                                                                                ========           =========     =========

                                                                               Basic earnings (loss) per share:
  Earnings (loss) before extraordinary item and cumulative
     effect of change in accounting principle                                   $(0.35)               $0.50         $1.06

  Extraordinary item                                                             (0.01)                  -             -

  Cumulative effect of change in accounting principle                              -                  (0.43)           -
                                                                                --------           ---------     --------

  Net earnings (loss)                                                           $(0.36)               $0.07          $1.06
                                                                                ========           =========     =========

Diluted earnings (loss) per share:
  Earnings (loss) before extraordinary item and cumulative
     effect of change in accounting principle                                   $(0.35)               $0.47          $1.00

  Extraordinary item                                                             (0.01)                  -             -

  Cumulative effect of change in accounting principle                              -                 (0.40)            -
                                                                                 --------           ---------      --------

  Net earnings (loss)                                                           $(0.36)               0.07           $1.00
                                                                                 ========           =========      ========

See accompanying notes to consolidated financial statements.

                                                                A-26

                                                 ACXIOM CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 MARCH 31, 2002, 2001 AND 2000

                                                      (Dollars in thousands)

                               Common Stock
                               ------ -----
                                                                                                 Accumulated
                               Number                                               other          Treasury   Stock   Total
                               of                Additional Comprehensive           comprehensive  --------   -----   stockholders'
                               shares     Amount paid-in    income (loss)  Retained income (loss)  Number     Amount  equity
                                                 capital    (note 19)      earnings (note 19)      of shares          (note 11)
                               ------     ------ ---------- -------------  -------- -------------  ---------- ------  -------------
Balances at March 31, 1999   81,064,416   $8,106  $186,011                 $167,013       $(324)    (732,271) $(3,033)   $357,773

Sale of common stock          4,684,714     468     78,072           -         -            -            -         -       78,540

Tax benefit of stock options
 and warrants exercised
 (note 12)                        -          -      15,921           -         -             -           -         -       15,921

Issuance of warrants              -          -       1,100           -         -             -         257,883   275        1,100

Employee stock awards and
 shares issued to employee       42,962      5       6,150           -         -             -           -         -        6,430
 benefit plans

Conversion of debt and        2,000,000    200      26,881           -         -             -           -         -       27,081
 accrued interest to stock

Purchase of subsidiaries for
 stock (note 3)                 465,546     47      10,299           -         -              -           -        -       10,346

Purchase of land for stock       54,450      5       1,295           -         -              -           -        -        1,300

Comprehensive income:
 Foreign currency  translation     -            -          -        (971)      -            (971)         -        -         (971)
 Unrealized depreciation on
   marketable securities           -            -          -        (153)      -            (153)         -        -         (153)
   Net earnings                    -            -          -       90,363    90,363           -           -        -       90,363
                                 ---------- ---------- ---------- ---------- ---------- -------------- ---------- ---------- ------

      Total comprehensive                                         $ 89,239
        income                                                    ========

Balances of March 31, 2000       $88,312,088 $ 8,831   $ 325,729              $ 257,376    $  (1,448)   (474,388) $(2,758) $587,730

Tax benefit of stock options
and warrants exercised (note
12)                                 -           -          8,001       -           -           -          -        -        8,001

Issuance of warrants                -           -            220       -           -           -          -        -        220

Employee stock awards and
 shares issued to employee
 benefit plans                  2,245,126     225       25,229        -            -            -      305,890      471      25,925

Purchase of subsidiaries
 for stock
 (note 3)                        275,862      28        6,869         -            -            -        -         -          6,897

Payments on equity forward
contracts (note 11)               -          -          (6,678)       -            -            -        -         -        (6,678)

Purchase of treasury stock        -          -           -            -            -            -     (287,500)    (7,478)  (7,478)

Retirement of treasury stock    (287,500)    (29)       (7,449)       -            -            -      287,500      7,478       -

Comprehensive income:
 Foreign currency
 translation                      -          -          -            (4,701)       -           (4,701)    -         -       (4,701)

 Unrealized depreciation
  on marketable securities,
  net of reclassification
  adjustment                      -          -          -               153        -             153      -         -          153

   Net earnings                   -          -          -             6,379     6,379            -        -         -         6,379
                                 ---------- ---------- ---------- ---------- ---------- -------------- ---------- ---------- ------

      Total comprehensive                                           $ 1,831
         income                                                     =======

Balances of March 31, 2001       90,545,576  $ 9,055   $351,921               $ 263,755     $ (5,996)  (168,498)   $(2,287) 616,448
 Tax benefit of stock options
 and warrants exercised
 (note 12)                              -       -         4,516      -             -            -          -           -      4,516

Issuance of warrants                    -       -          817       -             -            -          -           -        817

Employee stock awards and
shares issued to employee
benefit plans                      531,846      53      11,441       -             -            -        50,243       (53)   11,441

Payments on equity forward
contracts (note 11)                     -       -      (23,547)      -             -            -          -           -   (23,547)

Settlement of equity forward
contracts (note 11)              (3,739,900)  (374)      (63,795)   -              -            -          -          -    (64,169)

Conversion of debt to stock           100        -          2       -              -            -          -          -          2

Comprehensive loss:

   Foreign currency
     translation                      -         -           -     (1,478)          -          (1,478)      -          -     (1,478)

   Unrealized depreciation
     on marketable securities         -         -          -      (1,135)          -          (1,135)      -          -     (1,135)

              Net loss                -         -          -      (31,964)    (31,964)            -        -          -    (31,964)
                                 ---------- ---------- ---------- ---------- ---------- -------------- ---------- -------  --------

      Total comprehensive loss                                   $(34,577)
                                                                  ========
Balances of March 31, 2002       87,337,622  $8,734    $281,355              $231,791    $(8,609)     (118,255) $(2,340)  $510,931
                                 ==========  ======    ========              ========    =======      ========= ========  ========

See accompanying notes to consolidated financial statements.

                                                                A-27

                                                ACXIOM CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                     (Dollars in thousands)

                                                                                 2002             2001          2000
                                                                                 ----             ----          ----
Cash flows from operating activities:                                        $  (31,964)     $    6,379     $  90,363
Net earnings (loss)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
      Depreciation and amortization                                             123,394         120,793        86,529
      Gains and losses on disposal or impairment of assets, net                  46,934          33,437           354
      Deferred income taxes                                                      26,832         (11,770)       21,646
      Tax benefit of stock options and warrants exercised and
          equity forward transactions                                             4,516           8,001        15,921
      Cumulative effect of change in accounting principle                          -             37,488          -
      Changes in operating assets and liabilities:
         Accounts receivable                                                      9,120         (11,141)      (22,768)
        Other assets                                                                (62)       (126,745)      (78,434)
        Accounts payable and other liabilities                                  (15,836)          7,521         8,742
        Merger, integration and impairment costs                                (12,329)        (15,862)      (17,795)
                                                                                --------        --------      --------
                Net cash provided by operating activities                       150,605          48,101       104,558
                                                                                --------        --------      --------
Cash flows from investing activities:
  Proceeds from the disposition of assets                                        9,384           60,025         4,148

  Proceeds from sale of marketable securities                                     -               8,918           -

  Capitalized software                                                          (24,121)        (36,558)      (37,317)

  Capital expenditures                                                          (14,875)        (61,901)      (99,160)

  Deferral of costs                                                             (48,131)        (49,585)      (21,456)

  Proceeds from sale and leaseback transaction (note 2)                           5,999            -           34,763

  Investment in joint ventures and other companies                               (7,912)        (20,456)       (5,774)

  Net cash paid in acquisitions (note 3)                                         (5,331)        (16,030)      (32,960)
                                                                                 -------        --------      --------
       Net cash used in investing activities                                    (84,987)       (115,587)     (157,756)
                                                                                 -------        --------      --------
Cash flows from financing activities:
  Proceeds from debt                                                             319,931        153,359       194,657
  Payments of debt                                                              (381,876)      (107,388)     (215,012)
  Payments on equity forward contracts (note 11)                                 (23,547)        (6,678)         -
  Sale of common stock                                                            11,441         26,145        84,970
  Acquisition of treasury stock                                                     -            (7,478)         -
                                                                                 -------        --------      --------
      Net cash (used) provided by financing activities                           (74,051)        57,960        64,615
                                                                                 -------        --------      --------
Effect of exchange rate changes on cash                                              (67)          (222)          (97)
                                                                                 -------        --------      --------

Net (decrease) increase in cash and cash equivalents                              (8,500)        (9,748)       11,320

Cash and cash equivalents at beginning of year                                    14,176         23,924        12,604
                                                                                 -------        --------      --------

Cash and cash equivalents at end of year                                         $  5,676       $  14,176    $ 23,924
                                                                                 ========       =========     ========
                                                                A-28

                                                ACXIOM CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                             YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                       (Dollars in thousands)

                                                                            2002      2001      2000

Supplemental cash flow information:
  Cash paid (received) during the year for:
      Interest                                                            $25,746    $25,754   $25,902
      Income taxes                                                          9,364     29,022    (5,459)
Noncash investing and financing activities:
  Equity forward contracts settled through term note (note 11)             64,169       -          -
  Issuance of warrants                                                        817        220     1,100
  Enterprise software licenses acquired under software obligations          3,491     35,185     9,164
  Land acquired for common stock                                             -          -        1,300
  Purchase of subsidiaries for stock (note 3)                                -         6,897    10,346
  Convertible debt and accrued interest converted into common stock          2          -       27,081

See accompanying notes to consolidated financial statements.               =======    ======    ======

                                                                A-29

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of Business-

Acxiom Corporation ("Acxiom" or "the Company") integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core component of Acxiom's innovative solutions are Customer Data Integration ("CDI") technology, data content, database services, Information Technology
("IT") outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock,
Arkansas, with locations throughout the United States and in the United Kingdom ("U.K."), France and Australia.

Basis of Presentation and Principles of Consolidation-

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in 20% to 50% owned entities are accounted for using the equity method with equity in earnings recorded in other, net in the accompanying consolidated statements of operations.
Interest and investment income and charges related to investments are recorded in other, net. Investments in less than 20% owned entities are accounted for at cost.

Use of Estimates-

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates and such differences could be material.

Cash and Cash Equivalents-

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Other Current Assets-

Other current assets include the current portion of the unbilled and notes receivable of $38.4 million and $49.1 million as of
March 31, 2002 and 2001, respectively. Other current assets also include prepaid expenses, non-trade receivables and other miscellaneous assets of $40.2 million and $56.8 million as of March 31, 2002 and 2001, respectively.

Property and Equipment-

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements, 2 - 30 years; office furniture and equipment, 3 - 7 years and data processing equipment, 2 - 5 years.

                                                                A-30

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Property held under capitalized lease arrangements is included in property and equipment, and the associated liabilities are included in long-term debt. Property and equipment taken out of service and held for sale is recorded at net realizable value and depreciation is ceased.

Software and Research and Development Costs-

Costs of internally developed software are amortized on a straight-line basis over the remaining estimated economic life of the product, generally two to five years, or the amortization that would be recorded by using the ratio of gross revenues for a product to total current and anticipated future gross revenues for that product, whichever is greater. Research and development costs incurred prior to establishing technological feasibility of software products are charged to operations as a component of computer, communications and other equipment expense, as incurred. Once technological feasibility is established, costs are capitalized until the software is available for general release.

Purchased Software Licenses-

Purchased software licenses include both prepaid software and capitalized future software obligations for which the liability is included in long-term debt (see note 8). Costs of purchased software licenses are amortized using a units-of-production basis over the estimated economic life of the license, generally not to exceed ten years.

Goodwill-

Goodwill represents the excess of acquisition costs over the fair values of net assets acquired in business combinations treated as purchase transactions (see notes 3 and 5). Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142,
"Goodwill and other Intangible Assets," goodwill is no longer amortized, but is reviewed annually for impairment under a two-part test. In the event that part one of the impairment test indicates potential impairment of the excess of cost over fair value of net assets acquired, performance of part two of the impairment test is required. Any impairment that results from the completion of the two-part test is recorded as a charge to operations during the period in which the impairment test is completed.

Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of-

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell (see notes 2 and 4).

                                                                A-31

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Unbilled and Notes Receivable-

Unbilled and notes receivable are from the sales of software, data licenses, equipment sales and from the sale of divested operations (see note 4), net of the current portions of such receivables. Certain of the unbilled and notes receivable from software and data licenses and equipment sales have no stated interest rate and have been discounted using an imputed interest rate, generally 8%, based on the customer, type of agreement, collateral and payment terms. The term of these notes is generally three years or less. This discount is being recognized into income using the interest method and is included as a component of other, net in the consolidated statements of operations.

Deferred Costs-

Deferred costs consist of up-front costs and generally include salary and related costs and certain other costs, all of which are both direct and incremental to the associated contract. These deferred costs are amortized over the service period of the contract.

Other Assets-

Other assets primarily include the Company's investment in marketable and nonmarketable securities of $28.4 million and $30.6 million as of March 31, 2002 and 2001, respectively. The Company has classified its marketable securities as available for sale.
Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income (loss) until realized (see note 19). Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

During the years ended March 31, 2002 and 2001, the Company determined that certain of its investments in marketable securities and certain other nonmarketable securities were other than temporarily impaired. As a result, the Company recorded a charge to earnings of $1.1 million during the year ended March 31, 2002, and $12.7 million, net of realized gains, during the year ended March 31,
2001, to write down these impaired investments to their approximate fair market values, resulting in a new carrying value for these investments. These revised carrying values will be used as the basis for recognizing realized and unrealized gains and losses during future reporting periods.

Also included in other assets are certain noncurrent prepaid expenses, deposits and other miscellaneous noncurrent assets of $14.3 million and $18.4 million as of March 31, 2002 and 2001, respectively.

Deferred Revenue-

Deferred revenue consists of amounts billed in excess of revenue recognized on sales of software, data licenses, services and equipment. Deferred revenues are recorded as revenue in accordance with the Company's revenue recognition policies.

                                                                A-32

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Revenue Recognition-

Revenues from services, including consulting, list processing and data warehousing, and from information technology outsourcing services, including facilities management contracts and hardware and certain other equipment, are recognized ratably over the term of the contract. In certain multiple element arrangements, revenue is recognized on each element based on the objective evidence of the fair values of each element. If evidence of fair value does not exist for all elements of the arrangement, then all revenue for the multiple element arrangement is recognized ratably over the term of the agreement. In the case of certain long-term contracts, capital expenditures and start-up costs that are direct and incremental to obtaining the contract are capitalized and amortized on a straight-line basis over the service term of the contract, in accordance with SEC Staff Accounting Bulletin ("SAB")
101, "Revenue Recognition in Financial Statements." In certain outsourcing contracts, additional revenue is recognized based upon attaining certain annual margin improvements or cost savings over performance benchmarks as specified in the contracts. Such additional revenue is recognized when such benchmarks have been met. Additionally, if third party software, hardware and certain other equipment are sold along with services, the Company records such sales over the service period unless fair value of the undelivered service element can be determined. The Company evaluates revenue from the sale of software, hardware and equipment in accordance with the provisions of Emerging Issues Task Force ("EITF") Abstract 99-19, "Reporting Revenue Gross as a Principal
versus net as an Agent," to determine whether such revenues should be recognized on a gross or a net basis over the term of the related service agreement.

Revenues from the licensing of data are recognized upon delivery of the data to the customer in circumstances where no update or other obligations exist. Revenue from the licensing of data in which the Company is obligated to provide future updates on a monthly, quarterly or annual basis is recognized on a straight-line basis over the license term.

Revenues from the licensing of software are recognized in accordance with the American Institute of Certified Public Accountants
Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software
Revenue Recognition, with Respect to Certain Transactions." SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. If evidence of fair value does not exist for all elements of a license arrangement, then all revenue for the license arrangement is recognized ratably over the term of the agreement. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Generally, prior to April 1, 2001, revenue from the sale of software was recognized up front in accordance with SOP 97-2, as amended. Effective April 1, 2001, the Company made certain modifications to its standard software license agreements such that vendor-specific objective evidence is not attainable on many of its software license transactions entered into subsequent to that date. Accordingly, the Company now recognizes revenue from the licensing of its software ratably over the term of the agreement.

                                                                A-33

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Additionally, the Company earns revenue for the maintenance of its software, which provides for the Company to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

Effective January 1, 2001, the Company changed its method of accounting for certain transactions, retroactive to April 1, 2000, in accordance with SAB 101. Previously, the Company had recognized revenue from the licensing of data when the data was delivered using a percentage of completion method of accounting, based on the percentage of unique records delivered to the customer.
Additionally, revenue from services and from information technology outsourcing services was recognized as such services were performed. The Company is now recognizing revenue in accordance with the policies stated above. The cumulative effect of the change on prior years resulted in a charge to earnings of $37.5 million, which is included in the Company's consolidated earnings for the year ended March 31, 2001. The effect of the change on the year ended March 31, 2001, was to decrease earnings before the cumulative effect of the change in accounting principle by $18.2 million ($.20 per diluted share). For the years ended March 31,
2002 and 2001, the Company recognized approximately $19 million and $29 million, respectively, in revenue that was included in the cumulative effect adjustment. The remaining amount of such revenue, which will be recognized through 2008, will be approximately
$23 million.  Included in accounts receivable are unbilled amounts that have been recognized in accordance with the above stated
policy of $47.8 million and $46.7 million, respectively, at March 31, 2002 and 2001.

Concentration of Credit Risk-

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts, unbilled and notes receivable. The Company's receivables are from a large number of customers. Accordingly, the Company's credit risk is affected by general economic conditions. Although the Company has several large individual customers, concentrations of credit risk are limited because of the diversity of the Company's customers.

Income Taxes-

The Company and its domestic subsidiaries file a consolidated Federal income tax return. The Company's foreign subsidiaries file separate income tax returns in the countries in which their operations are based.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                A-34

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Foreign Currency Translation-

The balance sheets of the Company's foreign subsidiaries are translated at year-end rates of exchange, and the statements of earnings are translated at the weighted average exchange rate for the period. Gains or losses resulting from translating foreign currency financial statements are included in accumulated other comprehensive income (loss) in the consolidated statements of stockholders' equity.

Earnings Per Share-

A reconciliation of the numerator and denominator of basic and diluted earnings (loss) per share is shown below (in thousands, except per share amounts):

                                              2002    2001    2000
Basic earnings per share:
Numerator-net earnings (loss)              $(31,964) $6,379  $90,363
Denominator-weighted
average shares outstanding                   88,478  88,579   85,085
Earnings (loss) per share                    $(0.36)  $0.07    $1.06
                                            ======== ======  =======

Diluted earnings per share:
Numerator:
Net earnings (loss)                        $(31,964) $6,379  $90,363
Interest expense on convertible debt
(net of tax effect)                            -       -       3,773
                                            -------  ------  --------
                                           $(31,964) $6,379  $94,136
                                            -------  ------  --------
Denominator:
Weighted average shares outstanding          88,478  88,579   85,085
Effect of common stock options                 -      3,721    3,600
Effect of common stock warrants                -        104       72
Effect of equity forward contracts             -         90       -
Convertible debt                               -       -       5,783
                                            -------  ------  --------
                                             88,478  92,494   94,540
                                            -------  ------  --------
Earnings (loss) per share                    $(0.36)  $0.07    $1.00
                                            ======== ======  =======

The convertible debt was excluded from the above calculations for the year ended March 31, 2001, and all stock options, stock warrants, equity forward contracts and the convertible debt were excluded from the above calculations for the year ended March 31,
2002, because such items were antidilutive. The equivalent share effects of convertible debt, which were excluded for the years ended March 31, 2002 and 2001, were 6,984 and 5,783, respectively. The equivalent share effect of the common stock options and warrants excluded for the year ended March 31, 2002 was 1,852. Interest expense on the convertible debt (net of income tax effect)
excluded in computing diluted earnings (loss) per share for the years ended March 31, 2002 and 2001, was $4.2 million and $3.7 million, respectively.

                                                                A-35

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Options and warrants to purchase shares of common stock that were outstanding during 2002, 2001 and 2000, but were not included in the computation of diluted earnings (loss) per share because the exercise price was greater than the average market price of the common shares are shown below (in thousands, except per share amounts):

                                                2002                2001               2000
                                                ----                ----               ----
Number of shares outstanding under
options and warrants                            11,248              1,650              3,213
Range of exercise prices                        $11.50 - $62.06     $17.93 - $62.06    $17.93 - $54.00

Advertising Expense-

The Company expenses advertising costs as incurred. Advertising expense was approximately $10.2 million, $19.5 million and $11.8 million for the years ended March 31, 2002, 2001 and 2000, respectively.

Recent Accounting Pronouncements-

During June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which replaces
Accounting Principles Board ("APB") Opinion No. 16, and issued SFAS No. 142, which replaces APB Opinion No. 17 and amends SFAS No.
121. Under the provisions of SFAS No. 141, all business combinations initiated after June 30, 2001 must be accounted for by the purchase method of accounting. The use of the pooling-of-interest method of accounting for business combinations is prohibited.

Under the provisions of SFAS No. 142, amortization of goodwill and other intangible assets that have an indeterminate life is discontinued; however, an impairment analysis must be performed for these intangible assets. The Company has elected to early adopt the provisions of SFAS No. 142 and has discontinued the amortization of its goodwill balances effective April 1, 2001, resulting in discontinued amortization of goodwill of approximately $9 million pretax and a decrease in net loss of approximately $7 million
($0.08 per diluted share) during the year ended March 31, 2002. Other acquired intangible assets, including the amortization thereof, was not material for any of the periods presented. As required by SFAS No. 142, the Company has completed part one of a two-part impairment analysis of its goodwill and has determined that no impairment of its goodwill exists as of April 1, 2001.
Accordingly, step two of the goodwill impairment test associated with the initial implementation of SFAS No. 142 is not required.
However, additional impairment testing of the Company's goodwill may be required during future periods should circumstances indicate that the Company's goodwill balances might be impaired. Additionally, the Company will have to complete annual testing of its goodwill balances in accordance with SFAS No. 142 to determine whether any possible impairment exists. Such annual impairment testing is expected to be performed at the beginning of each fiscal year. Any future impairment charge as a result of these tests will be reflected as a charge to operations during the period in which the impairment test is completed.

                                                                A-36

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Also, during June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes the accounting and reporting requirements for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, it requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Additionally, it requires certain disclosures including descriptions of asset retirement obligations and reconciliations of changes in the components of those obligations. SFAS No. 143 is effective for the Company's 2004 fiscal year. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

During August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets by superceding SFAS No. 121 and
APB Opinion No. 30. SFAS No. 144 establishes a single accounting model for measuring the impairment of long-lived assets to be disposed of by sale and expands the scope of asset disposals that are reported as discontinued operations. This statement also resolves significant implementation issues related to SFAS No. 121 regarding the measurement and the reporting of impairment losses associated with long-lived assets. The provisions of SFAS No. 144 are effective for financial statements for the Company's 2003 fiscal year. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

The FASB currently has outstanding in exposure draft format, a proposed SFAS, "Accounting for Financial Instruments with
Characteristics of Liabilities, Equity or Both." This exposure draft, in its current form, could have a significant impact on the
Company's accounting for its convertible debt obligations by requiring some amount of those convertible debt obligations to be classified as equity. The issuance of a final SFAS is expected during fiscal 2003. The Company will continue to monitor the progress of this exposure draft and its potential impact on the Company's financial position and/or results of operations.

In November 2001, the FASB issued a staff announcement regarding expense reimbursements that was codified as Topic D-103, "Income
Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred." The provisions of Topic D-103 require that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement and should be applied in financial reporting periods beginning after December 15, 2001, with reclassification of prior periods. Acxiom adopted the accounting guidance of Topic D-103 during the fourth quarter of its fiscal year ended March 31, 2002. The impact of adoption of Topic D-103 was not material to the Company's statement of operations for the current quarter or for the current fiscal year. Accordingly, prior periods have not been restated, as the impact on such prior periods was not material.

                                                                A-37

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and
Technical Corrections." Under the provisions of SFAS No. 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS No. 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings.

Prior Year Reclassifications-

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the prior years' net earnings as previously reported.

2. IMPAIRMENT CHARGES:

Restructuring and Impairment Charges

On June 25, 2001, the Company announced a restructuring plan ("Restructuring Plan") for significant cost-reduction efforts, including a seven percent workforce reduction (412 individual associates). Additionally, certain other associates who are part of the Information Technology ("IT") Management segment were terminated earlier in the first quarter. In addition to these workforce reductions, the Company entered into an agreement whereby a significant amount of its computer equipment was sold and leased back, resulting in a loss of $31.2 million. Accordingly, the Company recorded charges related to these workforce reductions, the loss on the sale and leaseback of computer equipment and certain other restructuring activities, asset impairments and other adjustments and accruals as part of the Restructuring Plan. The aggregate amount of these charges recorded by the Company, including the loss on the sale-leaseback transaction, totaled $45.3 million and were recorded as gains, losses and nonrecurring items, net in the
March 31, 2002 consolidated financial statements. The charges recorded by the Company, in addition to the loss on the sale-leaseback transaction, consisted of $8.3 million in associate-related reserves, principally employment contract termination and severance costs; $3.6 million for lease and contract termination costs and $2.2 million for abandoned or otherwise impaired assets and transaction costs to be paid to accountants and attorneys.

The associate-related charges include payments to be made under existing employment agreements with four terminated associates and involuntary termination benefits to 450 associates whose positions have been eliminated. The contract termination costs consist primarily of lease terminations that occurred during the quarter ended June 30, 2001, in an effort to consolidate portions of the
Company's operations and the termination of certain other contracts on or prior to June 30, 2001, for services no longer utilized by the Company. The transaction costs are fees that were incurred as a direct result of the workforce reductions, the sale-leaseback transaction, and certain other restructuring and cost-cutting measures put in place during the quarter ended June 30, 2001.
Additionally, as discussed below, certain other assets were abandoned or were deemed impaired as a result of the Restructuring
Plan.

                                                                A-38

2. IMPAIRMENT CHARGES (Continued):

The following table shows the amounts related to the Restructuring Plan that were included in impairment accruals as of June 30,
2001, and the changes in those balances through the period ended March 31, 2002 (dollars in thousands):

                                June 30, 2001     Less payments      Adjustments    March 31, 2002
                                -------------     -------------      -----------    --------------
Associate-related reserves      $ 6,809           $(4,987)           $(1,222)       $600
Contract termination costs        3,449            (3,391)               527         585
Transaction costs                   400              (396)                (4)         -
and other accruals
                                -------------     -------------      -----------    --------------
                                $10,658           $(8,774)           $(699)         $1,185
                                =============     =============      ===========    ==============

Payments of $1.5 million were made during the quarter ended June 30, 2001 on associate-related items included above. In addition, the Company revised its estimate of remaining amounts to be paid out during future periods associated with these restructuring accruals. Accordingly, the Company reduced the remaining accrual by $0.7 million during the fourth quarter of 2002. The remaining accruals, as adjusted, will be paid out over periods ranging up to two years.

In addition to the above charges, the Company recorded accelerated depreciation and amortization and certain other charges of approximately $25.8 million during the first quarter of the current year on certain software and long-lived assets that are no longer in service or have otherwise been deemed impaired under the appropriate accounting literature, primarily SFAS No. 86,
"Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," or SFAS No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

Sale Leaseback Transaction

On June 29, 2001, in connection with the Restructuring Plan, the Company entered into an agreement whereby it sold equipment with a net book value of $50.7 million to Technology Investment Partners, LLC ("TIP") and recorded a loss on this sale of $31.2 million.
Simultaneous with the sale of this equipment, the Company also agreed to lease the equipment back from TIP for a period of thirty-six months. The Company received $2.0 million of the sale proceeds from TIP during July 2001 and received an additional $4.0 million of the sales proceeds during December 2001. The remaining sales proceeds have been applied as a prepayment of the lease.
Included in property and equipment at March 31, 2002 is equipment of $14.7 million, net of accumulated depreciation and amortization, related to the assets under this leaseback arrangement. Additionally, a capital lease obligation in the amount of
$5.6 million has been recorded in long-term debt by the Company representing the sales proceeds that must be repaid to TIP under the leaseback provision of this agreement.

                                                                A-39

2. IMPAIRMENT CHARGES (Continued):

Montgomery Wards Bankruptcy

On December 28, 2000, Montgomery Ward ("Wards"), a significant customer of the Information Technology ("IT") Management segment, filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code. The Bankruptcy Court has approved the petition, and Wards is proceeding with a liquidation of its assets. As a result of Wards filing for bankruptcy, the Company identified certain assets that were impaired and certain ongoing obligations that have no future benefit to the Company.
Accordingly, during the year ended March 31, 2001, the Company recorded in gains, losses and nonrecurring items, net charges totaling $34.6 million related to these obligations and impaired assets. The charges consisted of approximately $8.1 million for the write-down of property and equipment; $13.7 million of deferred contract costs; $5.3 million of pre-petition receivables; $3.5 million for the write-down of software; $2.3 million in ongoing contract costs and $1.7 million of other accruals.

The deferred contract costs represent migration and other costs that had been deferred and were being amortized over the term of the Wards contract. The pre-petition receivables represent amounts billed by Acxiom for work performed prior to Wards' bankruptcy filing. The software write-down represents software licenses that specifically supported the information technology needs of Wards and have no alternative use. The write-down of the property and equipment was performed in accordance with SFAS No. 121, as previously discussed.

The following table shows the balances that were initially recorded in the impairment accrual as of March 31, 2001, for the Wards'
nonrecurring charges and the changes in those balances during the years ended March 31, 2002 and 2001 (dollars in thousands):

                                            Amount       Less payments   March 31,   Less payments   March 31,
                                            accrued                      2001                        2002
                                            -------      -------------   ---------   -------------   ---------
Ongoing contract costs                      $2,299       (315)           $1,984      (544)           $1,440
Other accruals                               1,672       (626)            1,046      (767)              279
                                            -------      -------------   ---------   -------------   ---------
                                            $3,971       (941)           $3,030      (1,311)         $1,719
                                            =======      =============   =========   =============   =========

The remaining accruals will be paid out over remaining periods ranging up to three years.

                                                                A-40

3. ACQUISITIONS:

Purchase Accounting Acquisitions

As stated in note 1, the Company elected to early adopt the provisions of SFAS No. 142. Accordingly, effective April 1, 2001, the
Company discontinued amortization of all previously recorded goodwill.

During the year ended March 31, 2002, the Company acquired certain customer relationship management operations of TransUnion LLC
("TransUnion") for $5.3 million, which resulted in an excess of purchase price over the fair value of net assets acquired of $5.3 million as determined in accordance with the provisions of SFAS No. 142. The results of operations of this acquisition are included in the Company's consolidated results from the date of acquisition. The pro forma effect of the acquisition is not material to the
Company's consolidated results for the periods reported.

During the year ended March 31, 2001, the Company acquired certain assets and assumed certain liabilities of Data Dimension
Information Services, Inc. ("DDIS") and MCRB Service Bureau, Inc. ("MCRB") for cash of $11.2 million plus the assumption of liabilities, resulting in an excess of purchase price over the fair value of net assets acquired of $21.5 million. The results of operations of DDIS and MCRB are included in the Company's consolidated results from the dates of acquisition. The pro forma effect of these acquisitions is not material to the Company's consolidated results for the periods reported.

During the year ended March 31, 2000, the Company acquired the net assets of Litton Enterprise Solutions ("LES"), all of the issued and outstanding common stock of Access Communication Systems, Inc. ("Access"), and the assets of Horizon Systems, Inc. ("Horizon").
The purchase price consisted of $40.1 million of cash and the Company's common stock and the assumption of certain liabilities of
Horizon, resulting in an excess of purchase price over the fair value of net assets acquired of $48.5 million. Additionally, in connection with the Access acquisition, the Company issued approximately 276,000 additional shares of common stock in the fourth quarter of 2001 to the former owners of Access based on the performance of Access. The value of the stock, which was approximately
$6.9 million, was charged to the excess of cost over fair value of net assets acquired. The results of operations of LES, Access and Horizon are included in the Company's consolidated results from the dates of acquisition. The pro forma effect of these acquisitions is not material to the Company's consolidated results for the periods reported.

During the fourth quarter of 2002, the Company made certain adjustments to the amount of goodwill recorded in connection with its acquisitions of LES, MCRB and DDIS. These adjustments were the result of revising estimates made at the dates of acquisition and resulted in a $1.3 million reduction of goodwill.

At March 31, 2002, there were no significant remaining contingent obligations associated with these purchase acquisitions.

                                                                A-41

3. ACQUISITIONS (Continued):

Pooling Accounting Acquisition

On May 28, 1999, the Company completed the acquisition of Computer Graphics of Arizona, Inc. ("Computer Graphics") and all of its
affiliated companies in a stock-for-stock merger. The Company issued 1,871,334 shares of its common stock in exchange for all outstanding common stock of Computer Graphics. The Company's consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of operations of Computer Graphics. Included in the statement of operations for the year ended March 31, 2000 are revenues of $5.3 million and net earnings of $1.1 million for Computer Graphics for the period from April 1, 1999 to May 28, 1999.

4. DISPOSITIONS:

During the year ended March 31, 2002, the Company completed the sale of three of its business operations, including SIGMA, a database marketing operation headquartered in Rochester, New York; Buckley Dement, a list brokerage and fulfillment operation located in Skokie, Illinois; and a minor portion of its U.K. operations located in Spain and Portugal. Gross proceeds from the sale of these operations were $15.1 million, consisting of cash of $6.8 million and notes receivable of $8.3 million. At March 31, 2002 notes receivable associated with these dispositions of $3.2 million is included in unbilled and notes receivable in the accompanying consolidated financial statements. The Company recorded a net loss of $0.9 million, including an adjustment during the fourth quarter to reduce the previously recorded gain on these dispositions by $2.0 million. This net loss is included in gains, losses and nonrecurring items, net in the accompanying consolidated statements of operations. The net loss recorded by the Company reflects the write-off of $1.9 million of goodwill (see note 5) as required under the provisions of SFAS No. 142.

Effective February 1, 2000, the Company sold certain assets and a 51% interest in a newly formed Limited Liability Company ("LLC")
to certain management of its Acxiom/Direct Media, Inc. business unit ("DMI"). During fiscal 2001, the Company completed the sale of its remaining interest in DMI. As consideration, the Company received a 6% note of approximately $22.5 million payable over 7 years for the initial portion of its ownership interest and received an additional note in the amount of $1.0 million for its remaining ownership interest. The Company also committed to complete the development of a computer system for the DMI business unit. Thebalance outstanding under these notes amounted to $14.7 million and $17.6 million at March 31, 2002 and March 31, 2001, respectively, and is included in unbilled and notes receivable in the accompanying consolidated financial statements.
Effective April 25, 2000, the Company sold a part of its DataQuick business group, which is based in San Diego, California, for
$55.5 million. The Company retained the real property data sourcing and compiling portion of DataQuick. The gain on the sale of these assets was approximately $39.7 million and is included in gains, losses and nonrecurring items in the accompanying consolidated statements of operations.

                                                                A-42

4. DISPOSITIONS (Continued):

Effective April 10, 2000, the Company sold its investment in Ceres, Inc. to NCR Corporation. The Company received cash, a note and
NCR stock totaling $14.8 million and recorded investment income of $6.2 million on the disposal, which is included in other, net in the accompanying consolidated statements of operations. During 2001, the Company sold the shares of the NCR stock and realized an additional gain of $2.1 million, which is included in other, net in the accompanying consolidated statements of operations.

Effective April 1, 2000, the Company sold its CIMS business unit for preferred stock and options in Sedona Corp., a publicly traded company. The preferred stock and options received had an aggregate fair value of $3.1 million. The Company recorded a loss on the disposal of $3.2 million, which is included in gains, losses and nonrecurring items in the accompanying consolidated statements of operations.

In addition to the DataQuick gain, DMI write-down and CIMS loss noted above, gains, losses and nonrecurring items, net for the year ended March 31, 2001 also includes the write-off of $7.6 million of certain campaign management software which management decided to discontinue support of as a result of the Company's strategy to utilize external application software tools rather than building such tools internally. The Company performed an analysis to determine whether and to what extent these assets had been impaired.
As a result, these assets were completely written off as their fair value was estimated to be zero.

5. GOODWILL:

The changes in the carrying amount of goodwill for the year ended March 31, 2002, are as follows (dollars in thousands):

                                                                        Data and
                                                                        Software        IT
                                                        Services        Products        Management      Total
                                                        --------        --------        ----------      ---------
Balance at April 1, 2001                                $94,592         $1,533          $76,616          $172,741
Acquisition (see note 3)                                  5,269           -                -                5,269
Disposals (see note 4)                                   (1,913)          -                -              (1,913)
Adjustment of previously
recorded Goodwill (see note 3)                             -              -              (1,327)          (1,327)
Change in foreign currency
translation adjustment                                     (115)          -                -                (115)
                                                        --------        --------        ----------       --------
Balance at March 31, 2002                               $97,833         $1,533          $75,289          $174,655
                                                        ========        ========        ==========       ========

The amount of goodwill reported by segment at April 1, 2001 has been adjusted for the allocation of goodwill across reporting units as required by SFAS No. 142.

                                                                A-43

5. GOODWILL (Continued):

The following table shows what net earnings and basic and diluted earnings per share would have been for the years ended March 31, 2001 and 2000, exclusive of amortization expense recognized in those periods related to goodwill (dollars in thousands, except per share amounts):

                                                 2001            2000
                                                 ----            ----

Reported net earnings                           $6,379          $90,363
Goodwill amortization, net of tax                6,369            5,701
                                                ------           ------
Adjusted net earnings                           $12,748         $96,064
                                                =======          ======
Basic earnings per share:
Reported net earnings                           $0.07           $1.06
Goodwill amortization, net of tax                0.07            0.07
                                                ------           ------
Adjusted net earnings                           $0.14           $1.13
                                                =======          ======
Diluted earnings per share:
Reported net earnings                           $0.07           $1.00
Goodwill amortization, net of tax                0.07            0.06
                                                ------           ------
Adjusted net earnings                           $0.14           $1.06
                                                =======          ======
6. SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS:

The Company recorded amortization expense related to internally developed computer software of $23.6 million, $19.9 million and
$10.3   million in 2002, 2001 and 2000, respectively, and amortization of purchased software licenses of $19.5 million, $17.4
million and     $9.6 million in 2002, 2001 and 2000, respectively. Additionally, research and development costs of $17.8 million,
$22.3 million and       $26.4 million were charged to operations during 2002, 2001 and 2000, respectively.

7. PROPERTY AND EQUIPMENT:

Property and equipment, substantially all of which has been pledged as collateral for long-term debt (see note 8), is summarized as follows (dollars in thousands):

                                                  2002            2001
                                                  ----            ----
Land                                            $ 8,724         $ 8,643
Buildings and improvements                      127,299         122,012
Office furniture and equipment                   44,641          39,944
Data processing equipment                       150,513         257,645
                                                -------         -------
                                                331,177         428,244
Less accumulated depreciation                   149,402         182,904
and amortization                                -------         -------
                                               $181,775        $245,340
                                               ========        ========

                                                                A-44

8. LONG-TERM DEBT:

Long-term debt consists of the following (dollars in thousands):

                                                                        2002            2001
                                                                        ----            ----

Convertible subordinated notes due 2009; interest at 3.75%              $175,000        $ -

Software license liabilities payable over terms up to seven years;
effective interest rates at approximately 6%                              88,444          91,019

Term note, due 2005                                                       64,169           -

Convertible subordinated notes due 2003; interest at 5.25%                62,589          115,000

Capital leases on land, buildings and equipment payable in monthly payments of principal plus interest at approximately 8%; remaining
terms up to fifteen years                                                 18,878           19,612

Revolving credit agreement                                                   -            129,042

Senior notes due March 30, 2007; interest payable semiannually at 6.92%;
repaid in February 2002                                                      -             25,714

Unsecured term loan repaid July 2001                                         -              7,400

Other capital leases, debt and long-term liabilities                      11,044           12,416
                                                                        --------          -------
Total long-term debt                                                    420,124           400,203

Less current installments                                                23,274            31,031
                                                                        --------          -------
Long-term debt, excluding current installments                          $396,850         $369,172
                                                                        ========         ========

On February 6, 2002, the Company completed an offering of $160 million of 3.75% convertible subordinated notes due 2009. The initial purchasers had an option to purchase a maximum of $15 million additional principal amount of notes to cover over-allotments. This over-allotment was subsequently exercised such that the Company had $175 million of notes outstanding at
March 31, 2002 in connection with this debt issuance. The notes are convertible at the option of the holder into shares of the
Company's common stock at a conversion price of $18.25 per share. The notes are also redeemable, in whole or in part, at the option of the Company at any time on or after February 17, 2005 at a redemption premium. The holders of the notes also have the option to require the Company to repurchase the notes, at 100% of the principal amount, on February 15, 2007. The net proceeds to the
Company of approximately $169.2 million (after deducting underwriting discounts and commissions and estimated offering expenses)
were used to repay $25.7 million of the 6.92% senior notes payable ("6.92% Notes") and to redeem the $115 million of the 5.25%
convertible subordinated notes due in 2003 ("5.25% Notes").

                                                                A-45

8. LONG-TERM DEBT (Continued):

During February and March 2002, the Company repurchased $52.4 million of the 5.25% Notes in the open market. The remaining $62.6 million were retired on April 1, 2002. Previously deferred debt issuance costs of $1.1 million associated with the 5.25% Notes and the 6.92% Notes and certain prepayment premiums of $1.0 million incurred in connection with the redemption of the 5.25% Notes were charged to the 2002 statement of operations as an extraordinary item, net of the income tax benefit of $0.8 million.

Simultaneous with the offering of the convertible subordinated notes discussed above, the Company entered into an agreement to amend and restate its revolving credit facility whereby the committed amount available under the revolver was reduced from $265 million to $175 million. Borrowings under the revolving credit facility bear interest at LIBOR plus 2.25%, or at an alternative base rate plus 0.75% or at the Federal funds rate plus 1.75%, depending upon the type of borrowing. At March 31, 2002, there were no borrowings outstanding under this revolving credit facility. All subsequent borrowings under this credit facility are secured by substantially all of the Company's assets and are due January 2005.

On September 21, 2001, the Company executed an agreement for the settlement of certain equity forward contracts (see note 11)
through borrowings of $64.2 million from a bank under a term loan facility. The borrowings under this term loan bear interest, payable semiannually, at LIBOR plus 3.75% or an alternative base rate depending upon the type of borrowing. At March 31, 2002, the interest rate under this facility was 5.61%. The borrowings under this facility are secured by substantially all of the Company's assets. The entire principal amount outstanding under this term loan is due November 30, 2005.

Software license liabilities payable represent the present value of software license obligations payable over terms of up to seven years with several vendors. Under these agreements, the Company has negotiated substantial price discounts, annual increases in capacity, right of use by its current and future subsidiaries, and the rights to provide the licensed software to certain of the
Company's customers. These liabilities will be satisfied with scheduled payments that generally increase each year as the Company uses additional capacity. The related software assets are included in purchased software licenses on the accompanying consolidated balance sheets.

Under the terms of certain of the above borrowings, the Company is required to maintain certain tangible net worth levels, debt-to-cash flow and debt service coverage ratios, among other restrictions. At March 31, 2002, the Company was in compliance with these covenants and restrictions. The aggregate maturities of long-term debt for the five years ending March 31, 2007 are as follows: 2003, $23.3 million; 2004, $82.9 million; 2005, $18.6 million; 2006, $75.3 million and 2007 $13.3 million.

                                                                A-46

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS:

A summary of the activity of the allowance for doubtful accounts, returns and credits is as follows (dollars in thousands):

                                                                                                      Bad debts
                                                                           Additions                  written off,
                                                        Balance at         charged to                 net of            Balance at
                                                        beginning          costs and     Other        amounts           end of
                                                        of period          expenses      additions    recovered         period
                                                        ----------         ----------    ---------    ------------      -----------
2002:
 Allowance for doubtful accounts,
   returns and credits                                   $5,366             $8,270        $ -           $7,367           $6,269
                                                        ==========         ==========    ==========    ===========      ===========
2001:
 Allowance for doubtful accounts,
   returns and credits                                  $5,352              $3,563        $500          $4,049           $5,366
                                                        ==========         ==========    ==========    ===========      ===========
2000:
 Allowance for doubtful accounts,
  returns and credits                                   $5,619              $2,313        $1,010        $3,590           $5,352
                                                        ==========         ==========    ==========    ===========      ===========

Included in other additions are valuation accounts acquired in connection with business combinations.

10. LEASES:

The Company leases data processing equipment, software, office furniture and equipment, land and office space under noncancellable operating leases. Additionally, the Company has entered into certain synthetic operating lease facilities for computer equipment, furniture and an aircraft. These synthetic operating lease facilities are accounted for as operating leases under generally accepted accounting principles and are treated as capital leases for income tax reporting purposes. Lease terms under the computer equipment and furniture facility range from three to seven years, with the Company having the option at expiration of the initial term to return, or purchase at a fixed price which approximates fair value, or extend or renew the term of the leased equipment.
Monthly payments under these synthetic lease facilities are approximately $4 million. The Company's potential future purchase commitments, should it elect to purchase the equipment upon expiration of the initial term, are as follows: 2003, $10.2 million;
2004, $22.2 million; 2005, $5.5 million; 2006, $1.5 million and 2007, $1.6 million.

                                                                A-47

10. LEASES (Continued):

The lease term under the aircraft facility expires in January 2010, with the Company having the option at expiration to either purchase the aircraft at a fixed price which approximates fair value, renew the lease for an additional twelve month period (with a nominal purchase price being paid at the expiration of the renewal period) or return the aircraft in the condition and manner required by the lease. At March 31, 2002, the total amount drawn under these synthetic operating lease facilities was $177.5 million and the remaining capacity for additional funding (for computer equipment and furniture only) was $76.0 million. The
Company has made aggregate payments of $74.1 million through March 31, 2002, and has a remaining commitment under these synthetic operating lease facilities of $88.1 million payable over the next nine years. Total rental expense on operating leases and software licenses, including the synthetic lease facilities, was $88.6 million, $55.3 million and $17.0 million for the years ended March
31, 2002, 2001 and 2000, respectively.

The Company has also entered into a real estate synthetic lease arrangement with respect to a facility under construction in Little
Rock, Arkansas and land in Phoenix, Arizona. Under the arrangement, the Company has agreed to lease each property for an initial term of five years with an option to renew for an additional two years, subject to certain conditions. The lessors have committed to fund up to a maximum of $45.8 million for the construction of the Little Rock building and acquisition of the land at both sites. At March 31, 2002, the remaining amount of the commitment available from the lessors was approximately $13.1 million. At any time during the term of the lease, Acxiom may, at its option, purchase the land and building for a price approximately equal to the amount expended by the lessors. If the Company does not purchase the land and building, the Company has guaranteed a residual value of 87% of the land and construction costs or approximately $40 million at the end of the lease term. No rent on this lease is payable during the construction period. Future lease payments once construction is complete are estimated to be $1.5 million in
2003, $3.0 million in 2004, $3.0 million in 2005 and $1.5 million in 2006.

Future minimum lease payments under all noncancellable operating leases and software licenses, including these synthetic lease facilities, for the five years ending March 31, 2007 are as follows: 2003, $84.1 million; 2004, $60.8 million; 2005, $31.5 million;
2006, $20.2 million and 2007, $12.8 million.
11. STOCKHOLDERS' EQUITY:

The Company has authorized 200 million shares of $.10 par value common stock and 1.0 million shares of $1.00 par value preferred stock. The Board of Directors of the Company may designate the relative rights and preferences of the preferred stock when and if issued. Such rights and preferences could include liquidation preferences, redemption rights, voting rights and dividends, and the shares could be issued in multiple series with different rights and preferences. The Company currently has no plans for the issuance of any shares of preferred stock.

                                                                A-48

11. STOCKHOLDERS' EQUITY (Continued):

The Company has issued warrants over the last three years to Allstate Insurance Company ("Allstate"), a significant customer of the
Company, for the purchase of 204,910 shares of the Company's common stock at exercise prices ranging from $16.39 to $32.13 per share. These warrants represent discounts to Allstate in return for meeting certain revenue targets under Allstate's contract with the Company. Allstate can qualify for additional warrants annually under the contract. The value of the warrants issued in 2002,
2001 and 2000 was $0.8 million, $0.2 million and $1.1 million, respectively. All of these warrants expire on September 30, 2005.

The Company also has warrants outstanding to purchase 206,773 shares of its common stock at an exercise price of $17.50 per share.
These warrants were issued in conjunction with a purchase acquisition in a prior year and expire on September 30, 2003.

On July 28, 1999, the Company completed a secondary offering of 1.5 million shares of its common stock. In addition, four shareholders of the Company sold 4.0 million shares of common stock. In connection with the offering, the Company granted an over-allotment option to the underwriters to purchase up to an additional 800,000 shares. The underwriters exercised the option on
August 17, 1999 for 500,000 shares, bringing the total shares sold by the Company to 2.0 million. The net proceeds to the Company, after deducting underwriting discounts and offering expenses, were approximately $51.3 million.

The Company has a Key Employee Stock Option Plan ("Plan") for which 24.6 million shares of the Company's common stock have been reserved for issuance to its U.S. employees. The Company has, for its U.K. employees, a U.K. Share Option Scheme ("Scheme") for which 1.6 million shares of the Company's common stock have been reserved. These plans provide that the option price, as determined by the Board of Directors, will be at least the fair market value at the time of the grant. The term of nonqualified options is also determined by the Board of Directors. At March 31, 2002, there were 0.6 million shares available for future grants under the
Plan and none available under the Scheme.

Activity in stock options was as follows:

                                                                        Weighted
                                                                        average
                                                                        exercise         Number of
                                                      Number of         price per        shares
                                                      share             share            exercisable
                                                     ----------          ---------       -----------
Outstanding at March 31, 1999                        11,415,998         12.19            7,913,294
 Granted                                              3,981,376         25.45
 Exercised                                           (2,510,323)         9.74
 Forfeited or cancelled                                (474,422)        26.52
                                                     ----------
Outstanding at March 31, 2000                        12,412,629         16.36            6,726,860
 Granted                                              3,046,828         16.58
 Exercised                                           (1,306,378)        11.94
 Forfeited or cancelled                                (198,748)        27.20
                                                     ----------
Outstanding at March 31, 2001                        13,954,331         18.82             7,722,488

                                                                A-49

11. STOCKHOLDERS' EQUITY (Continued):

                                                                       Weighted
                                                                       average
                                                                       exercise          Number of
                                                      Number of        price per           shares
                                                        shares           share          exercisable
                                                   ---------------   --------------   ---------------

   Granted                                            7,413,429          12.45
   Exercised                                           (735,108)          4.91
   Forfeited or cancelled                              (724,955)         19.22
                                                   ---------------

Outstanding at March 31, 2002                        19,907,697          16.83            8,679,502
                                                   ===============   ==============   ===============

The per share weighted-average fair value of stock options granted during fiscal 2002, 2001 and 2000 was $8.98, $11.95 and $10.96, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:
dividend yield of 0% for 2002, 2001 and 2000; risk-free interest rate of 4.92% in 2002, 6.19% in 2001 and 5.60% in 2000; expected option life of 10 years for 2002, 5 years for 2001 and 6 years for 2000 and expected volatility of 66% in 2002, 57% in 2001 and 45%
in 2000.

Following is a summary of stock options outstanding as of March 31, 2002:

                                    Options outstanding                        Options exercisable
                        ------------------------------------------------- ------------------------------
                                       Weighted-          Weighted-                         Weighted-
                                        average            average                           average
Range of                 Options       remaining        exercise price       Options      exercise price
exercise price         outstanding   contractual life      per share       exercisable       per share
--------------         -----------  ----------------   --------------      -----------    --------------

$1.49-$ 3.44            1,289,796       4.35 years          $ 2.68          1,289,796       $ 2.68
$4.21-$ 6.25            1,568,236       2.24 years          $ 5.54          1,560,120       $ 5.54
$7.43-$11.15            2,979,186      13.31 years          $10.99            554,540       $10.51
$11.50-$14.00           4,112,603      12.64 years          $12.68            482,077       $12.42
$14.86-$19.00           3,193,449       9.94 years          $17.15          2,310,075       $17.24
$19.84-$24.81           3,374,375       9.41 years          $23.37          1,277,573       $23.22
$25.34-$32.60           2,240,684      12.10 years          $27.65            962,188       $27.09
$33.78-$42.47           1,034,594      12.11 years          $38.28            208,025       $37.71
$47.25-$62.06             114,774      11.50 years          $50.50             35,108       $49.72
                       -----------  ----------------   --------------      -----------    --------------
                       19,907,697      10.28 years          $16.83          8,679,502       $14.77
                       ===========  ================   ==============      ===========    ==============

                                                                A-50

11. STOCKHOLDERS' EQUITY (Continued):

The Company applies the provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock-based compensation plans. Accordingly, no compensation cost has been recognized by the Company in the accompanying consolidated statements of operations for any of the fixed stock options granted. Had compensation cost for options granted been determined on the basis of the fair value of the awards at the date of grant, consistent with the methodology prescribed by SFAS No.
123, the Company's net earnings (loss) would have been reduced to the following unaudited pro forma amounts for the years ended
March 31 (dollars in thousands, except per share amounts):

                                                      2002          2001         2000
                                                  ------------ ------------- ------------
Net earnings (loss)                 As reported    $ (31,964)     $ 6,379     $ 90,363
                                                  ============ ============= ============
                                    Pro forma      $ (61,100)     $    10     $ 81,673
                                                  ============ ============= ============

Basic earnings (loss) per share     As reported    $   (0.36)     $  0.07     $   1.06
                                                  ============ ============= ============
                                    Pro forma      $   (0.69)     $   -       $    .96
                                                  ============ ============= ============

Diluted earnings (loss) per share   As reported    $   (0.36)     $  0.07     $   1.00
                                                  ============ ============= ============
                                    Pro forma      $   (0.69)     $   -       $    .90
                                                  ============ ============= ============

Pro forma net earnings (loss) reflect only options granted after fiscal 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings amounts presented above because compensation cost is reflected over the options' vesting period of up to nine years and compensation cost for options granted prior to April 1, 1995 is not considered.

The Company maintains an employee stock purchase plan which provides for the purchase of shares of common stock at 85% of the market price. There were 231,830, 210,197 and 218,139 shares purchased under the plan during the years ended March 31, 2002, 2001 and 2000, respectively.

Prior to their settlement as discussed below, the Company had entered into three equity forward contracts with a commercial bank to purchase 3.7 million shares of its common stock. The Company was obligated to purchase the shares of its common stock at a total notional amount of $83.8 million. The cost of the equity forwards of $1.0 million, $6.7 million and $0.3 million during 2002, 2001 and 2000, respectively, has been accounted for as a component of stockholders' equity. If the market value of the stock exceeded the price under the equity forward, the Company had the option of settling the contract by receiving cash or stock in an amount equal to the excess of the market value over the price under the equity forward. If the market value of the stock was less than the price under the equity forward, the Company had the option of settling the contract by paying cash or delivering shares in the amount of the excess of the contract amount over the fair market value of the stock. The Company could also settle the contracts by paying the full notional amount and taking delivery of the stock.

                                                                F-51

11. STOCKHOLDERS' EQUITY (Continued):

During April 2001, the Company paid, and recorded as a component of stockholders' equity, $22.5 million to amend the agreements whereby the strike price of the equity forward agreement for purchase of the 3.1 million shares was reduced from $21.81 to $15.48 per share. As a result, the total notional amount under the equity forward agreements was reduced to $64.2 million. In September
2001, as discussed in note 8, the Company obtained an agreement for the settlement of the equity forward contracts through borrowings of $64.2 million from a bank under a term loan facility. The funds from the term loan were used to pay the notional amount under the equity forward contracts and have been recorded as a reduction of stockholders' equity in the accompanying consolidated financial statements. The Company has taken delivery of and retired the shares of common stock subject to the contracts and is no longer obligated under any equity forward contracts at March 31, 2002. Prior to the settlement of the contracts, all shares of the Company's common stock under these agreements were considered issued and outstanding and have been included in the
Company's basic and diluted earnings (loss) per share calculations.

12. INCOME TAXES:

Total income tax expense (benefit) was allocated as follows (dollars in thousands):

                                                            2002         2001         2000
                                                        ----------     --------      --------
Income (loss) from operations                           $ (19,833)     $ 27,465      $ 54,214
Extraordinary item (note 8)                                  (821)           --            --
Cumulative effect of change in accounting principle            --       (21,548)           --
Stockholders' equity:
   Interest on equity forward contracts                    (3,352)           --            --
   Unrealized loss on available-for-sale investments
     (note 19)                                               (706)           --            --
   Compensation                                            (1,164)       (8,001)      (15,921)
                                                        ----------     --------      --------

                                                        $ (25,876)     $ (2,084)     $ 38,293
                                                        ==========     ========      ========

Income tax expense (benefit) attributable to earnings (loss) from operations consists of (dollars in thousands):

                                                            2002         2001          2000
                                                        ----------     --------      --------
Current:
   Federal                                              $ (44,083)     $ 34,277      $ 29,392
   Foreign                                                     --           928         1,875
   State                                                   (2,582)        4,030         1,301
                                                        ----------     --------      --------

                                                          (46,665)       39,235        32,568
                                                        ----------     --------      --------

Deferred:
   Federal                                                 27,979        (9,955)       15,154
   Foreign                                                   (848)         (338)         (248)
   State                                                     (299)       (1,477)        6,740
                                                        ----------     --------      --------
                                                           26,832       (11,770)       21,646
                                                        ----------     --------      --------
Total                                                   $ (19,833)     $ 27,465      $ 54,214
                                                        ==========     ========      ========

                                                                A-52

12. INCOME TAXES (Continued):

A reconciliation of income tax expense (benefit) computed using the U.S. Federal statutory income tax rate of 35% of earnings (loss)
from operations before income taxes to the actual provision for income taxes follows (dollars in thousands):

                                                            2002         2001         2000
                                                        ----------     --------      --------
Computed expected tax expense (benefit)                 $ (17,684)     $ 24,966      $ 50,602
Increase (reduction) in income taxes resulting from:
  State income taxes, net of Federal                       (1,872)        1,659         5,227
  Research, experimentation and other tax credits            (800)       (1,460)         (757)
  Other                                                       523         2,300          (858)
                                                        ----------     --------      --------
                                                        $ (19,833)     $ 27,465      $ 54,214
                                                        ==========     ========      ========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March
31, 2002 and 2001 are presented below (dollars in thousands).

                                                                          2002        2001
                                                                        ----------   ---------

Deferred tax assets:
   Accrued expenses not currently deductible for tax purposes              $ 638     $ 2,206
   Revenue deferred for financial reporting purposes                      21,548      33,718
   Investments, principally due to differences in basis for
     tax and financial reporting purposes                                  4,083       3,886
   Intangible assets, principally due to differences in
     amortization                                                             --       5,243
   Net operating loss and tax credit carryforwards                        21,545          --

   Other                                                                   1,608         287
                                                                        ----------   ---------

      Total deferred tax assets                                           49,422      45,340
                                                                        ----------   ---------

Deferred tax liabilities:
   Property and equipment, principally due to differences in
     depreciation                                                       $ (18,380) $ (17,560)
   Intangible assets, principally due to differences in
     amortization                                                         (23,279)        --
   Capitalized software and other costs expensed as incurred
     for tax purposes                                                     (29,748)   (23,045)
   Installment sale gains for tax purposes                                   (682)    (1,309)
                                                                        ----------   ---------
Total deferred tax liabilities                                            (72,089)   (41,914)
                                                                        ----------   ---------
Net deferred tax (liability) asset                                      $ (22,667)   $ 3,426
                                                                        ==========   =========

                                                                A-53

12. INCOME TAXES (Continued):

At March 31, 2002, the Company has net operating loss carryforwards of approximately $29 million for Federal income tax purposes and approximately $73 million for state income tax purposes. The Company also has Federal and state income tax credit carryforwards of approximately $6 million. These net operating loss and income tax credit carryforwards expire in various amounts beginning in
2006 through 2022. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.
based upon the Company's history of profitability and taxable income and the reversal of taxable temporary differences, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

13. RELATED PARTY TRANSACTIONS:

In accordance with a data center management agreement dated July 27, 1992 between Acxiom and Trans Union LLC ("TransUnion"), Acxiom
(through its subsidiary, Acxiom CDC, Inc.) acquired all of TransUnion's interest in its Chicago data center and agreed to provide
TransUnion with various data center management services. The current term of the agreement expires in 2005. In a 1992 letter agreement, Acxiom agreed to use its best efforts to cause one person designated by TransUnion to be elected to Acxiom's board of directors. Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement, which continued
the then-current term through 2002, Acxiom agreed to use its best efforts to cause two people designated by TransUnion to be elected to Acxiom's board of directors. While these undertakings by Acxiom are in effect until the end of the current term of the agreement (2005), Acxiom has been notified that TransUnion does not presently intend to designate a second individual to serve as a director of the Company. During the years ended March 31, 2002, 2001 and 2000, Acxiom received approximately $50.6 million, $58.2 million and $84.5 million, respectively, in revenue from TransUnion. All revenues received from TransUnion have been in accordance with the pricing terms established under the agreement.

The Company leases certain equipment from a business partially owned by an officer. Rent expense under this lease was approximately
$1.0 million, $1.0 million and $0.9 million during the years ended March 31, 2002, 2001 and 2000, respectively. Under the terms of the lease in effect at March 31, 2002, the Company will make monthly lease payments of $75,000 through 2010. The Company has agreed to pay the difference, if any, between the sales price of the equipment and 70 percent of the lessor's related loan balance
(approximately $6.4 million at March 31, 2002) should the Company elect to exercise its early termination rights or not extend the lease beyond its initial term and the lessor sells the equipment as a result thereof.

14. MAJOR CUSTOMERS:

During the year ended March 31, 2002, the Company had one customer, Allstate Insurance Company, which accounted for $87.8 million
(10.1%) of revenue. No single customer accounted for more than 10% of revenue during the years ended March 31, 2001 and 2000.

                                                                A-54

15. RETIREMENT PLANS:

The Company has a retirement savings plan which covers substantially all domestic employees. The Company also offers a supplemental nonqualified deferred compensation plan for certain management employees. The Company matches 50% of the employee's contributions under both plans up to 6% annually and may contribute additional amounts to the plans from the Company's earnings at the discretion of the Board of Directors. Company contributions for the above plans amounted to approximately $5.0 million, $3.4 million and $4.0 million in 2002, 2001 and 2000, respectively.

16. FOREIGN OPERATIONS:

Foreign operations are conducted primarily in the U.K. The Company attributes revenue to each geographic region based on the location of the Company's operations. The following table shows financial information by geographic area for the years 2002, 2001 and 2000 (dollars in thousands):

                                                        United States           Foreign         Consolidated
                                                        -------------           -------         ------------
2002:
 Revenue                                                $820,023                $46,087         $866,110
 Long-lived assets, excluding financial
  instruments                                            724,821                 31,430          756,251
                                                        =============           ========         ============
2001:
 Revenue                                                $960,806                $49,081         $1,009,887
 Long-lived assets, excluding financial
  instruments                                            783,264                 25,279            808,543
                                                        =============           ========         ============
2000:
 Revenue                                                $908,261                $56,199         $  964,460
 Long-lived assets, excluding financial
  instruments                                            686,436                 26,010            709,446
                                                        =============           ========         ============

17. COMMITMENTS AND CONTINGENCIES:

In May 2000, the compensation committee of the Company committed to pay in cash $6.3 million of "over-attainment" incentive which was related to results of operations in prior years. Under the normal policy of the Company's compensation plan, such over-attainment would have been distributed in the form of stock options with an exercise price equal to the market price at date of grant. Therefore, under applicable accounting rules, there would have been no compensation expense. The one-time decision to pay this amount in cash is an accruable event and resulted in a charge that has been recorded in gains, losses and nonrecurring items.
In accordance with the Company's existing over-attainment plan, the amount accrued will be paid over the next three fiscal years beginning in May 2001, assuming continued performance. During the year ended March 31, 2002, the Company paid $2.1 million of these
"over-attainment" incentives.

                                                                A-55

17. COMMITMENTS AND CONTINGENCIES (Continued):

In connection with certain of the Company's facilities, the Company has entered into 50/50 joint ventures with local real estate developers. In each case, the Company is guaranteeing portions of the loans for the buildings. In addition, in connection with the disposal of certain assets, the Company has guaranteed loans for the buyers of the assets. The aggregate amount of the guarantees at March 31, 2002, was $5.7 million. The Company has not recorded the guarantee obligation or the underlying assets in the accompanying consolidated financial statements.

On September 20, 1999, the Company and certain of its directors and officers were sued by an individual shareholder in a purported class action filed in the United States District Court for the Eastern District of Arkansas ("the Court"). The action alleges that the defendants violated Section 11 of the Securities Act of 1933 ("the 1933 Act") in connection with the July 23, 1999 public offering of 5,421,000 shares of the common stock of the Company. In addition, the action seeks to assert liability against the
Company Leader pursuant to Section 15 of the 1933 Act. The action seeks to have a class certified of all purchasers of the stock sold in the public offering. Two additional suits were subsequently filed in the same venue against the same defendants and asserting the same allegations. On March 29, 2001, the Court granted the defendants' motion to dismiss. The plaintiffs appealed the decision to dismiss to the United States Court of Appeals for the Eighth Circuit. Oral arguments have been conducted and the case is ripe for decision by the Eighth Circuit. The Company continues to believe the allegations are without merit and will continue to vigorously contest the cases.

The Company is involved in various other claims and legal actions in the ordinary course of business. In the opinion of management, the ultimate disposition of all of these matters will not have a material adverse effect on the Company's consolidated financial position or its expected future consolidated results of operations.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

o Cash and cash equivalents, trade receivables, unbilled and notes receivable, short-term borrowings and trade payables - The carrying amount approximates fair value because of the short maturity of these instruments.

o Marketable securities - The carrying value of marketable securities is equal to fair value as determined by reference to quoted market prices.

o Long-term debt - The interest rate on the revolving credit agreement is adjusted for changes in market rates and therefore the carrying value of the credit agreement approximates fair value. The estimated fair value of other long-term debt was determined based upon the present value of the expected cash flows considering expected maturities and using interest rates currently available to the Company for long-term borrowings with similar terms. At March 31, 2002, the estimated fair value of long-term debt approximates its carrying value.

                                                                A-56

19. COMPREHENSIVE INCOME (LOSS):

The following table summarizes the unrealized holding gains (losses) on marketable securities included in other comprehensive income (loss) (dollars in thousands):

                                                                         2002         2001         2000
                                                                         -----        -----        -----
Net unrealized loss arising during the year,
  net of income tax benefit                                             $(1,135)     $(943)       $(153)
Reclassification adjustment for net losses
  reported in net earnings for the period                                  -          1,096          -

Net unrealized gain (loss) reported in other
  comprehensive income (loss)                                            $(1,135)    $153         $(153)
                                                                        =========    =======      ======

The balance of accumulated other comprehensive loss as reported on the consolidated balance sheets consists of the following components (dollars in thousands):

                                                                         2002         2001
                                                                         -----        -----
Net unrealized loss on available-for-sale marketable
 securities, net of income tax benefit of $706 in
 2002                                                                   $(1,135)     $  -
Cumulative loss on foreign currency translation                          (7,474)      (5,996)
                                                                         ------       -----

Accumulated other comprehensive loss                                     $(8,609)    $(5,996)
                                                                         =======      ======

                                                                A-57

20. SEGMENT INFORMATION:

The Company reports segment information consistent with the way management internally disaggregates its operations to assess performance and to allocate resources. The Company's business segments consist of Services, Data and Software Products and IT
Management. The Services segment substantially consists of consulting, database and data warehousing and list processing services.
The Data and Software Products segment includes all of the Company's data content and software products. IT Management includes information technology outsourcing and facilities management for data center management, network management, client server management and other complementary IT services. The Company evaluates performance of the segments based on segment operating income, which excludes certain gains, losses and nonrecurring items. The Company accounts for sales of certain data and software products as revenue in both the Data and Software Products segment and the Services segment, which bills the customer. The duplicate revenues are eliminated in consolidation.

The following tables present information by business segment (dollars in thousands):

                                                        2002            2001            2000
                                                        --------        --------        --------
Revenue:
 Services                                               $633,445        $732,620        $675,094
 Data and Software Products                              162,500         228,738         168,504
 IT Management                                           220,375         223,364         194,908
 Intercompany eliminations                              (150,210)       (174,835)        (74,046)
                                                        ---------       ---------        --------
Total revenue                                           $866,110        $1,009,887      $964,460
                                                        =========       ==========      =========

                                                        2002            2001            2000
                                                        --------        --------        ---------
Income (loss) from operations:
 Services                                               $109,430        $167,933        $131,513
 Data and Software Products                               30,786          70,639          25,135
 IT Management                                            24,207          26,737          44,019
 Intercompany eliminations                               (89,032)       (134,455)        (36,584)
 Corporate and other                                     (94,110)        (29,229)           (199)
                                                        ---------       ---------        --------
Income (loss) from operations                           $(18,719)       $101,625        $163,884
                                                        =========       ==========      =========

                                                        2002            2001            2000
                                                        --------        --------        ---------
Depreciation and amortization:
 Services                                               $33,845         $51,295         $36,869
 Data and Software Products                              17,538          25,459          22,888
 IT Management                                           69,442          43,140          26,563
 Corporate and other                                      2,569             899             209
                                                        ---------       ---------        --------
Depreciation and amortization                           $123,394        $120,793        $86,529
                                                        =========       ==========      =========

                                                                A-58

20. SEGMENT INFORMATION (Continued):

                                                        2002            2001            2000
                                                        --------        --------        ---------
Total assets:
 Services                                               $534,952        $652,964        $494,110
 Data and Software Products                              110,750         145,005         202,243
 IT Management                                           463,805         419,330         372,923
 Corporate and other                                      47,327          15,426          36,020
                                                        ---------       ---------       ---------
Total assets                                          $1,156,834      $1,232,725       $1,105,296
                                                       =========       =========        =========

21. UNAUDITED SELECTED QUARTERLY FINANCIAL DATA:

The table below sets forth selected financial information for each quarter of the last two years (dollars in thousands, except per share amounts):

                                First quarter           Second quarter          Third quarter           Fourth quarter
                                ended June 30,          ended September 30,     ended December 31,      ended March 31, 2002
                                2001                    2001                    2001                    2002
                                --------------          -------------------     ------------------      --------------------

Revenue                         $205,038                $215,204                $220,543                $225,325
Income (loss) from
 operations                      (92,776)                 19,961                  26,698                  27,398
Extraordinary item                  -                       -                       -                     (1,271)
Net earnings (loss)              (63,639)                  7,029                  11,278                  13,368
Basic earnings (loss)
 per share:
Earning (loss)before               (0.71)                   0.08                    0.13                    0.17
 extraordinary item
Extraordinary item                  -                       -                        -                     (0.02)
Net earnings (loss)                (0.71)                   0.08                    0.13                    0.15
Diluted earnings (loss)
 per share:
Earning (loss)before               (0.71)                   0.08                    0.13                    0.16
 extraordinary item
Extraordinary item                  -                        -                       -                     (0.01)
Net earnings (loss)                (0.71)                   0.08                    0.13                    0.15
                                ===============         ===================     ===================     =====================

                                First quarter           Second quarter          Third quarter           Fourth quarter
                                ended June 30,          ended September 30,     ended December 31,      ended March 31, 2002
                                2001                    2001                    2001                    2002
                                --------------          -------------------     ------------------      --------------------

Revenue                          $239,573               $263,862                $262,748                $243,704
Income (loss) from operations      34,190                 45,329                  44,335                (22,229)
Cumulative effect of
change in accounting principle    (37,488)                  -                       -                       -
Net earnings (loss)               (14,768)                23,600                  23,697                (26,150)

                                                                A-59

21. UNAUDITED SELECTED QUARTERLY FINANCIAL DATA (Continued):

                                First quarter           Second quarter          Third quarter           Fourth quarter
                                ended June 30,          ended September 30,     ended December 31,      ended March 31, 2002
                                2001                    2001                    2001                    2002
                                --------------          -------------------     ------------------      --------------------

Basic earnings (loss)
 per share:
  Earning (loss)before
   cumulative effect of
   accounting change            0.26                    0.27                    0.27                    (0.29)
  Cumulative effect of
   accounting change           (0.43)                    -                       -                       -
  Net earnings (loss)          (0.17)                   0.27                    0.27                    (0.29)
Diluted earnings (loss)
 per share:
  Earning (loss) before
   cumulative effect of
   accounting change            0.24                    0.25                    0.25                    (0.29)
 Cumulative effect of
   accounting change           (0.41)                    -                       -                         -
 Net earnings (loss)           (0.17)                   0.25                    0.25                    (0.29)
                                ===============         ====================    ====================    ====================

                                                                A-60

                                                                                                                       APPENDIX B

                                                          ACXIOM CORPORATION

                                                   2000 ASSOCIATE STOCK OPTION PLAN

                                                              APPENDIX B

                                                   2000 ASSOCIATE STOCK OPTION PLAN
                                                                  OF
                                                          ACXIOM CORPORATION

1.       Establishment and Purpose.  The purpose of the 2000 Associate Stock Option Plan of Acxiom Corporation (the "Plan") is to
further the growth and development of Acxiom Corporation (the "Company") and any of its present or future Subsidiaries and
Affiliated Companies (as defined below) by granting to certain Associates (as defined below) of the Company and any Subsidiary or
Affiliated Company options to purchase shares of Common Stock (as defined below) of the Company, thereby offering such Associates a proprietary interest in the Company's business and a more direct stake in its continuing welfare, and aligning their interests with those of the Company's shareholders.  This Plan is also intended to assist the Company in attracting and retaining talented
Associates, who are vital to the continued development and success of the Company.

2.       Definitions.  The following capitalized terms, when used in the Plan, will have the following meanings:

(a)      "Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(b)      "Affiliated Company" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company or any of its Subsidiaries has an ownership interest.

(c)       "Associate" means any employee, officer (whether or not also a director), affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the Company, its Subsidiaries or its Affiliated Companies.

(d)      "Board" shall mean the Board of Directors of the Company.

(e)      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(f)      "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 18 of the Plan.

(g)      "Committee" means a committee of the Board whose members are appointed by the Board from time to time.  All of the members of the Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such Committee to so qualify shall not be deemed to invalidate any Stock Option granted by such Committee.

(h)      "Date of Grant" means the date specified by the Committee or the Board, as applicable, on which a grant of Stock Options or
         Stock Appreciation Rights will become effective.

(i)      "Exercise Price" means the purchase price per share payable upon exercise of a Stock Option.

(j)      "Fair Market Value" means, as of any applicable determination date or for any applicable determination period, the fair market value of the Common Stock as determined by the Committee or Board.

                                                                B-1

(k)       "Grant Documents" means any written agreement, memorandum or other document or instrument, authorized by the Committee or
         Board, evidencing the terms and conditions of a Stock Option or Stock Appreciation Right grant under the Plan.

(l)      "Incentive Stock Option" means a Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

(m)      "Legal Requirements" mean any laws, or any rules or regulations issued or promulgated by the Internal Revenue Service
         (including Section 422 of the Code), the Securities and Exchange Commission, the National Association of Securities
         Dealers, Inc., The Nasdaq, Inc.'s National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan.

(n)       "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(o)      "Participant" means a person who is selected by the Committee or the Board, as applicable, to receive Stock Option or Stock
         Appreciation Right grants under the Plan and who is at that time an Associate.

(p)      "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

(q)      "Stock Appreciation Right" means the right pursuant to an award granted under Section 12 of the Plan, to surrender to the
         Company all (or a portion) of such right and, if applicable, a related Stock Option, and receive cash or shares of Common
         Stock in accordance with the provisions of Section 12.

(r)      "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 4 of the Plan.

(s)      "Strike Price" shall have the meaning set forth for such term in Section 12(b) of the Plan.

(t)      "Subsidiary" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.

3.       Administration.  The Plan shall be administered by the Committee and the Board.  Each of the Committee or the Board has the
full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:

(a)      select the Associates eligible to become Participants under the Plan;

(b)      determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options or Stock Appreciation Rights are
         to be granted hereunder to one or more Associates;

(c)      determine the number of shares of Common Stock to be covered by each such grant;

(d)      determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder (including, but not limited to, the Exercise Price or Strike Price and any restriction, limitation, procedure, or deferral related thereto, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option, or the shares of stock relating thereto, or any Stock Appreciation Right, based in each case on such guidelines and factors as the Committee or Board shall determine from time to time in its sole discretion); and

                                                                B-2

(e)      determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan.

         Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provision of the Plan and any
Stock Option or Stock Appreciation Right grant issued under the Plan (and any Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.

         Each of the Committee and the Board shall also have the authority to provide, in its discretion, for the recision, forfeiture, cancellation or other restriction of any Stock Option or Stock Appreciation Right granted under the Plan, or for the forfeiture, recision or repayment to the Company by an Associate or former Associate of any profits or gains related to the exercise of any Stock Option or Stock Appreciation Right granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the
Company.

         All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee's or Board's sole discretion and shall be final and binding on all persons including the Company and any Participant.  No member of the Committee or Board will be liable for any such action or determination made in good faith.

         Notwithstanding any provision of the Plan to the contrary, the Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Sections 4, 6, 7, 8, 10, 11,
12, 17 or 18 hereof with respect to Stock Options or Stock Appreciation Rights granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

4.       Grant of Stock Options.  The Committee or the Board may from time to time authorize grants of Stock Options to any
Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in this Plan.  Each grant will specify, among other things, the number of shares of Common Stock to which it pertains; the Exercise
Price, the form of payment to be made by the Participant for the shares purchased upon exercise of the Stock Option and the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or
any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable.  Stock
Options granted under the Plan may be either Non-Qualified Stock Options or Incentive Stock Options.  The Committee or Board, at the
time each Stock Option is granted, shall designate such option as either a Non-Qualified Stock Option or an Incentive Stock Option.

         Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of
Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any
Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).

         Each Stock Option granted under this Plan will be evidenced by Grant Documents delivered to the Participant containing such further terms and provisions, consistent with the Plan, as the Committee or Board may approve in its discretion.

5.       Shares Subject to the Plan.  The total number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed in the aggregate 11,400,000 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or Board.  Any shares of Common Stock which are subject to Stock
Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.  The shares of Common Stock available for issuance under the Plan will be subject to adjustment as provided in
Section 18 below.

                                                                B-3

6.       Eligible Participants.  All Associates shall be eligible to receive Stock Options and thereby become Participants in the
Plan, regardless of such Associate's prior participation in the Plan or any other benefit plan of the Company.  No executive officer named in the Summary Compensation Table of the Company's then current Proxy Statement shall be eligible to receive in excess of
600,000 Stock Options or Stock Appreciation Rights in any three-year period.

7.       Exercise Price.

(a)      The Exercise Price for each share of Common Stock purchasable under any Stock Option shall be not less than 100% of the
         Fair Market Value per share on the Date of Grant as the Committee or Board shall specify. All such Exercise Prices shall be subject to adjustment as provided for in Section 18 hereof.

(b)      If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or Affiliated Companies, then the following special provisions shall be applicable to any Incentive Stock Options granted to such individual:

(i)      The Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair
         Market Value of one share of Common Stock on the Date of Grant; and

(ii)     The Incentive Stock Option shall not have a term in excess of five (5) years from the Date of Grant.

8.       Exercise Period.  Subject to Section 18 hereof, the period during which a Stock Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the "Exercise Period") shall be such period of time as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Option.  If the Committee or Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in its sole discretion.

         The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant
(and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), although such options may be granted for a lesser duration.  The duration of Non-Qualified Stock Options shall be for such period as determined by the
Committee or Board in its sole discretion.

9.       Exercise of Option.  Subject to Section 18 hereof, a Stock Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the Company specifying the number of shares of
Common Stock to be purchased by Participant.  Such notice shall be accompanied by payment of the Exercise Price in accordance with
Section 10 below.

10.      Payment for Shares.  Full payment of the Exercise Price for shares purchased upon exercise of a Stock Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:

(a)      Cash, by check or electronic funds transfer;

(b)      Pursuant to procedures approved by the Company, through the sale (or margin) of shares of Common Stock acquired upon exercise of the Stock Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan)

                                                                B-4

         proceeds sufficient to pay for the Exercise Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;

(c)      By delivering previously-owned shares of the Company's Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the
         Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;

(d)      By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant upon exercise of a Stock Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the aggregate Exercise Price; or

(e)      By any combination of the foregoing;

provided however, that the payment methods described in clauses (c), (d) or (e) immediately above shall not be available to a
Participant (i) without the prior consent of either the Committee or Board, or its authorized designee(s) and (ii) if at any time that the Company is prohibited from purchasing or acquiring shares of Common Stock under applicable law. The Committee may permit a
Participant to defer the issuance of any shares, subject to such rules and procedures as it may establish.

         The Company will issue no certificates for shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a shareholder until certificates for the shares purchased are issued to him or her; provided however, that for purposes of this Section 10, full payment shall be deemed to be received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (b) immediately above.

11.      Withholding Taxes.  The Company may require a Participant exercising a Non-Qualified Stock Option or Stock Appreciation
Right granted hereunder to reimburse the Company (or the entity which employs such Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the shares.  Such withholding requirements may be satisfied by any one of the following methods:

(a)      A Participant may deliver cash in an amount which would satisfy the withholding requirement;

(b)      A Participant may deliver previously-owned shares of Common Stock (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement; or

(c)      With the prior consent of either the Committee or Board, or its authorized designee, a Participant may request that the
         Company (or the entity which employs such Participant) withhold from the number of shares otherwise issuable to the
         Participant upon exercise of a Stock Option such number of shares (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.

12.      Stock Appreciation Rights.

(a)      When granted, Stock Appreciation Rights may, but need not be identified with a specific Stock Option (including any Stock
         Option granted on or before the Date of Grant of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted.  If Stock Appreciation Rights are identified with shares subject to a Stock
         Option, then, unless otherwise provided in the applicable Grant Document, the Participant's associated Stock Appreciation
         Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Stock Option or the exercise of such Stock Option.

                                                                B-5

(b)      The "Strike Price" of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with a
         Stock Option, equal the Exercise Price of such Stock Option, or (ii) for any other Stock Appreciation Right, be not less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant as the Committee or Board shall specify.

(c)      Subject to Section 18 hereof, (i) each Stock Appreciation Right which is identified with any Stock Option grant shall vest and become exercisable by a Participant as and to extent that the related Stock Option which respect to which such Stock
         Appreciation Right is identified may be exercised and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Appreciation Right.

(d)      Subject to Section 18 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights.  Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with shares of Common Stock subject to a Stock Option shall result in the cancellation or forfeiture of such Stock Option to the extent of such exercise of such Stock Appreciation Right.

(e)      The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the Fair Market Value of a share of Common Stock on the date of such exercise, minus (ii) the Strike Price of such Stock Appreciation Right.  Such benefit shall be payable in cash, except that the Committee or Board may provide in the Grant Documents that benefits may be paid wholly or partly in shares of Common Stock.

13.      Loans or Guarantee of Loans.  The Committee or Board, or its authorized designee(s), may authorize the extension of a loan to a Participant by the Company (or the guarantee by the Company of a loan obtained by a Participant from a third party) in order to assist a Participant to exercise a Stock Option granted under the Plan.  The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee or Board, or its authorized designee(s).
Loans and guarantees may be granted without security, the maximum credit available being the Exercise Price of the Stock Option sought to be exercised plus any federal and state income tax liability incurred upon exercise of the Stock Option.

14.      Transferability.

(a)      Incentive Stock Options granted under this Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.

(b)      Non-Qualified Stock Options and Stock Appreciation Rights (subject to the limitations in paragraph (c) below) granted under the Plan may be transferred by a Participant to: (i) the Participant's family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s) in which the Participant's family members have a greater than 50%
         beneficial interest; and (iii) family partnerships and/or family limited liability companies which are controlled by the
         Participant or the Participant's family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i) and (ii) immediately above, for value.  The Committee or Board, or its authorized designee(s) may, in its sole discretion, permit transfers of
         Non-Qualified Stock Options or Stock Appreciation Rights to other persons or entities upon the request of a Participant.
         Subsequent transfers of previously transferred Non-Qualified Stock Options or Stock Appreciation Rights may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the
         Board, or its authorized designee(s).  Otherwise, such transferred options may be transferred only by will or the laws of descent and distribution.

(c)      Notwithstanding the foregoing, if at the time any Stock Option is transferred as permitted under this Section 14, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Stock Option, then the transfer of such Stock Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such

                                                                B-6

         Stock Appreciation Right shall not be transferable other than as part of the transfer of the Stock Option to which it relates.

(d)      Concurrently with any transfer, the transferor shall give written notice to the Plan's then current Stock Option administrator of the name and address of the transferee, the number of shares being transferred, the Date of Grant of the
         Stock Options or Stock Appreciation Rights being transferred, and such other information as may reasonably be required by the administrator.  Following transfer, any such Stock Options or Stock Appreciation Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The provisions of the Plan and applicable
         Grant Documents shall continue to be applied with respect to the original Participant, and such Stock Options or Stock
         Appreciation Rights shall be exercisable by the transferee only to the extent that they could have been exercised by the
         Participant under the terms of such Grant Documents.  The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Stock Option or Stock Appreciation Right.

15.      Conditions to Exercise of Options.  The Committee or Board may, in its discretion, require as conditions to the exercise of
Stock Options or Stock Appreciation Rights and the issuance of shares thereunder either (a) that a registration statement under the
Securities Act of 1933, as amended, with respect to the Stock Options or Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Stock Option or Stock
Appreciation Right and, at the time of exercising the Stock Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company; and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

16.      Conditions to Effectiveness of the Plan.  No Stock Option of Stock Appreciation Right shall be granted or exercised if the grant of the Stock Option or Stock Appreciation Right, or the exercise and the issuance of shares or other consideration pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

17.      Alteration, Termination, Discontinuance, Suspension, or Amendment.

(a)      Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing a Stock Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option or Stock Appreciation Right may be exercised, to extend the expiration date of the Stock Option or Stock Appreciation Right, to waive any other condition or restriction applicable to such Stock Option or Stock Appreciation Right or to the exercise of such Stock Option or Stock Appreciation Right, to reduce the Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right, to amend the definition of a change in control of the Company (if such a definition is contained in such Grant Documents) to expand the events that would result in a change in control of the Company and to add a change in control provision to such Grant
         Documents (if such provision is not contained in such Grant Documents) and may amend any such Grant Documents in any other respect with the consent of the Participant.

(b)      Subject to the requirements of paragraph (c) below, the Plan may be amended from time to time by the Board or any duly authorized committee thereof.

(c)      If required by any Legal Requirement, any amendment to the Plan or any Grant Document will also be submitted to and approved by the requisite vote of the shareholders of the Company.  If any Legal Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to Stock Options or Stock Appreciation Rights, the Board and the Committee each reserves the right to amend the Plan or any Grant Documents evidencing a Stock Option or
         Stock Appreciation Right to the extent of any such requirement, amendment or supplement, and all Stock Options or Stock
         Appreciation Rights then outstanding will be subject to such amendment.

                                                                B-7

(d)      Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the shareholders of the Company, reprice any outstanding Stock Option by either lowering the Exercise Price thereof or canceling such outstanding Stock Option in consideration of a grant having a lower Exercise Price.  This paragraph 17(d) is intended to prohibit the repricing of "underwater" Stock Options without prior shareholder approval and shall not be construed to prohibit the adjustments provided for in Section 18 hereof.

(e)      The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Stock Option or Stock Appreciation Right.

(f)      The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the
         Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any
         Subsidiary or Affiliated Company would otherwise have to terminate a Participant's employment or other service at any time.

18.      Adjustment of Shares; Effect of Certain Transactions.  Notwithstanding any other provision of the Plan to the contrary, in the event of any change in the shares of Common Stock subject to the Plan or to any Stock Option or Stock Appreciation Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee or Board as to the (i) maximum number of shares of Common Stock subject to the Plan, (ii) maximum number of shares of Common Stock for which Stock Options or Stock Appreciation Rights may be granted to any one employee, and (iii) the number of shares of Common Stock and price per share subject to outstanding Stock Options or Stock
Appreciation Rights as shall be equitable to prevent dilution or enlargement of rights under previously granted Stock Options or
Stock Appreciation Rights.  The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would disqualify any Incentive
Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

         The Committee or Board may determine, in its discretion, that Stock Options and Stock Appreciation Rights may become immediately exercisable upon the occurrence of a transaction involving a "change in control" of the Company, which transactions shall be as defined in the Grant Documents pursuant to which Stock Options or Stock Appreciation Rights are granted.  A "change in control" transaction may include a merger or consolidation of the Company, a sale of all or substantially all of its assets, or the acquisition of a significant percentage of the voting power of the Company, or such other form of transaction as the Committee or
Board determines to constitute a change in control.

         The Committee or Board, in its discretion, may also determine that, upon the occurrence of such a "change in control"
transaction, each Stock Option or Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value of the shares immediately prior to the occurrence of such transaction (which shall be no less than the value being paid for such shares pursuant to such transaction) over the Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in its discretion shall determine.

19.      Use of Proceeds.  Proceeds realized from the sale of Common Stock pursuant to Stock Options granted hereunder shall constitute general funds of the Company.

                                                                B-8

(Side 1)
PROXY                                                                                                                        PROXY
                                                       ACXIOM CORPORATION
                                   This Proxy Is Solicited on Behalf of The Board of Directors
                                              for the Annual Meeting of Stockholders
                                                  to be Held on August 7, 2002

The undersigned hereby appoints Catherine L. Hughes and Robert S. Bloom as Proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of
Acxiom Corporation held of record by the undersigned on June 14, 2002, at the Annual Meeting of Stockholders to be held at the
DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas at 10:00 a.m., on August 7, 2002, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS
MADE, THE PROXY WILL BE VOTED FOR ALL PROPOSALS.

           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                                                                                       SEE REVERSE
                                                                                                                           SIDE

(Side 2)

[X}  Please mark your
     votes as in this
     example.

           The Board of Directors recommends a vote FOR all proposals

                  FOR all nominees   WITHHOLD
                  listed at right    AUTHORITY
1.   Election of        [ ]             [ ]     (INSTRUCTION: To withhold authority to vote for an individual
     Directors                                  nominee, strike a line through the nominee's name in the list below.)

                                     Nominees:  General Wesley K. Clark         William T. Dillard II

                                                Harry C. Gambill                Thomas F. (Mack) McLarty, III

2.   Increase the number of shares available for issuance                     FOR       AGAINST      ABSTAIN
     under the Company's stock option plan by 2 million shares                [ ]         [ ]          [ ]

                    The Board of Directors recommends a vote FOR Proposals 1 and 2

3.   Shareholder proposal regarding the independence                          FOR       AGAINST      ABSTAIN
     of the Board of Directors' Nominating Committee                          [ ]         [ ]          [ ]

                    The Board of Directors recommends a vote AGAINST Proposal 3

4.   In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE(S)                                                            DATED:                      , 2002
             --------------------------------------------                     ----------------------
NOTE: Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.
      When signing as attorney, executor, administrator,  trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.